As filed with the Securities and Exchange Commission on ___________, 2007 Registration Statement No. 333-138150

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                         POST EFFECTIVE AMENDMENT NO. 1

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                         MONEY CENTERS OF AMERICA, INC.
                 (Name of small business issuer in its charter)

               Delaware                              6099
               --------                              ----
   (State or Other Jurisdiction of      (Primary Standard Industrial
    Incorporation or Organization)      Classification Code Number)

                                   23-2929364
                                   ----------
                                (I.R.S. Employer
                               Identification No.)

--------------------------------------------------------------------------------
         700 South Henderson Road, Suite 325, King of Prussia, PA 19406
--------------------------------------------------------------------------------
                                 (610) 354-8888
--------------------------------------------------------------------------------
 (Address and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)
--------------------------------------------------------------------------------
               Christopher M. Wolfington, Chief Executive Officer
                         Money Centers of America, Inc.
                       700 South Henderson Road, Suite 325
                            King of Prussia, PA 19406
                                 (610) 354-8888
            (Name, Address and Telephone Number of Agent for Service)

--------------------------------------------------------------------------------

 Copies of all communications, including all communications sent to the agent for service, should be sent to:
                             Lawrence D. Rovin, Esq.
                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                             260 South Broad Street
                             Philadelphia, PA 19102
                                 (215) 568-6060

--------------------------------------------------------------------------------
      Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time as all of the shares of common stock registered hereunder have been sold.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                      Proposed Maximum         Proposed
        Title of Each Class            Amount to be    Offering Price      Maximum Aggregate         Amount of
   of Securities Being Registered       Registered    Per Share((1) )     Offering Price (1)     Registration Fee
--------------------------------------------------------------------------------------------------------------------
  Shares of Common Stock             9,434,086 shares       $0.41             $3,867,975              $413.87
--------------------------------------------------------------------------------------------------------------------
  Total                              9,434,086 shares       $0.41             $3,867,975              $413.87
====================================================================================================================


      (1) Estimated solely for the purposes of calculating the registration fee. The proposed Maximum Aggregate Offering Price was calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask prices on January 30, 2007 as reported on the NASD Over-the-Counter Bulletin Board

SUBJECT TO COMPLETION.  DATED JUNE ___, 2007.

                                   PROSPECTUS

                         Money Centers of America, Inc.
                        9,434,086 Shares of Common Stock




         An aggregate of 9,434,086 shares of common stock of Money Centers of America, Inc. covered by this prospectus are being offered and sold from time to time by certain of our stockholders hereinafter referred to as the selling stockholders. All of these shares are being registered for resale only. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. The shares of our common stock that we are registering by this prospectus will be offered for sale by the selling stockholders, from time to time, at prevailing market prices or in negotiated transactions.

         Our common stock is eligible for quotation on the Over-the-Counter Bulletin Board and is quoted under the Symbol "MCAM."

         The selling stockholders may be deemed underwriters within the meaning of the Securities Act of 1933 in connection with such sales.

         These securities are speculative and involve a high degree of risk. For a discussion of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         The date of this prospectus is June ___, 2007

                                TABLE OF CONTENTS

                                                                            Page

Summary.......................................................................4

Risk Factors..................................................................3

Business......................................................................8

Legal Proceedings............................................................16

Cautionary Statement For Forward-Looking Statements..........................17

Management's Discussion and Analysis or Plan of Operations...................17

Directors, Executive Officers, Promoters and Control Persons.................28

Executive Compensation.......................................................29

Security Ownership Of Certain Beneficial Owners and Management and
Related Stockholder Matters..................................................32

Selling Holders..............................................................33

Plan of Distribution.........................................................35

Use of Proceeds..............................................................37

Certain Relationships and Related Party Transactions.........................37

Description of Securities....................................................37

Disclosure of Commission Position on Indemnification for Securities
Act Liabilities...............................................................4

Market for Common Equity and Related Shareholder Matters.....................39

Experts.......................................................................4

Legal Matters.................................................................4

Where You Can Find More Information...........................................4

Financial Statements........................................................F-1

                                     SUMMARY

         This summary highlights important information included in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors" beginning on page 3.


                                    Business

         We are a single source provider of cash access services, the ONSwitch(TM) transaction management system and the Omni Network to the gaming industry. We have combined state-of-the-art technology with personalized customer services to deliver high quality ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus outsourced marker services, and merchant card processing. As suppliers to the gaming industry have consolidated service offerings, we will meet the growing trend towards single source providers of products and services to casinos and other gaming facilities worldwide. This trend supports our business plan to identify fragmented segments of the market to capitalize on merger and acquisition targets of synergistic companies that support our business model.

         Our core business of providing single source full service cash access services in the gaming industry is the source of our revenue and profits. We have also launched several new services in the last 2 years, such as our ONSwitch(TM) Transaction Management System, CreditPlus, Cash Services Host Program, and the Omni Network(TM) that have helped to differentiate our product offering in the marketplace.

         We launched our ONSwitch(TM) Transaction Management System in January 2006 and we began to offer ONSwitch(TM) to our customers as a "turn-key" solution that they can use to process and facilitate their own transactions without using a vendor. ONSwitch(TM) allows a gaming operator to leverage existing infrastructure to internalize the delivery and operation of cash access services, retail merchant card processing, automated ticket redemption, and player's club redemptions.

         With ONSwitch(TM), we will generate revenues from licensing fees and ongoing support fees rather than providing cash access services ourselves. Although our recurring revenues from a particular casino will be substantially reduced, we will no longer incur the costs associated with on-site personnel and equipment and interest expense on the substantial working capital required for vault cash to support our current services. This will enable us to support a much larger customer base. For a more complete description of ONSwitch(TM), see "Business - Products - ONSwitch(TM) Transaction Management System" on page 19.

         We have a team of experienced executives in the financial services and gaming industries who have identified an opportunity to capitalize on the need for an experienced, aggressive, service oriented company to provide a full range of funds transfer services to the gaming and retail markets.

         We currently have contracts to provide some or all of the cash access services in 24 locations across the United States and the Caribbean.

         Our offices are located at 700 South Henderson Road, Suite 325, King of Prussia, PA 19406. Our telephone number is (610) 354-8888.


                                  The Offering

Shares offered by the selling stockholders 9,434,086. Includes 270,000 shares issuable upon the exercise of warrants.

Common stock outstanding                    30,769,853 shares.

Use of proceeds                             The  selling stockholders will
                                            receive  the net proceeds from the
                                            sale of the shares offered by this
                                            prospectus.  We will receive none
                                            of the proceeds  from the sale of
                                            shares offered by this prospectus.

                       Description of Selling Stockholders

         In this prospectus we are registering the resale of up to 9,434,086 shares of our common stock by 27 of our securitiesholders, including 22 investors who purchased shares of our common or warrants exercisable for shares of our common stock in private placement offerings.

                Summary Consolidated Financial and Operating Data

         The following table sets forth summary audited consolidated historical financial data for the fiscal years ended December 31, 2006 and December 31, 2005 and for the three-month periods ended March 31, 2007 and March 31, 2006 (unaudited). You should read this information in conjunction with "Management's Discussion and Analysis or Plan of Operations" as well as the consolidated financial statements and their related notes included elsewhere in this prospectus.

                                             --------------------------------------    -----------------------------------
                                                    Years Ended December 31               Three Months Ended March 31
                                             -------------------------------------     -----------------------------------
                                                   2006                 2005               2007               2006
                                             ------------------    ----------------    -------------   -------------------
Statement of Income Data:
Revenues                                  $        11,721,752   $        19,409,238 $     2,169,683  $      3,839,067
Cost of revenues                                    9,471,763            15,801,366       1,703,219         3,056,745
                                             ------------------    ----------------    -------------   -------------------
Gross Profit                                        2,249,989             3,607,872         466,464           782,322
Selling, general and administrative
expenses                                            1,968,572             2,238,904         527,384           607,657
Noncash Compensation                                2,111,402                91,225         585,995             6,188
Depreciation and Amortization                         355,309               941,079         222,532            75,109
Loss on impairment of goodwill                        203,124            --                 --                 --
Settlement expenses                                   210,000            --                 --                 --
                                             ------------------    ----------------    -------------   -------------------
Income (loss) from operations                      (2,598,418)              336,664       (869,447)            93,368
Interest expense, net                              (1,849,740)           (1,997,438)      (363,733)          (516,827)
Other income (expense), net                           105,692                (5,393)          9,788            19,152
                                             ------------------    ----------------    -------------   -------------------
Net loss                                  $        (4,342,466)  $        (1,666,167)$   (1,223,392)  $       (404,307)
                                             ------------------    ----------------    -------------   -------------------
Net loss per common share - basic         $       (0.14)        $      (0.07)       $     (0.04)     $       (0.02)
Net loss per common share - diluted       $       (0.14)        $      (0.07)       $     (0.04)     $       (0.02)


                                                       December 31, 2006                         March 31, 2007
Balance Sheet Data:
Working Capital                           $                (870,473)                $                   (1,283,611)
Total assets                              $                8,360,452                $                     7,084,978
Total liabilities                         $               13,491,533                $                    12,852,836
Stockholders' deficit                     $               (5,131,081)               $                   (5,767,858)


                                                                               2

                                  RISK FACTORS

         You should carefully consider the risks described below, together with all of the other information included in or incorporated by reference in this prospectus, before making an investment decision. We believe that the risks and uncertainties described below are the material risks that we face. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you may lose all or part of your investment.


         We have approximately $11,320,000 in indebtedness and approximately $2,170,000 in accounts payable, commissions payable and accrued interest and expenses. If we are unable to satisfy these obligations, then our business will be adversely effected.


         As of December 31, 2006, we had indebtedness in the aggregate principal amount of approximately $11,320,000 and accounts payable and accrued expenses of approximately $2,170,000. Though our operating profits are sufficient to meet our current obligations under our credit facilities, if we become unable to satisfy these obligations, then our business will be adversely affected. Certain of these obligations are secured by security interests in substantially all of our assets granted to the lender. Accordingly, if we are unable to satisfy these obligations, then our lender may sell our assets to satisfy the amounts due under these loans. Any such action would have an adverse effect on our business.


         Our independent auditors have raised substantial doubt about our ability to continue as a going concern.


         Due to our accumulated deficit of $20,819,468 as of December 31, 2006, and our net losses and cash used in operations of $4,342,466 and $1,393,259, respectively, for the year ended December 31, 2006, our independent auditors have raised substantial doubt about our ability to continue as a going concern. While we believe that our present plan of operations will be profitable and will generate positive cash flow, we may not generate net income or positive cash flow in 2007 or at any time in the future.


         We have had a history of losses and may experience continued losses in the foreseeable future.

         For the year ended December 31, 2006 we incurred a net loss of $4,342,466 and for the year ended December 31, 2005, we incurred a net loss of $1,666,197. We expect to incur losses for the year ending December 31, 2007. If we are unable to increase revenues from existing and new contracts while controlling costs, our losses may be greater than we anticipate and we may have insufficient capital to meet our obligations.


         Our business is concentrated in the gaming industry.

         Our business currently is concentrated in the casino gaming industry, and our plan of operation contemplates that we will continue to focus on operations in casinos and other gaming locations. Accordingly, a decline in the popularity of gaming or the rate of expansion of the gaming industry, changes in laws or regulations affecting casinos and related operations or the occurrence of other adverse changes in the gaming industry, would have a material adverse effect on operations.


       Most of our agreements with casinos are of a short duration and may not be renewed.

         Our agreements with casino operators typically have initial terms of one to five years, with renewal clauses. It is likely that one or more of our casino customers will elect not to renew their contracts. We rely principally on our relationships with the casino operators, rather than on the terms of our contracts, for the continued operation of our funds transfer services. However, if our contracts expire and customers do not elect to renew them, and we have not entered into sufficient contracts with new customers to replace the lost revenues, then our revenues will be adversely affected.

         Our contracts with Native American tribes are subject to claims of sovereign immunity.

         We have entered into agreements with Native American tribes. Native American tribes in the United States generally enjoy sovereign immunity from lawsuits, similar to that of the United States government. The law regarding sovereign immunity is unsettled. Though some of our contracts provide for a limited waiver of immunity for the enforcement of our contractual rights, if any Native American tribe defaults on our agreements and successfully asserts its right of sovereign immunity, our ability to recover our investment, or to originate and sell future Native American Gaming transactions, could be materially adversely affected.

         We derive a significant portion of our revenues from a few customers and the loss of one or more of these contracts could have a significant adverse effect on our financial results.


         We are dependent on a limited number of customers for a significant portion of our revenue and gross profit. For the year ended December 31, 2006, we derived 62% of our revenues from three customers. One of these customers did not renew its agreement with us in May 2006, which impacted revenues and income for the year. The loss of either of the other two major customers would result in an immediate material reduction in our revenues and gross profit.


         We face collection risks in cashing checks presented by casino patrons.

         Like all companies engaged in the funds transfer business, we face certain collection risks, especially with respect to check cashing services. We attempt to minimize collection risks by utilizing disciplined procedures in processing transactions. Nevertheless, our operations would be adversely affected by any material increase in aggregate collection losses. Though we have been effective in managing our credit risk in the past, it is possible that we might incur significant losses with respect to our check cashing services in the future and such losses could have a material, adverse effect on our financial condition.


         We are subject to licensing requirements and other regulations.

         We are subject to licensing requirements and other regulations in many states and by Native American tribal entities. Regulators have significant discretion to deny or revoke licenses. If we are unable to obtain a license required to do business in a certain state or with a certain Native American tribe, or if such a license is revoked, there would be significant negative consequences, including possible similar action by other regulatory entities. In addition, government laws and regulations may include limitations on fees charged to consumers for cash access services (although no such limitations currently exist). Changes in laws and regulations could have a material, adverse effect on our operations.


         The exercise of stock options and warrants at prices below the market price of our common stock could cause a decrease or create a ceiling on the market price of our common stock.

         We have issued and outstanding stock options and warrants exercisable for 10,165,780 shares of our common stock at prices below our current market price, with an average exercise price of $0.04 per share. The existence of these options may have a depressing effect on the market price of our common stock, and the exercise of these options, if accompanied by a sale of the shares of common stock issued on exercise, may result in a decrease in the market price of our common stock.


         Our success depends on market acceptance of our products and services.

         We believe that our ability to increase revenues, cash flow and profitability will depend, in part, upon continued market acceptance of our products and services, particularly our credit card cash advance products, POS Debit, CreditPlus, ATM and check cashing products. We cannot predict whether market acceptance of our existing products and services will continue or that our new products and services will receive any acceptance from the marketplace. Changes in market conditions in the gaming industry and in the financial condition of casino operators, such as consolidation within the industry or other factors, could limit or decrease market acceptance of our products and services. Most of our business is based on one to five year agreements with casino operators. We have been successful in renewing these agreements and in attracting new customers. However, insufficient market acceptance of our products and services could have a material, adverse effect on our business, financial condition and results of operations.

         Our success will be largely dependent upon our key executive officers and other key personnel.

         Our success will be largely dependent upon the continued employment of our key executive officers and, particularly, our continued employment of Christopher M. Wolfington. The loss of Mr. Wolfington's services would have a material adverse effect on our operation. Although Mr. Wolfington has entered into an employment agreement with us, and owns approximately 55.43% of our issued and outstanding common stock, it is possible that Mr. Wolfington would not continue his employment with us. In addition, we do not presently maintain insurance on Mr. Wolfington's life. Although we believe that we would be able to locate a suitable replacement for Mr. Wolfington if his services were lost, we may not be able to do so. In addition, our future operating results will substantially depend upon our ability to attract and retain highly qualified management, financial, technical and administrative personnel. Competition for highly talented personnel is intense and can lead to increased compensation expenses. We may not be able to attract and retain the personnel necessary for the development of our business.


         We will be in competition with companies that are larger, more established and better capitalized than we are.


         The cash access services industry is highly competitive, rapidly evolving and subject to constant change. Our principal competitors in the credit/debit card cash advance area are Global Cash Access, Inc., Global Payment, Inc.'s Cash & Win Service, Certegy, Inc.'s, Game Financial Corporation subsidiary, Cash Systems, Inc. and FastFunds Financial Corp. Some of our competitors have:

o greater financial, technical, personnel, promotional and marketing resources;

o longer operating histories;

o greater name recognition; and

o larger consumer bases than us.

         We believe that existing competitors are likely to continue to expand their products and service offerings. Moreover, because there are few, substantial barriers to entry, we expect that new competitors are likely to enter the cash access services market and attempt to market financial products and services similar to our products and services, which would result in greater competition. We may not be able to compete successfully with these new or existing competitors.


         Shares of our common stock lack a significant trading market.

         Shares of our common stock are not eligible for trading on any national or regional exchange. Our common stock is eligible for trading in the over-the-counter market on the Over-The-Counter Bulletin Board. This market tends to be highly illiquid. There are currently no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in our common stock. An active trading market in our common stock may not develop, or if such a market develops, may not be sustained. In addition, there is a greater chance for market volatility for securities that trade on the Over-The-Counter Bulletin Board as opposed to securities that trade on a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume.

         Ownership of our stock by one person means that our other shareholders have no effective ability to elect directors or otherwise influence management.

         One person controls a majority of our capital stock. Christopher M. Wolfington owns approximately 55.43% of our issued and outstanding capital stock. As a result, Mr. Wolfington has the ability to control substantially all matters submitted to our shareholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets), to elect himself as Chairman, Chief Executive Officer and Treasurer and to control our management and affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, or impeding a merger, consolidation, takeover or other business.


         Our shares of common stock are subject to penny stock regulation.

         Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00 which are not registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

o   a toll-free telephone number for inquiries on disciplinary actions;

o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

         Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer with the following:

o the bid and offer quotations for the penny stock;

o the compensation of the broker-dealer and its salesperson in the transaction;

o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

o monthly account statements showing the market value of each penny stock held in the customer's account.

         In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.


         A provision in our Amended and Restated Certificate of Incorporation requires 5% holders of our common stock to consent to background checks by state and Native American regulators and statutory provisions to which we are subject may have the effect of deterring potential acquisition proposals.

         Many of the regulatory authorities that approve our licensing and many of the Native American tribes with which we may do business perform background checks on our directors, officers and principal shareholders. As a consequence, our Amended and Restated Certificate of Incorporation provides that a person may not hold 5% or more of our securities without first agreeing to:

o   consent to a background investigation;

o   provide a financial statement; and

o respond to questions from gaming regulators and/or Native American tribes.

         Stockholders holding less than 5% of our outstanding securities could also be subject to the same requirements. Such requirements could discourage acquisition of large blocks of our securities, could depress the trading price of our common stock and could possibly deter any potential purchaser of us.

         Our directors may be subject to investigation and review by gaming regulators in jurisdictions where we are licensed or have applied for a license. Such investigation and review of our directors may have an anti-takeover effect.


         We do not intend to pay cash dividends on our shares of common stock.


         The future payment of dividends will be at the discretion of our Board of Directors and will depend on our future earnings, financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that any earnings that may be generated from our operations will be retained by us to finance and develop our business and that dividends will not be paid to stockholders. Accordingly, the only income that our stockholders may receive will be derived from the growth of our stock price, if any.

                                    BUSINESS
General

         Money Centers of America, Inc. ("Money Centers") is a Delaware corporation. Our original Certificate of Incorporation was filed on October 10, 1997 and a Restated Certificate of Incorporation was filed on August 20, 2004.


         We provide cash access services, transaction management systems, and financial networks to the gaming industry. Our value proposition to our customers is aimed at leveraging technology, generating value, and creating measurable results in profitability, customer satisfaction and loyalty to gaming companies. Our core competencies are the facilitation, processing, and execution of ATM, Credit Card Advance, POS Debit, Check Cashing, stored value, marker, and merchant card services in the gaming industry. As the suppliers to the gaming industry have consolidated service offerings, we will meet the growing trend towards single source providers of products and services to casinos and other gaming facilities worldwide. This trend supports our business plan to offer a full range of cash access services as well as innovative alternative technology solutions for the gaming company.

         We intend to become a leading innovator in cash access and transaction management systems for the gaming industry. Our business model is specifically focused on providing our full suite of cash access services through two distinct deployment channels: 1) the traditional outsourced solution whereby we enter into exclusive service agreements with the casino operator for all cash access services whereby we provide a complete package of hardware, software and processing services, and 2) the licensing of our OnSwitchTM Transaction Management System technology through licensing agreements pursuant to which we sell an enterprise payment solution that empowers gaming companies to own, and therefore control, every form of payment processing within their organization.

         We have identified the gaming industry as a niche segment within the funds transfer industry that has significant growth opportunities. We are confident that continuing our proven outsource model and our position as the only company currently offering a transaction management system for an end to end payment processing solution positions us to meet the needs of any gaming company while having a differentiating competitive advantage over other companies in our industry.

         We currently have contracts to provide some or all of the cash access services in 24 locations across the United States and the Caribbean. Our locations are in the states of California (13 locations), Florida (3 locations), Antigua (2 locations) Nevada (1 location), New York (2 locations), New Mexico (1 location), Wisconsin (1 location), and Washington (1 location). In 2006, our cash access technology facilitated 2,716,103 transactions totaling $408,724,198.

Products


         Our two deployment strategies are designed to provide a complete end to end payment solution for cash access transactions, merchant card transactions, and other required point of sale transactions within a gaming facility. Credit/debit card cash advance, credit services, Automatic Teller Machines ("ATMs") and check cashing solutions are the primary means by which casinos make cash available to gaming customers. We provide these services directly to casino patrons on an outsourced services model, as do our competitors. Our OnSwitchTM enterprise payment solution empowers a gaming operator to integrate the internal management of merchant card processing and other point of sale transaction requirements seamlessly into their current business operations. We believe that we have a distinct competitive advantage over all of our competitors because we are the only company with both an outsourced service offering and an enterprise payment solution.

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         OnSwitch(TM) Transaction Management System


         We have formed an exclusive gaming industry partnership with S1 Corporation to create OnSwitchTM, an enterprise payment processing solution that we have built on S1's Postilion Processing Platform. OnSwitchTM empowers a gaming operator to garnish the profits from internalizing the processing of traditional cash access services, our proprietary services, and non-cash access transactions:


         Merchant card processing
         Private label credit/debit cards
         Stored Value for players' club and payroll requirements
         Ticket redemption


         Though the economics for large gaming companies would suggest otherwise, historically casino operators have engaged third party vendors, of which we are one, to handle cash access operations, with the goal of driving more cash to the gaming floor. These third party providers would install the equipment, evaluate credit transactions, and provide the cash to casino patrons who were seeking to tap available sources of cash. This model is based on a revenue sharing from completed transactions between the host casino and the third party vendor.


         The OnSwitch(TM) model provides a gaming company with an extremely cost-effective enterprise payment solution that leverages existing casino infrastructure to eliminate the outsourced provider, capture the profits from cash access operations, reduce merchant card processing costs, and gain control of the customer experience. We believe that this model will prove attractive to casino operators.


         OnSwitchTM utilizes S1's Postilion Processing Platform, which is used by more than 250 customers in over 50 countries, including GE, FedEx Kinko's, Shell, 7-Eleven, Canadian Tire, EDS, and numerous financial institutions, retailers, and processing companies. In fact one of every six ATMs in the Unites States is running on OnSwitchTM's processing platform. We have the exclusive rights to S1's Postilion technology in the gaming industry in the United States, positioning us as the only company to offer this differentiating value proposition that could create a complete paradigm shift in this multi-billion dollar segment of the gaming industry.


         OnSwitchTM will generate revenues from licensing fees and ongoing support fees paid by the casino rather than through revenue sharing with the casino as is the case in the outsource model. On a comparative basis, we will realize lower revenues from the OnSwitchTM model than from the outsource model for any particular gaming operation. However our net margin is significantly higher as we will no longer incur the costs associated with on-site personnel, equipment, interest expense, or the substantial working capital required to support the traditional outsource model. The revenue differential actually has the potential to protect our exclusive market position in the form of a substantial barrier to entry. If any of our larger competitors with substantial market share were to develop a competing solution, they would risk cannibalizing their existing revenue by as much as 80%. We believe that this will be a significant disincentive as these are publicly traded companies that have based their value proposition to the investment community on the merits and perpetuation of the outsourced model.


         We began developing our sales & marketing strategy for OnSwitch(TM) in January 2006. Though our limited financial resources delayed the completion of our plan and speed to market, once we initiated sales efforts the overwhelming economic benefits to the gaming companies has created credible and validating activity in our sales cycle. Though we have no installed OnSwitchTM customers as of the date of this filing, our sales pipeline continues to grow, current prospects are confidently moving through our sales cycle, and we currently are finalizing business terms and designing project timelines with prospects in the later stages of our sales cycle.

         Omni Network


         Also in January 2006, we introduced the Omni Network (ON), a free shared credit data and responsible gaming network for the gaming industry. We built the Omni Network with the idea that credit and responsible gaming data belongs to the gaming operators and is necessary for the protection of consumers and the integrity of gaming operations.


         Omni Network is comprised of real-time credit and responsible gaming data garnered from a transaction database that spans the entire United States and soon the Caribbean and South America. Free access to this comprehensive database empowers casino operators to make their own informed decisions about extending credit to casino patrons.


         Membership in the Omni Networks is free to casino operators in the United States, the Caribbean and South America. We will initially populate the database from its casino cash access operations. Additional subscribers will contribute their own data to further build out the credit and transaction history of casino patrons.


Traditional Outsource Services


         Historically casino operators have engaged third party vendors such as us, to handle cash access operations on an outsourcing basis. In these relationships, we provide four basic services: credit/debit card cash advances, ATMs, check cashing and credit services.

         Credit/Debit Card Cash Advance

         In March 2001, we introduced our first credit/debit card cash advance ("CCCA") product. Our CCCA products allow casino patrons to obtain cash from their credit card, or checking account in the case of debit transactions, through the use of our software and equipment. Our CCCA product accounted for 73,606 transactions and $1,944,941 in revenues (16.8% of total revenues) for the year ended December 31, 2006.

         In order to initiate a transaction, gaming patrons visit one of our ATMs or kiosks located on the casino floor. Each kiosk houses a point-of-sale terminal ("POS") equipped with our software. The ATM or kiosk terminal will prompt the customer to swipe his/her credit or debit card and enter the dollar amount requested. The terminal will then dial our centralized processing center that electronically contacts the appropriate bank for an authorization or disapproval. If authorized, the terminal will direct the customer to a casino cage. Once at the cage, the customer will present his/her credit/debit card and driver's license. A cage cashier will swipe the credit/debit card in one of our terminals, which communicates with our central servers. After finding the kiosk-approved transaction, a printer attached to the cage terminal will generate a company check. The cashier will give the customer cash in the amount requested after he/she endorses the system-generated check. The check is then deposited by the casino into its account for payment from one of our bank accounts and we debit the customer's credit/debit card. This transaction can be accomplished without the gaming customer using a personal identification number. For credit/debit card advances, customers pay a service charge typically between 6% and 9% of the amount advanced.

         The CCCA product is distinguished from standard ATM transactions, described below, in that either a credit or debit card can be used to initiate the transaction, no PIN number is required, and the maximum withdrawal limits typically imposed on ATM transactions are not applicable as the CCCA transaction is initiated at our booth and is processed as a typical POS transaction instead of as an ATM transaction.

         We believe that we have several competitive advantages over competing providers of CCCA services. First, our casino clients are able to access player tracking and other valuable information from our website on a daily basis. This information is collected when a customer uses our CCCA product. Competing systems offer limited reporting, which typically is only available via hard copy weeks after the month has ended. Our reporting is Internet-based and allows customers to custom design a system to meet their reporting requirements. In addition, customers have access to their information twenty-four hours a day, seven days a week. Unique features of our PC-based systems are color, touch-screen monitors, integration of all products in one interface, signature capture technology and transaction prompting.

         ATMs

         Automated Teller Machines or "ATMs" are a growth market spurred on by the development of less expensive "dial-up" automatic teller machines and the opportunity to charge users transaction surcharges of up to $5.00 per disbursement. We have access to all major bank networks and equipment suppliers. Due to the highly fragmented nature of the ATM business, this service is highly competitive, which has eroded margins and revenue growth potential. We are currently providing gateway services to a wide range of national, regional and international debit, credit and EBT networks. Additional links are being established, including direct connections to national merchants as well as third party, authorization and EBT providers. In addition to providing ATMs in casinos in conjunction with our other services, we have contracts to provide free-standing ATMs to 5 customers and we currently operate 19 ATMs at those locations (of which 12 ATMs are not in casinos). Our casino-based ATMs do not effectively compete with ATMs offered by banks and other financial institutions as we are the only ATM providers in our casinos. ATM activities accounted for 2,348,135 transactions and $5,625,237 in revenues (48.7% of total revenues) for the year ended December 31, 2006.

         Transactions at our ATM machines currently are processed by GenPass Technologies, a full-service ATM processing company that provides services to over 24,000 ATMs nationwide. All ATM transactions are processed using GenPass' network and GenPass provides all reporting, recordkeeping and related services. In addition, GenPass provides all cash management and vault cash needed for our non-casino ATMs. GenPass receives a per-transaction fee and charges us a fee for vault cash equal to GenPass' cost of funds, currently the prime rate less 5/8%, on vault cash used at non-casino ATMs. GenPass is one of several national ATM processors, and although we currently are dependent on GenPass for this service we believe that alternate providers are available on substantially similar economic terms. In addition, we will have the capability to process our own ATM transactions upon the full internal implementation of OnSwitchTM.

         Check Cashing

         Check cashing services are provided at all of our casino operations. When a casino patron requests check cashing at one of our service desks, we initiate a check verification process using identification procedures and software systems. Each transaction also provides additional data for our customer database, which can be used in assessing the creditworthiness of the particular customer. The system and software permit information to be gathered and reported in an efficient and timely manner. We have designed and implemented a credit rating system that utilizes this customer database to determine whether a casino customer's check should be cashed. Check cashing involves the risk that some cashed checks will be uncollectible because of insufficient funds, stop payment orders, closed accounts or fraud. We assume 100% of the credit risk from check cashing operations. This risk of collection is greater in new locations where the amount of data in our database is smaller. Unlike all other companies providing check services, we do not use a credit scoring system, as a credit scoring system will decline many checks that we believe are acceptable risks. Currently, we only guarantee checks that are cashed in one of our full service money centers, where our employees are facilitating the transaction.

         A second option for check cashing services is a check guarantee and check verification process in which the casino uses POS terminals to scan the customer's check and request remote authorization. We have formed an alliance with a third party provider to offer this service option to our customers. We intend to either acquire a company operating in this segment of the industry or to build a proprietary system to offer this service to our customers. Under this option, which is not yet in operation in any of the casinos we serve, we retain 100% of the credit risk.

         A third option is for a casino to license our proprietary check-cashing software and manage its own check cashing services. For a monthly licensing fee, we will install and support our proprietary Windows-based check-cashing software and train casino personnel regarding its proper use. This software can either stand-alone or integrate with our credit card advance system. This is the same software that we use in our full service money centers. This program streamlines the process from check approval through collection of bad checks. Casinos will have access to our national database that will provide check credit histories for customers in casinos nationwide. Since most casinos wish to manage this process internally, we believe that there is significant revenue opportunity for this product. Under this option, which is not yet in operation in any of the casinos we serve, the casino would assume 100% of the credit risk.

         Check cashing activities accounted for 293,556 transactions and $2,675,084 in revenues (23.1% of total revenues) for the year ended December 31, 2006. For that period, we incurred aggregate net losses from bad checks of $315,882, representing .004% of the aggregate $75,640,693 in check-cashing transactions processed.

         CreditPlus Credit Services

         Casinos in traditional gaming markets, like Las Vegas and Atlantic City, rely on credit issuance for up to 40% of their revenues. These casinos issue credit internally and rely on specialized credit reporting in their risk management decisions. Prior to the launch of our CreditPlus product there was only one company providing the specialized credit reporting that the gaming industry relies on for its credit decisions.

         Until recently, casinos in the $15 billion dollar a year Native American Gaming market had little or no ability to utilize credit issuance in their operations. Under the state law compacts governing their operations, the majority of Native American casinos are prohibited from offering credit to customers. Further, the capital requirements necessary to develop the internal ability to offer credit on a prudent basis prevented smaller properties from developing the capability. The absence of a third party credit issuer capable of facilitating these transactions compounded the problem. As non-Native American casinos extend credit directly, there was no market need for a third-party credit provider, and therefore no providers of this service. The other provider of specialized credit reporting did not itself provide credit services.

         Our CreditPlus platform allows players in Native American casinos to receive credit for the first time and, based on an average transaction fee of 10%, CreditPlus positions us to be at the forefront of what we estimate to be a $2 billion market. Currently we have a strong market position in providing credit guarantee and credit management services to this highly profitable market.

       The CreditPlus product has three distinct elements: Credit Reporting, Credit Management and Credit Guarantee.

       Credit Reporting. We have developed a proprietary database of credit reporting information, based on prior transaction history with casino patrons.


         Credit Management. Like our check cashing management software, CreditPlus can be used to streamline the credit process from approval through collection of bad debt. Casinos will have access to the CreditPlus system that will provide check and credit histories for casino and retail patrons. Since many casinos wish to manage this process internally, we believe there is significant revenue opportunity with this product.


         Credit Guarantee. Casino and retail customers can also access cash through CreditPlus credit guarantee. The customer will fill out a CreditPlus application. We then go through a check verification and credit underwriting process similar to that used in check cashing to determine whether to extend credit. Upon approval, the CreditPlus system will generate a marker for an amount up to the credit line that we approved. Each marker is effectively a check drawn on the customer's checking account that we agree to hold for up to 30 days. Most markers are repaid prior to the end of the holding period. Fees are based on state regulations and the amount of time that we hold the marker. In many cases, the customer will return to our location prior to our deposit of the marker and request that a new holding period be established in exchange for an additional fee. These transactions are approved and facilitated at our full service money centers and shortly will be available through the casino cage via an approval code transmitted through the CreditPlus system. We assume 100% of the credit risk from the issuance of the marker.

         CreditPlus accounted for 806 transactions and $44,746 in revenues (0.39% of total revenues) for the year ended December 31, 2006. For that period, we did not incur aggregate net losses from nonpayment of advances.


         In addition to our four core services, we have developed our "Cash Services Host Program." Under the program, we have specially trained and equipped employees, known to the casino and identifiable as our Cash Services Hosts, deployed on the casino floor. The Cash Services Hosts are available to casino customers to provide cash access services at the gaming table or slot machine, thus eliminating the need for the customer to leave the gaming table or slot machine to obtain funds. This is viewed as an amenity by the customer and increases the gaming activity thereby enhancing the casino's revenues. By making our services more accessible to the customer, it increases our transaction activity and revenues. The Cash Services Host Program was operating at 3 casinos for all of 2006 and one casino for a portion of 2006. The Cash Services Host Program accounted for approximately $322,952 in revenues (2.7% of total revenues) for the year ended December 31, 2006.


Business Objectives

         Our business strategy is to focus on continuing to aggressively market our services in the casino industry, while seeking to develop additional proprietary technology to manage and execute the funds transfer transactions that are a part of our core business while providing us with a competitive advantage in the markets that we serve. This will enable us to maximize market penetration, realize significant profit margins and compete effectively with larger competitors. Due to ownership changes, personnel changes and antiquated systems, the niche markets in the funds transfer industry that we have identified have seen a substantial turnover in management, expertise and industry direction. We believe that these markets are ripe for a state of the art funds transfer system that will position us as the leader in the industry.


The Casino Gaming Market


         Casino gaming in the United States has expanded significantly in recent years. Once found only in Nevada and New Jersey, casino gaming has been legalized in numerous states, including land-based casinos on Native American lands and elsewhere, on riverboats and dockside casinos, and at horse racing venues. The growth in gaming has resulted from legalization of gaming in additional jurisdictions and the opening of new casinos in existing markets, as well as from an overall increase in gaming activity.

         Though the geographic expansion of casino gaming has slowed, we anticipate continued growth as states struggle to fill large revenue gaps in their state budgets. We also anticipate continued growth in the Native American Gaming market as tribes are more successful at negotiating more stable and long-term compacts with their respective state governments. The expansion of casino gaming has generated a corresponding demand for ancillary services, including cash access services in casinos. Third parties provide cash access services to most casinos pursuant to contracts with the casino operator. We believe that the principal objective of casino operators in providing or arranging for such services is to promote gaming activity by making funds available to casino customers on a convenient basis. In some cases, however, the casino operator may view such services as a potential profit center separate from the gaming operations.

         Our business currently is concentrated in the casino industry and it contemplates that its operations will continue to be focused on operations in casinos and other gaming locations. Accordingly, a decline in the popularity of gaming, a reduction in the rate of expansion of casino gaming, changes in laws or regulations affecting casinos and related operations, or other adverse changes in the gaming industry would have a material adverse effect on our operations. We will continue our business plan to identify market segments outside of gaming to diversify our revenue base while maintaining our operating margins. Until this objective is achieved, there will always be a risk that our current revenue is highly dependent on the success of the gaming industry.

         Increased competition has prompted casino operators to seek innovative ways to attract patrons and increase the frequency of return visits. We believe that efficient and confidential access to cash for casino patrons contributes to increased gaming volume. Credit/debit card cash advances, markers, check cashing and ATMs are the three primary methods used by casinos to provide their patrons with quick and efficient access to cash. Virtually all casinos in the United States currently offer at least one of these services on their premises. While some casino operators provide such services themselves, most casinos' cash access services are provided by third parties pursuant to contracts with the casino operators. We are unique in that we provide multiple options for the delivery of these services. We offer systems that are run from the casino's cage, systems that we operate with our employees out of leased space in the casino, and we offer host programs where our employees facilitate transactions remotely from the slot machine or gaming table.

Customer Profile


         Every gaming facility provides ATM, credit card cash advance, debit, and/or check cashing services to their customers. Services are typically outsourced pursuant to an exclusive agreement with a supplier for an average of two to five years. Each year approximately 400 accounts totaling over $500 million in revenue are up for bid.


         Our current customer base consists of a both non-Native American casinos where we currently provide stand-alone ATM services, and Native American casinos where we have both stand alone ATM and full service contracts. Of our 24 locations six (6) are full service deployments at Native American casinos and the balance are ATM-only locations or credit card only (18 non-Native American casinos/locations). Our customers represent a blend of the type and size of gaming operations in the U.S. and Caribbean, including traditional markets like Las Vegas, Native American reservations, and smaller markets like Florida and Antigua.


         Our full service locations all reside within the Native American Gaming segment of the industry. Three are in California, with one each in New Mexico, Washington and Wisconsin. Our stand-alone ATM customers are located in Antigua, Florida, Nevada, New York, and California. Three of our full service customers represented approximately 62% of our revenue for the year ended December 31, 2006.


         There are no boundaries when identifying potential casino customers. In the near future, we will focus our marketing efforts on the Native American market, Las Vegas, Atlantic City, the Caribbean and South America and riverboats.

         We operate our cash access services pursuant to agreements with the operators of the host casinos or approved resellers. Such agreements typically have initial terms of one to five years, with renewal clauses. In most of the agreements, either party may cancel the agreement with cause if the breach is not cured within thirty days. We rely principally on our relationship with the casino operators rather than on the terms of our contracts for the continued operation of our cash access services. While there can be no assurance that the agreements will be renewed after their initial terms, we believe that our relationships with the casinos in which we operate are good.

Government Regulation

         Many states and Tribal entities require companies engaged in the business of providing cash access services or transmitting funds to obtain licenses from the appropriate regulating bodies. Certain states require companies to post bonds or other collateral to secure their obligations to their customers in those states. State and Tribal agencies have extensive discretion to deny or revoke licenses. We have obtained the necessary licenses and bonds to do business with the casinos where we currently operate, and will be subject to similar licensing requirements as we expand our operations into other jurisdictions.

         As part of our application for licenses and permits, members of our board of directors ("Board of Directors"), our officers, key employees and stockholders holding five percent or more of our stock must submit to a personal background check. This process can be time consuming and intrusive. If an individual is unwilling to provide this background information or is unsatisfactory to a licensing authority, we must have a mechanism for making the necessary changes in management or stock ownership before beginning the application process. While there can be no assurance that we will be able to do so, we anticipate that we will be able to obtain and maintain the licenses necessary for the conduct of our business.

         Many suppliers to Native American casinos are subject to the rules and regulations of the local tribal gaming commission. These gaming commissions have authority to regulate all aspects of casino operations, including vendor selection. Some gaming commissions require vendors to obtain licenses and may exercise extensive discretion to deny or revoke licenses. We have obtained the necessary licenses or approvals from the appropriate tribal gaming commissions where we operate. While there can be no assurance that we will be able to do so, we anticipate that we will be able to obtain and maintain the licenses and approvals necessary for the conduct of our business.

         Our business may also be affected by state and federal regulations governing the gaming industry in general. Changes in the approach to regulation of casino gaming could affect the number of new gaming establishments in which it may provide cash access services.

Competition

         We have focused to a large extent on providing cash access services to the gaming industry. In the cash access services market, we compete primarily with Global Cash Access, Inc., Certegy, Inc.'s Game Financial Corporation subsidiary, Global Payments Inc.'s Cash & Win service, and Cash Systems, Inc. Competition for business for outsourced cash access services is based largely on price (i.e., fees paid to the casino from cash access service revenues), as well as on breadth of services provided, quality of service to casino customers and value-added features such as customer information provided to the casino. We believe that our implementation of OnSwitchTM will materially change our competitive situation, as no other service provider offers a competitive enterprise payment solution. Although alternatives exist to the Postilion platform on which one or more of our competitors could build a competing system, we believe that Postilion is most appropriate for our industry and that we have a substantial development head start that will allow us to capture market share. It is possible that new competitors may engage in cash access services, some of which may have greater financial resources, or that one or more competitors will offer additional products. If we face significant competition, we may have a material adverse effect on our business, financial condition and results of operations. We cannot predict whether we will be able to compete successfully against current and future competitors.


         Our competitors are primarily specialized gaming cash access companies. Global Cash Access and Cash Systems, Inc. are stand alone businesses like us. Although Global Cash Access has the largest market share, much larger companies such as Certegy, Global Payments, and US Bank have entered the market through acquisitions and subsidiary operations. These companies have significant access to capital and development resources that are superior to ours. However, we believe that their large size also will make it more difficult for these companies to adapt quickly to swift changes in market conditions and customized customer demands.


         Global Cash Access historically has been the dominant market presence, with an estimated 66% market share. Certegy was a relatively small player within the gaming industry until its acquisition of Game Financial Corporation in March 2004 and its subsequent acquisition of FastFunds Financial. We estimate that Certegy has a 15% market share.


         In addition to Global Cash Access and Certegy, we face competition from Cash Systems, which is focused on gaming on Native American Reservations, with an estimated 8% market share. We estimate our own market share at 2%. We do not view financial institutions that offer ATM services at or near casinos as effective competitors because they do not have the scope of products necessary for a full service cash access money center. Local and national banks can provide ATM services, but they lack credit card, marker, and check cashing products.

Employees

         We currently have 43 full time employees, of which 31 employees are engaged in operations, two in sales and marketing, two in information technology and eight in finance, administration and management functions.

         None of our employees are covered by a collective bargaining agreement, and we believe that we have a good relationship with our employees.

Description of Property

         Our corporate headquarters is located at 700 South Henderson Road, Suite 325, King of Prussia, Pennsylvania 19406 and occupies approximately 1,800 square feet of office space. These offices are located in a building owned by affiliates of our chief executive officer. Although historically this space was provided at no cost, we have entered into a lease that will require us to begin making market rate lease payments for the use of this office space and our future rent for this office space will be approximately $2,800 per month. We also have an equipment staging and technology office located in Golden Valley, Minnesota. The current lease obligation for the Minnesota office is approximately $738 per month. We believe that our current facilities are adequate to conduct our business operations for the foreseeable future. If these premises were no longer available to us, we believe that we could find other suitable premises without any material adverse impact on our operations.

                                LEGAL PROCEEDINGS


         On or about October 14, 2004, Lake Street Gaming, LLC ("Lake Street") filed a Complaint against us and our predecessor, iGames Entertainment, Inc. (collectively, "iGames") in the United States District Court for the Eastern District of Pennsylvania, alleging that iGames breached an Asset Purchase Agreement ("APA") that the parties executed on or about February 14, 2003. By virtue of the APA, Lake Street sold to iGames all of Lake Street's right, title and interest in a casino game called "Table Slots." Lake Street alleges that it is entitled to additional compensation for the game.


         We have reached a settlement in principal that is in the drafting stage. The court, having been notified of the settlement, dismissed the action on March 12, 2007. Pursuant to the terms of the settlement agreement, we will pay Lake Street a total of $160,000.00 in an initial payment of $30,000.00 and monthly payments of $4,333.33 for thirty (30) months. The settlement also requires that certain stock be held in escrow and has a contingency for early payment.


         On or about October 26, 2006, we served a demand for arbitration on The Campo Band of Kumeyaay Indians d/b/a The Golden Acorn Casino (the "Casino") and on Ralph Goff, the tribe Vice Chairman, individually, and requested that the Casino and Mr. Goff consent to the jurisdiction of the JAMS arbitrator in Philadelphia. We filed the demand to recover damages we suffered as a result of having our Financial Services Agreement wrongfully terminated by the Casino and from being evicted from the Casino without sufficient notice. The Casino has refused to consent to the jurisdiction of JAMS (i.e., the chosen arbitration service) in Philadelphia. On or about March 1, 2007, the Casino served us with a demand for arbitration that it purportedly filed with JAMS in San Diego, California. The Casino allegedly seeks in excess of $922,826.73 in damages that it claims resulted from our breach of the same Financial Service Agreement. We have not consented to the jurisdiction of JAMS in San Diego, California. We believe that the Casino's claims are without merit.

         On or about November 8, 2006, Plaintiffs GFM LLC, The Grove Cinemas, LLC and The Commons at Calabasas, LLC (collectively, "Plaintiffs") filed a Complaint against Available Money Inc. and Money Centers of America (collectively "MCA"), alleging that MCA breached lease agreements executed on February 15, 2002 and January 7, 2004. Under the agreements, MCA rented from Plaintiffs a portion of certain locations for purposes of an ATM machine. Due to Money Centers' acquisition of Available Money, Inc., the original party to the leases, Plaintiffs allege that the transfer was "unpermitted" and therefore a breach of the lease. This case has just entered the discovery stage and a trial date has not been set. Although MCA intends to vigorously defend this action, this case has a likelihood of settling as the parties have already engaged in settlement discussions and have agreed to engage in pro bono mediation.

         On March 2, 2007, the trial of Ameristar Casino v. Money Centers of America and Available Money (collectively, "MCA") was held in Gilpin County District Court. Ameristar alleged that they permitted MCA to operate ATMs on its property but did not pay the agreed-upon fees. At the end of a one-day trial, the Court ruled in favor of MCA on the breach of contract claim and in favor of Ameristar on an unjust enrichment claim, and awarded Ameristar $56,879 plus statutory interest. With interest through March 20, 2007, the amount owed by MCA as a result of the judgment is $67,019. The advisability of appeal is being considered. The exposure to further loss on appeal is interest on the judgment at 9% compounded annually while the appeal is pending, assuming the verdict is not reversed.

         In addition, we are, from time to time during the normal course of our business operations, subject to various litigation claims and legal disputes. We do not believe that the ultimate disposition of any of these matters will have a material adverse effect on our consolidated financial position, results of operations or liquidity.

               CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," anticipate," believe," estimate," continue," or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those included in this prospectus under the heading "Risk Factors." The following discussion should be read in conjunction with our Consolidated Financial Statements and related Notes thereto included elsewhere in this prospectus.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         The following discussion and analysis of the results of operations, financial condition and liquidity should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this Memorandum. These statements have been prepared in accordance with accounting principles generally accepted in the United States. These principles require us to make certain estimates, judgments and assumptions that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and related liabilities. On a going forward basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

History

         We are a single source provider of cash access services to the gaming industry. We combine advanced technology with personalized customer services to deliver ATM, credit card advance, POS debit card advance, Check Cashing Services and CreditPlus marker services on an outsourcing basis to casinos, license our OnSwitchTM transaction management system to casinos and merchant card processing.

Current Overview

         Our core business of providing single source full service cash access services in the gaming industry continues to grow and be the major source of our revenue and profits in 2006. We have also launched several new services in the last 15 months, such as OnSwitchTM and Omni Network that have helped to differentiate our product offering in the marketplace. Our core business generates revenues from transaction fees associated with each unique service we provide, including ATMs, credit card advances, POS Debit, check cashing, markers and various other financial instruments. We receive our fees from either the casino operator or the consumer who is requesting access to their funds. The pricing of each transaction type is determined by evaluating risk and costs associated with the transaction in question. Accordingly, our transaction fees have a profit component built into them. Furthermore, reimbursement for electronic transactions are guaranteed by the credit or debit networks and associations that process the transactions as long as procedures are followed, thereby reducing the period of time that trade accounts receivable are outstanding to several days.


         We deployed our OnSwitchTM Transaction Management System (OnSwitchTM) in January 2006. Though we feel confident that OnSwitchTM will differentiate us from our competitors and create new sources of revenue for us, there is no guarantee that the market will accept this new deployment strategy. Regardless of the markets acceptance of this new deployment strategy, OnSwitchTM enables us to gain complete control over our cash access booth operations and ATMs. OnSwitchTM will "drive" the ATMs and teller applications and process all transactions through our central system allowing for quicker customer interactions which translate to greater revenue at less cost from our current book of business. OnSwitchTM permits us to negotiate network processing contracts based on sound business decisions versus technology requirements so that the cost per transaction may be reduced, once again translating to greater revenue potential from our current book of business. Once all of the properties have been converted to OnSwitchTM, general operating procedures, field support, and internal accounting processes will also be streamlined.


         One of the obstacles with OnSwitchTM was that we had to achieve Payment Card Industry ("PCI") compliance. PCI Compliance is a set of security standards that were created by the major credit card companies (American Express, Discover Financial Services, JCB, MasterCard Worldwide, and Visa International) to protect their customers from increasing identity theft and security breaches. After over a year of comprehensive updates of our systems, audits by Visa and other actions, we are now PCI compliant. To our knowledge, we are the only PCI compliant cash access vendor in the gaming industry.

         Our management focused on improving our capital structure during 2006. In August 2006 we raised $1.2 million in equity in a successful private placement. In addition, at the end of 2006 we refinanced most of our outstanding debt on a favorable basis, converting most of it from short term to long term, reducing our interest rates and obtaining "interest only" payment terms. In combination, these efforts have allowed us to pay off our highest cost capital and increase our cash flow by over $700,000 per year.

         Companies providing cash access services to the gaming industry face some unique challenges and opportunities in the next ten years. Many companies in the industry have merged, been acquired or have recapitalized in order to capitalize on the trends identified in the gaming industry.

         Historically, providers of cash access services to the gaming industry had cash flow margins that were generally higher than those experienced in the funds transfer and processing industries. Growing competition and the maturing of the market has resulted in a decline in these margins as companies have begun marketing their services based on price rather than innovation or value added services. This trend is highlighted by the number of companies that promote revenue growth and an increased account base but experience little increase in net income. This trend is magnified by the fact that the largest participant in the industry has close to 65% market share and has begun to forgo margin in order to retain business. Companies that can adapt to the changing market and can create innovative products and services stand at the forefront of a new wave in revenue and profit growth.

         Substantially all gaming facilities provide ATM services, credit card cash advances, debit, and/or check cashing services to their customers. Services are typically outsourced and provided on an exclusive basis for an average of two to five years. Each year, approximately 400 accounts totaling $300 million in revenue are put out to bid. Currently there are five major companies, including us, that have proprietary systems to compete for this business. Although this market has matured from a pricing perspective, the demand for the services from the end user is still strong.

         Like most maturing markets, the companies that succeed are those that are capable of reinventing themselves and the markets they serve. We believe that smaller gaming properties will always look to have cash access services provided in the traditional manner. However, there are several major trends occurring in the gaming industry that will have a major impact on our industry and will determine which companies emerge as industry leaders:

1. Consolidation of major casino companies that will put pressure on other major casino companies to follow suit and will put pressure on smaller casino companies to focus on service and value added amenities in order to compete.

         The trend towards consolidation of the major gaming companies has continued and will make it difficult to continue to offer our services in the traditional manner. The economics are too compelling for the gaming operators not to consider internalizing these operations in order to generate additional revenue and profits to service the debt associated with the consolidation. Our preparation has continued to position us to capitalize on this trend. We have prepared for this change and have already begun to offer our systems and services through licensing OnSwitchTM , our transaction management system. In addition to outsourcing the cash services operations, we now offer turn-key processing capabilities for internal use by the casino. This means casinos will license our technology so they can operate and maintain their own cash access services, including the addition of their merchant card processing. Our size makes us uniquely capable of adapting to this change. Though the license agreements do not have the same revenue potential as a traditional cash services contract, the net income derived from these agreements is higher, the user agreements are for a longer period of time and we do not have the same capital expenditures or vault cash requirements that we experience in performing traditional cash access services. Furthermore, our larger competitors have spent years trying to conceal the economic benefits of this type of offering because their large infrastructure is designed to only support an outsourced solution.

2. Ticket In-Ticket Out technology growth exceeding expectations.

         The first major casino company to remove coins from the casino floor was Caesars Palace in Atlantic City, NJ. Since then, slot machine manufacturers have developed a technology that prints and accepts bar-coded tickets at the slot machine instead of accepting or dispensing coins. It was originally anticipated that it would take 10-15 years for the industry to fully adopt this technology. It appears it may only take half this amount of time. This presents a problem to casino operators. They now have tens of thousands of bar-coded tickets a day that need to be redeemed for cash. This has paved the way for self-service ticket redemption technology so customers do not have to go to the casino cage in order to redeem their tickets. The initial ticket redemption machines placed in service have proven to be too big and too expensive. Most casino operators have to wait until budget season to appropriate the necessary funds in order to even consider the acquisition of the required equipment. We believe this functionality will ultimately reside on the ATM machine thus eliminating the requirement to purchase new equipment and eliminating the need to remove a slot machine to make room for a stand-alone ticket redemption device. We are developing technology that will allow ticket-redemption functionality on our cash access devices. There is still the problem of security with the bar-coded ticket, which is as good as cash. Many casino operators will refuse to allow vendors to handle the tickets for security and fraud concerns. This is an additional economic benefit of our plan to have the casino operator internalize their cash access services because only the casino's personnel will handle the tickets in the situations where they are licensing our services.

3. Execution of long-term and stable compacts for Native American casinos in numerous state jurisdictions has made traditional capital more readily available paving the way for a new wave of expansion and the resulting need for new sources of revenue and customer amenities.

         Recent shortfalls in state budgets have brought the tribal and state governments together to execute long-term compacts that meet the financial needs of both parties. In recent years, California, Arizona, New Mexico and Wisconsin are just a few examples of this development. The added financial stability for Native American casinos has made traditional capital more readily available to tribes, leading many tribes to undertake expansion of casino facilities and operations.

         In order to support this expansion, Native American casino operators will seek new sources of revenues and new amenities to attract and retain more quality customers. One of the most critical customer amenities in casino operations is the availability of credit. Traditional gaming markets, such as Las Vegas and Atlantic City, rely on credit issuance for up to 40% of their revenues. These markets issue credit internally and rely on specialized credit reporting in their risk management decisions. Significant capital investment in technology is required for these transactions to be executed efficiently. However, within the $15 billion dollar Native American Gaming market there are virtually no credit services currently available. Approximately 26 of 29 states that have approved Native American Gaming do not allow Native American tribes or their respective casinos to issue credit. The lack of credit play is also due to the lack of a third party credit issuer that is capable of facilitating the transactions. Our CreditPlus platform allows Native American casinos to issue credit to players, providing Native American casinos with a guest amenity that is already widely accepted in traditional jurisdictions. Our ability to convert this market opportunity into revenue is largely dependent on the success of our sales efforts in educating casinos in the Native American Gaming market regarding the advantages of CreditPlus and its compliance with the regulatory requirements.

         Our Cash Services Host Program is uniquely aimed at capitalizing on the need for new profitable guest amenities. Where most guest amenities require additional expenses, this service helps the casino operator generate more revenues. This service allows customers to facilitate cash access transactions from the slot machine or gaming table. Our hosts are available to bring the transaction to the guest, which is viewed as a valuable customer amenity, while driving more money to the gaming floor for the casino operator.

         Organic growth through sales by internal salespeople is usually the most efficient and profitable growth strategy in the cash services business. Much of our historical growth has occurred in this manner. We realize that recognizing industry trends is no assurance of success. We have also complimented our internal sales strategy by creating relationships with independent sales organizations that have established relationships with gaming operators nationwide. Although our sales commissions will be higher at gaming establishments entered through this sales channel, we will not be burdened with the up-front salary, travel and entertainment costs associated with the traditional internal sales approach. We continue to view strategic acquisitions as part of our business plan to obtain the critical mass we believe is necessary to compete effectively in our industry.

         This parallel strategy of sales, acquisitions and product development is capital intensive and presents substantial risk. There is no guarantee that we will be able to manage all three strategies effectively.

         We believe that it is necessary to increase our working capital position so that we can capitalize on the profitable trends in the industry while maintaining and servicing our current customer base and integrating acquired operations such as Available Money, Inc. ("Available Money"), which we acquired in April of 2004. Without sufficient working capital, we would be forced to utilize working capital to support revenue growth at the expense of executing on our integration and conversion plans. This would result in substantially higher operating costs without the assurance of additional revenues to support such costs.

Critical Accounting Policies

         In presenting our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it will likely result in a material adverse impact to our consolidated results of operations, financial position and in liquidity. We believe that the estimates and assumptions we used when preparing our financial statements were the most appropriate at that time. Presented below are those accounting policies that we believe require subjective and complex judgments that could potentially affect reported results.


         Revenue Recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for our various revenue streams:


         ATM's and Credit Cards. Fees earned from ATM and credit card advances are recorded on the date of transaction.


         Check Cashing: Revenue is recorded from the fees on check cashing services on the date the check is cashed. If a customer's check is returned by the bank on which it is drawn, the full amount of the check is charged as bad debt loss. The check is subsequently resubmitted to the bank for payment. If the bank honors it, the amount of the check is recognized as negative bad debt expense.

         Check Cashing Bad Debt. The principal source of bad debts that we experience are due to checks presented by casino patrons that are ultimately returned by the drawer's bank for insufficient funds. We account for these check cashing bad debts on a cash basis. Fees charged for check cashing are recorded as income on the date the check is cashed. If a check is returned by the bank on which it is drawn, we charge the full amount of the check as a bad debt loss. If the bank subsequently honors the check, we recognize the amount of the check as a negative bad debt. Based on the quick turnaround of the check being returned by the bank on which it is drawn and our resubmission to the bank for payment, we feel this method approximates the allowance method, which is a Generally Accepted Accounting Principle.

         Goodwill and Long-Lived Intangible Assets. The carrying value of goodwill as well as other long-lived intangible assets such as contracts with casinos is reviewed if the facts and circumstances suggest that they may be impaired. With respect to contract rights in particular, which have defined terms, this will result in an annual adjustment based on the remaining term of the contract. If this review indicates that the assets will not be recoverable, as determined based on our discounted estimated cash flows over the remaining amortization period, then the carrying values of the assets are reduced to their estimated fair values. Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142, "Goodwill And Other Intangible Assets" which eliminates amortization of goodwill and certain other intangible assets and requires annual testing for impairment. The calculation of fair value includes a number of estimates and assumptions, including projections of future income and cash flows, determining remaining contract periods and the choice of an appropriate discount rate. In our experience, forecasts of cash flows based on historical results are relatively dependable. We use the remaining contract term for estimating contract periods, which may vary from actual experience due to early terminations that cannot be forecast. We use our current cost of funds, which is a variable rate, as the discount rate. Use of a higher discount rate would have the effect of reducing the calculated fair value, while use of a lower rate would increase the calculated fair value. In connection with the acquisition of Available Money (our only acquired reporting unit), goodwill was allocated based on the excess of the final purchase price over the value of the acquired contract rights, determined as described above.

         Stock Based Compensation. Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), "Share-Based Payment," under the modified prospective method. SFAS No. 123(R) eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed under APB Opinion No. 25 "Accounting for Stock Issued to Employees," and requires instead that such transactions be accounted for using a fair-value-based method. Under the modified prospective method, the Company is required to recognize compensation cost for share-based payment to employees based on their grant date fair value from the beginning of the fiscal period in which the recognition provisions are first applied. For periods prior to adoption, the financial statements are unchanged, and the pro forma disclosures previously required by SFAS No. 123, as amended by SFAS No. 148, will continue to be required under SFAS No. 123(R) to the extent those amounts differ from those in the Statement of Operations..


Results of Operations

Three Months Ended March 31, 2007 (Unaudited) vs. Three Months Ended March 31, 2006 (Unaudited)


                                                  Three Months Ended      Three Months Ended
                                                  March 31, 2007 ($)        March 31,2006 ($)   Change ($)
                                                 ---------------------- ---------------------- ---------------
Net Loss                                                (1,223,392)           (404,307)           (819,085)
Revenues                                                 2,169,683           3,839,067          (1,669,384)
Cost of revenues                                         1,703,219           3,056,745          (1,353,526)
     Commissions & Rents Paid                              928,057           1,910,124            (982,067)
     Wages & Benefits                                      429,031             618,169            (189,138)
     Processing Fee & Service Charges                      256,461             369,653            (113,192)
     Bad Debts                                              11,056              13,207              (2,151)
     ATM Lease Fees & Maintenance                            8,775              55,913             (47,138)
     Cash Replenishment Services                            23,637               9,386              14,251
     Other                                                  46,201              80,293             (34,092)
Gross Profit                                               466,464             782,322            (315,858)
Selling, General and Administrative Expenses               527,384             607,657             (80,273)
     Contributions                                           3,000               9,500               6,500
     Management Compensation                               179,059             173,750              (1,691)
     Marketing                                              12,903              25,224             (12,321)
     Professional Fees                                      78,423              93,800             (15,377)
     Seminars                                                    -              10,597             (10,597)
     Trade Show & Sponsorships                              51,307              67,422             (16,115)
     Travel                                                 57,892              71,585             (13,693)
     Other                                                 151,800             155,779              (3,979)
Noncash Compensation                                       585,995               6,188             579,807
Depreciation and amortization                              222,532              75,109             147,423
Interest expense, net                                     (363,733)           (516,827)           (153,094)
Other income (expenses)                                      9,788              19,152              (9,364)

         Our net loss increased by approximately $800,000 for the three months ended March 31, 2007 primarily due to a decrease in revenue from the loss of the Sycuan and Campo contracts in 2006 In addition, an increase in amortization expense resulted from a substantial increase in deferred financing costs in connection with the refinance of our vault cash Also, noncash compensation increased substantially as a result of the issuance of options to purchase our common stock.

         Our revenues as a whole decreased by approximately 43% during the three months ended March 31, 2007 as compared to the three months ended March 31, 2006 The Money Centers portfolio (consisting primarily of full-service casino contracts) decreased 27.5% or approximately $3.6 million We lost approximately $1.3 million in revenues from the loss of the Sycuan contract which terminated on May 9, 2006 and approximately $200,000 from the loss of the Campo contract in October 2006 While The Available Money portfolio (consisting of ATM contracts) decreased 65.6% or $4 million This reflected a decision to terminate unprofitable contracts from the Available Money portfolio.

         Our cost of services decreased as a result of our lower revenues.

         Our selling, general and administrative expenses decreased by approximately $80,000 during the three months ended March 31, 2007 primarily due to decreased legal expenses, decreased marketing, decreased travel and a decrease in the amount paid for trade shows. Other selling, general and administrative expenses were relatively unchanged from the three months ended March 31, 2006.

         Our interest expense decreased $153,094 during the three months ended March 31, 2007 mostly due to a decrease in the interest rate we are paying on our long-term debt as a result of the refinance that took place in December 2006. In addition, we did not incur any non-cash interest expense as we did in 2006 relating to the bridge notes that were raised in 2005.

         Off-Balance Sheet Arrangements

         There were no off-balance sheet arrangements during the fiscal quarter ended March 31, 2007 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.

         Changes in Financial Position, Liquidity and Capital Resources

                                        Three Months Ended   Three Months Ended
                                         March 31, 2007 ($)   March 31, 2006 ($)
                                            (Unaudited) (Unaudited) Change ($)
                                       ------------------- ----------------------- -------------
Net Cash Used in Operating Activities        (479,084)           (144,244)           (334,840)
Net Cash Used in Investing Activities         (61,195)            (69,706)              8,511
Net Cash Used in Financing Activities        (583,637)         (1,615,620)          1,031,983

         Net cash used in operations increased by approximately $335,000, primarily due to an increase in our net loss.

         Net cash used in financing activities decreased during the three months ended March 31, 2007 primarily due to reductions in the utilization of short-term lines of credit.

Year Ended December 31, 2006 vs. Year Ended December 31, 2005

                                                       Year Ended           Year Ended
                                                    December 31, 2006   December 31, 2005
                                                           ($)                 ($)              Change ($)
                                                  -------------------- ---------------------- ----------------
Net Income (Loss)                                       (4,342,466)         (1,666,167)         (2,676,299)
Revenues                                                11,721,752          19,409,238          (7,687,486)
Cost of services                                         9,471,763          15,801,366          (6,329,603)
     Commissions & Rents Paid                            5,409,907           9,790,374          (4,380,467)
     Wages & Benefits                                    2,135,686           2,284,970            (149,284)
     Processing Fee & Service Charges                    1,250,505           1,999,123            (748,618)
     Bad Debts                                              92,953             723,850            (630,897)
     ATM Lease Fees & Maintenance                          197,166             489,379            (292,213)
     Cash Replenishment Services                           119,604             369,909            (250,305)
     Other                                                 265,942             143,761             122,181
Gross Profit                                             2,249,989           3,607,872          (1,357,883)
Selling, General and Administrative Expenses             1,968,572           2,238,904            (270,332)
     Management Compensation                               691,175             473,918             217,257
     Professional Fees                                     237,101             800,826            (563,725)
     Travel                                                254,133             275,583             (21,450)
     Other                                                 786,163             688,576              97,587
Noncash Compensation                                     2,111,402              91,225           2,020,177
Depreciation and amortization                              355,309             941,079            (585,770)
Loss on impairment of goodwill                             203,124                   -             203,124
Settlement expenses                                        210,000                   -             210,000
Interest expense, net                                   (1,849,740)         (1,997,438)           (147,698)
Other income (expenses)                                    105,692              (5,393)            111,085

         Our net loss increased by approximately $2.7 million during the year ended December 31, 2006 primarily due to a decrease in revenue from the loss of the Sycuan contract in May of this year and the Valley View contract in 2005. This loss in revenue resulted in a decrease in gross profit of approximately $1,360,000. In addition, a increase in noncash compensation of approximately $2,000,000 million reflecting one-time charges for noncash compensation during 2006 (related to the issuance of options to purchase 3,780,780 shares of our common stock to our Chairman and CEO under our stock option plan), which options were issuable pursuant to his employment agreement upon achievement of goals established by the Board of Directors and were earned in December 2006 upon completion of the refinance of our vault cash.

         Our revenues as a whole decreased by approximately 38% during the year ended December 31, 2006 as compared to the year ended December 31, 2005. The Money Centers portfolio (consisting primarily of full-service casino contracts) decreased 27.5% or approximately $3.6 million, We lost approximately $2 million in revenues from the loss of the Sycuan contract which terminated on May 9, 2006 and approximately $845,000 from the loss of the Valley View contract in 2005, and approximately $182,000 from the loss of the Campo contract in October 2006, while the remaining Money Centers casinos had increased same store sales of 12%, from same period last year. While the Available Money portfolio (consisting of ATM contracts) decreased 65.6% or $4 million. This reflected a decision to terminate unprofitable contracts from the Available Money portfolio as demonstrated by the fact that gross profit increased.

         Our selling, general and administrative expenses decreased by approximately $270,000 during the year ended December 31, 2006 primarily due to decreased legal expenses offset by increased management compensation resulting from a full year's compensation to our chief financial officer (who began in May
2005) and payment of contractual bonuses to our chief executive officer that he waived in 2005. Other selling, general and administrative expenses were relatively unchanged from the year ended December 31, 2005.

         Our interest expense decreased $147,698 during the year ended December 31, 2006 mostly due to a decrease in the use of cash because of our termination of unprofitable contract and the non renewal of others. This was offset by $147,901 in non cash interest related to bridge notes we raised in 2005.

         Our other expenses decreased during the year ended December 31, 2006 because we had debt forgiveness on a settlement of debt off set by one time cost of closing the Sycuan casino in the second quarter of 2006.

         Off-Balance Sheet Arrangements

         There were no off-balance sheet arrangements during the year ended December 31, 2006 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our investors.


         Changes in Financial Position, Liquidity and Capital Resources


                                                                  Year ended        Year ended
                                                                 December 31,      December 31,
                                                                   2006 ($)          2005 ($)          Change ($)
                                                             -------------------- --------------- -------------------
Net Cash (Used in) Provided by Operating Activities             (1,393,257)           111,270           (1,504,527)
Net Cash Used in Investing Activities                             (524,560)          (683,039)             158,479
Net Cash Provided by Financing Activities                          272,352          2,215,944           (1,943,592)

         Net cash used in operations decreased by approximately $1.5 million, primarily due to a increase in our net loss combined with payment of our accounts and commissions payable. Net cash used in investing activities decreased due to the fact we have financed our new ATM purchases in 2006.

         Net cash provided by financing activities decreased during the year ended December 31, 2006 primarily due to reductions in the outstanding balance of our vault cash facility because we require less vault cash after the expiration of the Sycuan contract, combined with the fact we raised $1,080,000 (net of commissions) from the private placement of equity and used the proceeds in part to pay off short term notes.

         A significant portion of our existing indebtedness prior to December 28, 2006 was associated with our vault cash line of credit of $7,000,000 with Mercantile Capital, L.P., which we used to provide vault cash for our casino operations at most locations. Vault cash is the money necessary to fund the float, or money in transit, that exists when customers utilize our services but we have yet to be reimbursed from the Debit, Credit Card Cash Advance, or ATM networks for executing the transactions. Although these funds are generally reimbursed within 24-48 hours, a significant amount of cash is required to fund our operations due to the magnitude of our transaction volume. Our vault cash loan accrued interest at the base commercial lending rate of Wilmington Trust Company of Pennsylvania plus 10.75% per annum on the outstanding principal balance, with a minimum rate of 15% per annum, and had a maturity date of May 31, 2006. Vault cash for our ATM operations at locations where we do not provide full cash access services (primarily Available Money customers) is provided by our ATM processing provider under the terms of the ATM processing agreement, at a cost equal to the ATM processor's cost of funds, which currently is the Prime Rate.

         On December 28, 2006, the Mercantile line of credit was converted to a $2,525,000 term loan maturing December 31, 2008 and bearing interest at 12.75%, payable monthly. The principal balance due to Mercantile above $2,525,000 was repaid with a portion of the proceeds from a $4,750,000 term loan from Baena Advisors, LLC. This loan bears interest at 30-day LIBOR plus 13%, payable monthly, and is due February 28, 2009. Baena Advisors, LLC is owned by the brother of our Chief Executive Officer. One of our directors, John Ziegler, Jr., is a manager of Baena Advisors, LLC.

         In September and October 2005 we borrowed $800,000 from individuals, including the uncle and brother of our Chief Executive Officer, pursuant to convertible notes that bore interest at 10% per annum and matured in September and October of 2006. $550,000 of this amount has been repaid. We have reached an agreement in principle to refinance the remaining $250,000, together with accrued interest, by a $300,000 increase in the Baena Advisors facility.

         In addition, two of our casino customers provide vault cash lines of credit for our activities at their casinos. These facilities are unsecured and bear interest rates ranging from zero to 9%.Our debt is used primarily to provide vault cash for our casino operations. Vault cash is not working capital but rather the money necessary to fund the float, or money in transit, that exists when customers utilize our services but we have yet to be reimbursed from the Debit, Credit Card Cash Advance, or ATM networks for executing the transactions. Although these funds are generally reimbursed within 24 to 48 hours, a significant amount of cash is required to fund our operations due to the magnitude of our transaction volume. Vault cash for our ATM operations at locations where we do not provide full cash access services (primarily Available Money customers) is provided by our ATM processing provider under the terms of the ATM processing agreement, at a cost equal to the ATM processor's cost of funds, which currently is Prime minus 5/8%.


         On September 10, 2004, we borrowed $210,000 from the father of our chief executive officer to pay an advance on commissions to a new casino customer. This loan bears interest at 10% per annum, payable monthly. We currently are making $5,000 principal payments per month. The current principal balance outstanding is $30,000. In addition, we issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share.


         Though we anticipate our operating profits will be sufficient to meet our current obligations under our credit facilities, if we become unable to satisfy these obligations, then our business may be adversely affected as Mercantile Capital will have the right to sell our assets to satisfy any outstanding indebtedness under our line of credit loan or our term loan that we are unable to repay.


         We also have a substantial amount of accounts payable and accrued expenses. To the extent that we are unable to satisfy these obligations as they come due, we risk the loss of services from our vendors and possible lawsuits seeking collection of amounts due.


         Our goal is to change the way our customers view cash access services by transforming the way casinos find, serve and retain their customers. We will strive to assist our customers by continuing to grow and improve everything we do. We require significant capital to meet these objectives. Our capital requirements are as follows:

o Equipment: Each new account requires hardware at the location level and some additions to network infrastructure at our central server farm.

o Vault Cash: All contracts in which we provide full service money centers and ATM accounts for which we are responsible for cash replenishment require vault cash. Vault cash is the money necessary to fund the float that exists when we pay money to patrons but have yet to be reimbursed from the Debit, Credit Card Cash Advance, or ATM networks for executing the transactions.

o Acquisition Financing: We presently have no cash for use in completing additional acquisitions. To the extent that we cannot complete acquisitions through the use of our equity securities, we will need to obtain additional indebtedness or seller financing in order to complete such acquisitions.

o Working Capital: We will require substantial working capital to pay the costs associated with our expanding employee base and to service our growing base of customers.

o Technology Development: We will continue to incur development costs related to the design and development of our new products and related technology. We presently do not have an internal staff of engineers or software development experts and have outsourced this function to IntuiCode, LLC, a company operated by Jeremy Stein, a member of our Board of Directors.

         We are actively seeking various sources of growth capital and strategic partnerships that will assist us in achieving our business objectives. We are also exploring various potential financing options and other sources of working capital. There is no assurance that we will succeed in finding additional sources of capital on favorable terms or at all. To the extent that we cannot find additional sources of capital, we may be delayed in fully implementing our business plan.


         We do not pay and do not intend to pay dividends on our common stock. We believe it to be in the best interest of our stockholders to invest all available cash in the expansion of our business.

         Due to our accumulated deficit of $20,819,663 as of December 31, 2006 and our net losses and cash used in operations of $4,342,466 and $1,393,257, respectively, for the year ended December 31, 2006, our independent auditors have raised substantial doubt about our ability to continue as a going concern. While we believe that our present plan of operations will be profitable and will generate positive cash flow, there is no assurance that we will generate net income or positive cash flow for 2006 or at any time in the future.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth the names, ages and positions of our directors and executive officers and executive officers of our subsidiary as of May 31, 2007.

Name                          Age     Current Position(s) with Company
--------------------------- ------ ---------------------------------------------
Christopher M. Wolfington     41      Chairman of the Board of Directors, Chief
                                      Executive Officer and President

Jason P. Walsh                29      Chief Operating Officer, Chief Financial
                                      Officer, Secretary and Treasurer

Jeremy Stein                  39      Director

Jonathan P. Robinson          42      Director

Dennis Gomes                  63      Director

John Ziegler, Jr.             41      Director

         All directors serve until their successors are duly elected and qualified. Vacancies in the Board of Directors are filled by majority vote of the remaining directors. The executive officers are elected by, and serve at the discretion of, the Board of Directors.

         A brief description of the business experience during the past five years of our directors, our executive officers and our key employees is as follows:

         Christopher M. Wolfington - Chairman, Chief Executive Officer and President. Mr. Wolfington has been in the financial services industry for approximately 16 years. He has our Chairman since our inception. From 1991 to 1994 he was a partner in The Stanley Laman Group, a firm providing investment, insurance, mergers, acquisition, and planning services to companies nationwide. From 1995 to 1998 he was President of Casino Money Centers, a subsidiary of CRW Financial, Inc. Mr. Wolfington received a Bachelor of Arts degree in Communications and Business from the University of Scranton.


         Jason P. Walsh - Vice President-Finance, Chief Financial Officer, Secretary and Treasurer. Mr. Walsh became our Chief Financial Officer, Secretary and Treasurer in June 2005. From 1997 until June 2005 he was a certified public accountant with Robert J. Kratz & Company. Mr. Walsh received a Bachelors of Science degree in Accounting from Drexel University, and is a Pennsylvania Certified Public Accountant.

        Jeremy Stein - Mr. Stein served as President and Chief Executive Officer and a director of iGames from June 2002 until January 2004, and as Secretary and a director of iGames since January 2004. Mr. Stein has also served as the Chief Executive Officer of IntuiCode, LLC, a software development company, since 2000 and as a senior software engineer with Mikohn Gaming Corporation, where he worked until 2001. Prior thereto, he was a senior software engineer and director of Progressive Games, Inc. from 1995 to 1998 and the Chief Technical Officer of Emerald System, Inc. from 1993 to 1995. Mr. Stein studied computer science at Virginia Tech. See "Related Party Transactions."

        Jonathan P. Robinson - Director. Mr. Robinson has served as a member of our Board of Directors since January 2005. Mr. Robinson has been Chief Financial Officer of O'Neill Properties Group, a Mid-Atlantic real estate development company, since 2002. He was Chief Financial Officer of Airclic, Inc. from 2000 to 2002. Prior thereto, Mr. Robinson was Chief Financial Officer of Safeguard International, a $300 million cross-Atlantic private equity fund, focused on later-stage leveraged buyouts and private equity investments, from 1999 to 2000. From 1993 to 1998, Mr. Robinson was Chief Financial Officer of CRW Financial, Inc. Mr. Robinson received a B.S. degree from Bloomsburg University in 1986.

         Dennis Gomes - Mr. Gome's background is in law enforcement as an investigator of casino operations in Nevada and New Jersey. Having earned an undisputed reputation for character and integrity through his numerous senior-level operational positions throughout his career, Gomes served as President of the Tropicana Casino & Resort and Trump Taj Mahal Hotel & Casino in Atlantic City and as President of The Golden Nugget Hotel & Casino in Las Vegas.

         John Ziegler, Jr. - Since June of 2002, Mr. Ziegler has been the Principal and Executive Vice President of the M.F. Irvine Companies. From 1995 to 2002, Mr. Ziegler was the Chief Financial Officer of Wilcox & Gibbs.
Mr. Ziegler received a B.S. in business and economics from Lafayette College in 1990. Mr. Ziegler is a manager of Baena Advisors, LLC, a lender to the Company.

         Mr. Ziegler is Mr. Wolfington's brother-in-law. There are no other family relationships among any of our directors or executive officers.

                             EXECUTIVE COMPENSATION

         The following table presents compensation information for the year ended December 31, 2006 for our principal executive officer and our two most highly compensated executive officers (other than the principal executive officer) whose total annual salary and bonus exceeded $100,000 during such fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

-------------------------------------------- -------- ------------ ------------- ------------ -------------- --------------
                                                                                   Option       All Other
        Name and Principal Position           Year      Salary        Bonus        Awards     Compensation       Total
-------------------------------------------- -------- ------------ ------------- ------------ -------------- --------------
Christopher M. Wolfington, Chairman, Chief    2006       $350,000  $204,994 (1)   $1,888,122     $39,359(2)     $2,482,475
Executive Officer
-------------------------------------------- -------- ------------ ------------- ------------ -------------- --------------
Jason P. Walsh, Chief Financial Officer,      2006       $145,000       $25,000     $181,320        0             $351,320
Chief Operating Officer, Secretary &
Treasurer
-------------------------------------------- -------- ------------ ------------- ------------ -------------- --------------

(1) Includes $29,994 in sales commissions on contracts in place prior to 2004.

(2) Includes $35,761 in automobile expense and $3,598 in life insurance premiums.


         In January 2004, we entered into a five-year employment agreement with Christopher M. Wolfington, our Chairman, President and Chief Executive Officer. In addition to an annual salary of $350,000 per year (subject to annual increases at the discretion of the Board of Directors) (the "Base Salary"), Mr. Wolfington's employment agreement provides for a guaranteed bonus equal to 50% of his Base Salary in any calendar year (the "Guaranteed Bonus") and a discretionary incentive bonus of up to 50% of his Base Salary in any calendar year pursuant to a bonus program to be adopted by the Board of Directors (the "Incentive Bonus"). Pursuant to his employment agreement, Mr. Wolfington is entitled to fringe benefits including participation in retirement plans, life insurance, hospitalization, major medical, paid vacation, a leased automobile and expense reimbursement. In addition, under the terms of his employment agreement Mr. Wolfington was entitled to receive options to purchase 3,780,780 shares of our common stock at an exercise price of $0.01, upon the accomplishment of performance goals established by the Board of Directors in 2004, which the Board concluded had been satisfied by the equity private placement and debt refinancings in 2006. In the event there is a change of control after which Mr. Wolfington is asked to relocate his principal business location more than 35 miles, his duties are significantly reduced from the duties he had immediately prior to the change of control or there is a material reduction in his Base Salary in effect immediately prior to the change of control and, as a result of any of the foregoing, Mr. Wolfington resigns his employment hereunder within one year after the date of the change of control, then Mr. Wolfington shall be entitled to receive as severance payments, his Guaranteed Bonus, his Base Salary and his insurance benefits for a period equal to the greater of the initial term of the agreement or 24 months from the date of the termination or cessation of Mr. Wolfington's employment. For purposes of Mr. Wolfington's employment agreement, a change of control occurs if we sell all or substantially all of our assets or if shares of our capital stock representing more than 50% of the votes which all stockholders are entitled to cast are acquired, by purchase, merger, reorganization or otherwise) by any person or group of affiliated persons not an affiliate of iGames at the time of such acquisition.

         Jason P. Walsh's 2006 compensation as our Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer is governed by a May 2005 employment agreement, as amended in October 2005. Mr. Walsh's minimum annual salary is $145,000 and he receives annual bonus compensation of up to $25,000 per year. In addition, Mr. Walsh was granted options to purchase 200,000 shares of our common stock with an exercise price of $.42 per share, of which 50,000 vested immediately, 50,000 vested after one year and the remainder vested after two years. Effective December 31, 2006 (the original expiration date), Mr. Walsh's employment agreement was amended and restated to provide for an annual salary of $170,000 and no bonus compensation. Mr. Walsh also received options to purchase 500,000 shares of our common stock at an exercise price of $0.38 per share, based on the market price at the time of grant. 50% of these options vest July 1, 2007 with the remainder vesting December 31, 2007. In the event Mr. Walsh's employment is terminated prior to the then-current expiration date by us without good cause, as defined in the employment agreement, or Mr. Walsh elects early termination with good reason, as defined in the employment agreement, and such termination is within six months following a change in control, as defined in the employment agreement, Mr. Walsh will receive 100% of his annual salary in effect as of the date of such termination for a period of one year. In addition, Mr. Walsh would be entitled to payment of accrued but unused vacation time through the termination date and all unvested stock options held by Mr. Walsh would automatically vest.

         Repricing of Options

We have not adjusted or amended the exercise price of any stock options.


                  Outstanding Equity Awards at Fiscal Year-End
---------------------- --------------------------------------------------------------------------------------
                                  Option Awards
---------------------- ---------------------- ------------------------  ------------------ ------------------
        Name           Number of Securities    Number of Securities      Option Exercise        Option
                            Underlying        Underlying Unexercised
                        Unexercised Options           Options                 Price
                          (#) Exercisable        (#) Unexercisable             ($)          Expiration Date
---------------------- ---------------------- ------------------------  ------------------ ------------------
Christopher                  2,620,000                                                .01      1/2/2014
Wolfington
---------------------- ---------------------- ------------------------  ------------------ ------------------
Christopher                  3,780,780                                                .01     12/28/2016
Wolfington
---------------------- ---------------------- ------------------------  ------------------ ------------------
Jason P. Walsh                100,000                 100,000                         .42      6/14/2014
---------------------- ---------------------- ------------------------  ------------------ ------------------
Jason P. Walsh                100,000                                                 .01     11/15/2016
---------------------- ---------------------- ------------------------  ------------------ ------------------
Jason P. Walsh                200,000                                                 .26     11/15/2016
---------------------- ---------------------- ------------------------  ------------------ ------------------

         Under the terms of his employment agreement Mr. Wolfington was entitled to receive options to purchase 3,780,780 shares of our common stock at an exercise price of $0.01, upon the accomplishment of performance goals established by the Board of Directors, which the Board concluded had been satisfied by the equity private placement and debt refinancings in 2006. These grants represent approximately 84% of the options granted to our employees in the fiscal year ended December 31, 2006. In October 2006, the Compensation Committee determined to grant to Mr. Walsh options to purchase 100,000 shares of our common stock at an exercise price of $0.01 per share, and options to purchase 200,000 shares of our common stock at an exercise price of $0.26 per share, which equaled the market price as of the date of grant, based on an evaluation of his overall contribution to our business.

         Long Term Incentive Plans

         We currently do not have any long-term incentive plans.

                              Director Compensation

------------------------ -------------------------------- -------------------------- --------------
         Name              Fees Earned or Paid in Cash          Option Awards            Total
                                       ($)                           ($)                  ($)
------------------------ -------------------------------- -------------------------- --------------
Jonathan Robinson                    $2,500                      $25,960(1)             $28,460
------------------------ -------------------------------- -------------------------- --------------
Jeremy Stein                            0                        $25,960 (2)            $25,960
------------------------ -------------------------------- -------------------------- --------------
Wayne DiMarco                        $2,500                      $25,960 (3)            $28,460
------------------------ -------------------------------- -------------------------- --------------
Barry Bekkedam(5)                    $2,500                      $25,960 (4)            $28,460
------------------------ -------------------------------- -------------------------- --------------

(1) As of December 31, 2006, Mr. Robinson held options to purchase 150,000 shares of common stock.

(2) As of December 31, 2006, Mr. Stein held options to purchase 350,000 shares of common stock.

(3) As of December 31, 2006, Mr. DiMarco held options to purchase 170,000 shares of common stock. Mr. DiMarco resigned as a director in March 2007.

(4) As of December 31, 2006, Mr. Bekkedam held options to purchase 150,000 shares of common stock.

(5) Mr. Bekkedam resigned as a director in November 2006.

         Our directors who are also employees do not receive any additional consideration for serving on our Board of Directors. Our outside directors, who are not employees, receive $2,500 for each meeting of the Board of Directors or any committee thereof that they attend. In addition, our outside directors receive an annual grant of options to purchase 100,000 shares of our common stock at an exercise price equal to the closing sales price of our common stock on the date of grant.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
                               STOCKHOLDER MATTERS

Information as to ownership of Common Stock by Officers, Directors and owners of 5% or more of our Common Stock

         The following table sets forth certain information with respect to beneficial ownership of our common stock as of May 31, 2007 by:

o each person known to us to be the beneficial owner of more than 5% of our common stock;

o   each of our directors;

o   each of our executive officers; and

o   all of our executive officers and directors as a group.

Unless otherwise specified, we believe that all persons listed in the table possess sole voting and investment power with respect to all shares of our common stock beneficially owned by them. As of May 31, 2007, 30,769,853 shares of our common stock were issued and outstanding.

   Name and Address of Beneficial          Position            Amount and Nature of        Percentage of Class
             Owner (1)                                         Beneficial Ownership (1)
---------------------------------- ----------------------- ------------------------------ -------------------------
Christopher M. Wolfington              President, Chief             23,470,383 (2)                63.12
                                      Executive Officer,
700 South Henderson Road,               Chairman of the
Ste.  325                                    Board
King of Prussia, PA 19406

Jason P. Walsh                          Chief Operating                532,500 (3)                 1.70
700 South Henderson Road                Officer, Chief
Ste. 325 Financial Officer, King of Prussia, PA 19406 Secretary &
                                           Treasurer

Jeremy Stein                               Director                    410,000 (4)                 1.32
301 Yamato Road, Suite 2199
Boca Raton, FL 33431

Dennis Gomes                               Director                    400,000(5)                  1.28
615 E. Lost Pine Way
Galloway, NJ 08205

Jonathan Robinson                          Director                    175,000 (6)                  *
700 S.  Henderson Road
King of Prussia, PA 19406

John Ziegler, Jr.                          Director                    115,000(7)                   *
21 E. 5th Avenue
Conshohocken, PA  19428

                                                           ---------------------------- ---------------------------
All Executive Officers and                                          25,102,883                    64.89
Directors as a group (6 persons)
------------------------------------- --------------------
*  Less than 1%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.

(2) Includes options to purchase 6,415,780 shares of Common Stock, and 3,108,772 shares of Common Stock owned by the Christopher M. Wolfington Grantor Retained Annuity Trust. Does not include 521,759 shares of Common Stock held by the Christopher M. Wolfington Irrevocable Trust as Mr. Wolfington is not the beneficial owner of these shares of Common Stock.

(3) Includes options to purchase 500,000 shares of common stock and warrants to purchase 12,500 shares of common stock.

(4)    Includes options to purchase 350,000 shares of Common Stock.

(5) Includes options to purchase 100,000 shares of Common Stock and warrants to purchase 300,000 shares of Common Stock held by Gomes Gaming Management, LLC.

(6)    Includes options to purchase 150,000 shares of Common Stock.

(7)    Includes options to purchase 100,000 shares of Common Stock.


                                 SELLING HOLDERS

         The following table sets forth the names of the selling stockholders, the number of shares of our common stock, to our knowledge, beneficially owned by each selling stockholder as of April 10, 2007 and the number of shares of our common stock which may be offered for sale pursuant to this prospectus by the selling stockholders.

         The number of shares set forth in this table represents an estimate of the number of shares of our common stock to be offered for resale by the selling stockholders. The selling stockholders either own:

o shares of our common stock and common stock purchase warrants that they purchased from us in a private placement, or

o shares of our common stock that they received pursuant to our redomestication merger.

         The selling stockholders named below may offer these shares from time to time. The selling stockholders are, however, under no obligation to sell all or any portion of these shares of our common stock. In addition, the selling stockholders are not obligated to sell such shares of our common stock immediately under this prospectus. Since the selling stockholders may sell all or part of the shares of common stock offered in this prospectus, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

         Except as otherwise noted below, none of the selling stockholders is an officer or director of our company and none of the selling stockholders has had any material relationship with our company, affiliates or predecessors within the last three years.


                                                                                              Percentage Ownership(1)
                                                           Number of                        ----------------------------
                                   Number of Shares of     Shares of
                                   Common Stock Before    Common Stock   Number of Shares   Before            After
             Name                        Offering        After Offering     Being Sold      Offering          Offering
                                ----------------------  ---------------- ----------------- --------------- --------------
  2003 GRAT of Christopher M.            3,108,772             0             3,108,772          10.3%            0%
  Wolfington(2)
  J. Eustace Wolfington                    415,157             0              415,157            1.4%            0%
  Sean J. Wolfington                       392,157             0              392,157            1.3%            0%
  Whitehorse Capital Partners,             500,000          300,000           200,000            1.6%            *
  L.P.
  David E. and Mary J.                      80,000             0               80,000             *              0%
       Dickerson, Trustees
  Gabriel Ferrer                         1,000,000             0            1,000,000            3.3%            0%
  Michael J. Wolfe                       1,000,000             0            1,000,000            3.3%            0%
  Bomoseen Associates, LP                1,000,000             0            1,000,000            3.3%            0%
  Adam Runyan                              220,000             0              220,000             *              0%
  Thomas Baldacchino                       200,000             0              200,000             *              0%
  Samuel DeMaio                            200,000             0              200,000             *              0%
  Norman Getz                              200,000             0              200,000             *              0%
  Patrick Larbuisson                       225,000           25,000           200,000             *              *
  Thomas Smith                             200,000             0              200,000             *              0%
  Gerald Jones                             200,000             0              200,000             *              0%
  Michael and Amy Bernath                  100,000             0              100,000             *              0%
  Zachary Gomes                            100,000             0              100,000             *              0%
  Jeffrey and Shell MacNeil                100,000             0              100,000             *              0%
  Glenn Rose                                90,000             0               90,000             *              0%
  Eric Rand                                 65,550 (3)         0               65,500             *              0%
  Jeremy Stein                              60,000             0               60,000             *              0%
  Stephen Deblasio                          50,000             0               50,000             *              0%
  Stanley Merdinger                         25,000             0               25,000             *              0%
  Barry R. Bekkedam                        148,000          125,000            23,000             *              *
  Harry J. Wolfington                       62,500 (3)         0               62,500             *              0%
  Jason P. Walsh                            32,500 (4)         0               32,500             *              0%
  David Van Horn                            25,000 (3)         0               25,000             *              0%
  VFinance Investments, Inc.                24,250 (3)                         24,250             *              0%
  Steven Lloyd                              12,500 (3)         0               12,500             *              0%
  Joseph Jaquinto                           12,500 (3)         0               12,500             *              0%
  Lewis Levenstein                          10,200 (3)         0               10,200             *              0%
---------------------------------- ---------------------
*  Less then one percent (1%)

(1) Calculated based on 30,524,853 shares of our common stock issued and outstanding as of December 31, 2006.

(2)     Mr. Wolfington is our Chairman, Chief Executive Officer and President.

(3)     Represents shares issuable on the exercise of warrants.

(4)     Includes 12,500 shares issuable on the exercise of warrants.

                              PLAN OF DISTRIBUTION

         As of the date of this prospectus, the selling stockholders have not determined how they will distribute the shares of our common stock that they or their respective pledgees, donees, transferees or other successors in interest are offering for resale. Accordingly, such shares may be sold from time to time in one or more of the following transactions:

o        block transactions;

o transactions on the over-the-counter electronic bulletin board or on such other market on which our common stock may from time to time be trading;

o        privately negotiated transactions;

o        through the writing of options on the shares;

o        short sales; or

o        any combination of these transactions.

         The sale price to the public in these transactions may be:

o        the market price prevailing at the time of sale;

o        a price related to the prevailing market price;

o        negotiated prices; or

o such other price as the selling stockholders determine from time to time.


         In the event that we permit or cause this registration statement to lapse, the selling stockholders may sell shares of our common stock pursuant to Rule 144 promulgated under the Securities Act of 1933.


         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share that may be below the prevailing market price of our common stock.


         Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. We have no obligation to obtain or assist the selling stockholders in obtaining a commitment in connection with the sale of shares of our common stock covered by this prospectus. We have been informed by the selling stockholders that there are no existing arrangements between them and any other stockholders, broker, dealer, underwriter or agent relating to the distribution of the shares offered by this prospectus. If the selling stockholders enter into an agreement, after effectiveness of this registration statement, to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, then we will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information on the plan of distribution and will revise the disclosures in the registration statement, and will file the broker-dealer agreement as an exhibit to the registration statement.

         The selling stockholders will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders.


         Upon effecting the sale of any of these shares of our common stock offered pursuant to this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. We have been advised that none of the selling stockholders are broker-dealers or affiliates of broker-dealers.


         The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the shares offered in this prospectus.


         We are and will continue to be subject to the penny stock rules. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or listed on the NASDAQ stock market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks.


         We will assume no obligation or responsibility whatsoever to determine a method of disposition for our shares of common stock offered by the selling stockholders or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.


         We have no obligation to assist or cooperate with the selling stockholders in the offering or disposition of our shares of common stock covered by this prospectus other than with respect to the filing of this prospectus and the filing of any amendments hereto pursuant to our agreement with the selling stockholders. We have no agreement with the selling stockholders or any other person requiring us to indemnify or hold harmless the holders of our shares of common stock covered by this prospectus.

         We will pay substantially all of the expenses incident to the registration and offering of our common stock pursuant to this prospectus, other than commissions or discounts of underwriters, broker-dealers or agents.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders pursuant to this prospectus.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         IntuiCode, LLC provides us with product development, deployment and maintenance services on a monthly basis for cash compensation determined on a project-by-project basis. We paid IntuiCode approximately $168,280 during the year ended December 31, 2006. Jeremy Stein, a member of our Board of Directors, holds approximately 1.32% of our stock (including shares subject to options) is also the Chief Executive Officer and the holder of approximately 43% of the outstanding membership interests of IntuiCode. The value of Mr. Stein's interest in payments made to IntuiCode in 2006 was $72,360. We believe the terms of IntuiCode's engagement are at least as fair as those that we could have obtained from unrelated third parties in arms-length negotiations.

         Although we believe that IntuiCode is highly qualified to provide these services, we believe that other software developers are available to provide similar services should IntuiCode no longer be able or willing to do so.

         From September to December 2005 we borrowed $725,000 from seven individuals, including our Chief Financial Officer ($25,000) and our Chief Executive Officer's uncle and brother ($250,000 each). These loans bear interest at 10% per annum with terms of nine months. Warrants to purchase an aggregate of 112,500 shares of our common stock at an exercise price of $0.01 per share were issued to our Chief Financial Officer (12,500 shares) and four unaffiliated lenders (100,000 shares).

         From March to May 2006 we borrowed $75,000 from our Chief Executive Officer's father. These loans bear interest at 10% per annum with terms of nine months. Warrants to purchase an aggregate of 37,500 shares of our common stock at an exercise price of $0.01 per share were issued to the lender.

         On December 28, 2006, we entered into a Credit and Security Agreement (the "Credit Agreement") with Baena Advisors, LLC ("Baena") pursuant to which Baena advanced $4,750,000 to us. The proceeds of this loan were used to repay outstanding indebtedness, as described in "Management's Discussion and Analysis
- Changes in Financial Position, Liquidity and Capital Resources." Baena is owned by Sean Wolfington, the brother of our Chief Executive Officer and Chairman. One of our directors, John Ziegler, Jr., is a manager of Baena Advisors, LLC.


         The loan bears interest at a rate equal to 30-day LIBOR plus 13%, payable monthly. The principal amount of the loan, together with accrued but unpaid interest, is due and payable February 28, 2009; provided that Baena may extend the term of the Loan to February 28, 2011. In addition, we pay Baena a monthly loan fee of $3,000. Our obligations under the Credit Agreement are secured by the grant of a security interest in all of our assets and are guaranteed by our Chief Executive Officer and his wife. This guaranty is secured by a pledge of all of the shares of our common stock held by our Chief Executive Officer.


         In connection with the making of the loan, we issued to Baena warrants to purchase an aggregate of 2,000,000 shares of our common stock at an exercise price of $0.01 per share. The warrants expire February 28, 2011.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock currently consists of 170,000,000 shares, of which 150,000,000 shares are common stock, with a par value of $0.001 per share, and 20,000,000 shares are "blank check" preferred stock, with a par value of $0.001 per share.

         As of the date of this prospectus, there are 30,162,353 issued and outstanding shares of our common stock, and no issued and outstanding shares of our Preferred Stock. All outstanding shares of capital stock are duly authorized, validly issued, fully paid, and non-assessable. No material potential liabilities are anticipated to be imposed on shareholders under state statutes.

Common Stock.

         Each holder of our common stock is entitled to one vote for each share owned of record on all matters voted upon by our stockholders.

         Our common stock has no cumulative voting rights, preemption rights, and no redemption, sinking fund, or conversion privileges. Since the holders of our common stock do not have cumulative voting rights, holders of more than 50% of our total outstanding common shares can elect all of our directors, and holders of the remaining shares, by themselves, cannot elect any of our directors.

         Holders of our common stock are entitled to receive dividends if, as, and when declared by our board of directors out of funds legally available for such purpose.

         Upon the dissolution, liquidation or winding up of our company, the holders of our common stock are entitled to share equally and ratably our net assets, if any, available to such holders after distributions to holders of our preferred stock.

Blank Check Preferred Stock.

         Our board of directors has the authority, without further stockholder approval, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the designations, rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences. These shares of preferred stock may have rights senior to our common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Transfer Agent and Registrar.

         Florida Atlantic Stock Transfer, Inc., 7130 N. Nob Hill Road, Tamarac, Florida 33321-1841 is our transfer agent and the registrar for our common stock. Our transfer agent's telephone number is (954) 726-6320.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

         Our authorized but unissued capital stock consists of 126,033,336 shares of common stock and 20,000,000 shares of blank check preferred stock. One effect of the existence of authorized but unissued capital stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of our management. If, in the due exercise of its fiduciary obligations, for example, the board of directors were to determine that a takeover proposal was not in our best interests, such shares could be issued by our board of directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Amended and Restated Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Paragraph B of Article Seventh of our amended and restated certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol "MCAM.OB."


Market Information


         Our shares of common stock were first quoted on the Over-The-Counter Bulletin Board on October 14, 2002. The following table presents the high and low bid prices per share of our common stock as quoted for the years ended December 31, 2005, 2006 and 2007 (through March 31, 2007), which information was provided by NASDAQ Trading and Market Services.

Year ending December 31, 2007

Quarter ended:                       High Bid                     Low Bid
     June 30, 2007(1)                  0.60                         0.32
     March 31, 2007                    0.55                         0.33
(1) Through May 31, 2007

--------------------------------------------------------------------------------
Year ending December 31, 2006

Quarter ended:                       High Bid                     Low Bid
     December 31, 2006                 0.64                         0.14
     September 30, 2006                0.38                         0.28
     June 30, 2006                     0.43                         0.25
     March 31, 2006                    0.37                         0.32

--------------------------------------------------------------------------------

Year ended December 31, 2005

Quarter ended:                       High Bid                     Low Bid
     March 31, 2005                    1.15                         0.51
     June 30, 2005                     0.55                         0.30
     September 30, 2005                0.67                         0.34
     December 31, 2005                 0.45                         0.34

--------------------------------------------------------------------------------
         The above quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. On May 31, 2007, the closing bid price for our common stock was $0.36 per share.

Holders

         As of May 31, 2007, we had 70 stockholders of record of our common stock. Such number of record holders was derived from the records maintained by our transfer agent, Florida Atlantic Stock Transfer.

Dividends

         To date, we have not declared or paid any cash dividends and do not intend to do so for the foreseeable future. Prior to our acquisition by iGames in January 2004, we paid dividends to our shareholders. In January 2004, prior to the acquisition, these dividends were approximately $270,010. In the future we intend to retain all earnings, if any, to finance the continued development of our business. Any future payment of dividends will be determined solely in the discretion of our Board of Directors.


Securities Authorized for Issuance Under Equity Compensation Plans

------------------------------------------ --------------------- ------------------------ ----------------------------
                                           Number of
                                           securities to be
                                           issued upon
                                           exercise of           Weighted average         Number of securities
                                           outstanding           exercise price of        remaining available for
                                           options, warrants     outstanding options,     future issuance under
                                           and rights            warrants and rights      equity compensation plans
------------------------------------------ --------------------- ------------------------ ----------------------------
Equity  compensation  plans  approved  by             7,960,780              $0.10                       0
security holders
------------------------------------------ --------------------- ------------------------ ----------------------------
Equity compensation plans not approved
by security holders                                      -                    N/A                        0
------------------------------------------ --------------------- ------------------------ ----------------------------
Total                                                    -                    N/A                        0
------------------------------------------ --------------------- ------------------------ ----------------------------

         There were no other securities authorized for issuance under equity compensation plans at December 31, 2006.

                                     EXPERTS

         The consolidated financial statements of Money Centers of America, Inc. as of December 31, 2006 and for the fiscal years ended December 31, 2005 and 2006 have been included herein and in the registration statement in reliance upon the report of Sherb & Co., LLP independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to comply with the reporting requirements of the Exchange Act of 1934. Accordingly, we are required to file quarterly and annual reports and other information with the Securities and Exchange Commission.


         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the Securities and Exchange Commission at 100 F Street N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                         MONEY CENTERS OF AMERICA, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                          Page
 Report of Independend Registered Public Accounting Firm for Years ended December 31, 2006 and
 December 31, 2005.................................................................................        F-2

 Consolidated Balance Sheet as of December 31, 2006................................................        F-3

 Consolidated Statements of Operations for the fiscal years ended December 31, 2006 and December           F-4
 31, 2005..........................................................................................

 Consolidated Statements of  Stockholders' Deficit for the fiscal years ended December 31, 2006            F-5
 and December 31, 2005.............................................................................

 Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2006 and December           F-6
 31, 2005..........................................................................................

 Notes to Consolidated Financial Statements........................................................        F-7

 Consolidated Balance Sheet as of March 31, 2007 (unaudited) ......................................        F-30

 Consolidated Statements of Operations (unaudited) for the three months ended March 31, 2007 and           F-31
 March 31, 2006....................................................................................

 Consolidated Statements of Cash Flows (unaudited) for the three months ended March 31, 2007 and           F-32
 March 31, 2006....................................................................................

 Notes to Consolidated Financial Statements (unaudited)............................................        F-33

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee
Money Centers of America, Inc.


We have audited the accompanying consolidated balance sheet of Money Centers of America, Inc. and Subsidiaries as of December 31, 2006 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Money Centers of America, Inc. and Subsidiaries as of December 31, 2006 and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has suffered recurring losses from operations, has net cash used in operations, a net working capital deficit, a stockholders' deficit and an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                        /s/ Sherb & Co, LLP
                                               Certified Public Accountants

Boca Raton, Florida
April 8, 2007


                                       MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES
                                                  CONSOLIDATED BALANCE SHEET
                                                      DECEMBER 31, 2006
                                                            ASSETS
             Current assets:
             Restricted cash                                                                          $4,619,383
             Accounts receivable                                                                          30,184
             Prepaid expenses and other current assets                                                   270,598
                                                                                               ------------------
             Total current assets                                                                      4,920,165

             Property and equipment, net                                                               1,063,124
             Other assets
             Intangible assets, net                                                                    1,172,219
             Deferred financing costs                                                                  1,149,547
             Deposits                                                                                     55,397
                                                                                               ------------------
             Total other assets                                                                        2,377,163

                                                                                               ------------------
             Total assets                                                                             $8,360,452
                                                                                               ==================

                                            LIABILITIES AND STOCKHOLDERS' DEFICIT

              Current liabilities:
              Accounts payable                                                                          $499,663
              Accrued interest                                                                           109,028
              Accrued expenses                                                                           702,203
              Current portion of capital lease                                                           209,620
              Convertible notes payable, related party                                                   250,000
              Lines of credit                                                                          3,045,177
              Due to officer                                                                             119,130
              Commissions payable                                                                        855,781
                                                                                               ------------------

                                                                                               ------------------
              Total current liabilities                                                                5,790,602

              Long-term liabilities:
              Capital lease, net of current portion                                                      483,263
              Note payable, related party                                                              4,750,000
              Notes payable, net of debt discount                                                      2,467,668
                                                                                               ------------------

                                                                                               ------------------
              Total long-term liabilities                                                              7,700,931

              Total liabilities                                                                       13,491,533

              Stockholders' Deficit:
              Preferred stock; $.001 par value, 20,000,000 shares authorized
              0 shares issued and outstanding                                                         --
              Common stock; $.01 par value, 150,000,000 shares authorized
              30,524,853 shares issued and outstanding                                                   305,248
              Additional paid-in capital                                                              15,383,334

              Accumulated deficit                                                                   (20,819,663)
                                                                                               ------------------
              Total stockholders' deficit                                                            (5,131,081)
                                                                                               ------------------
              Total liabilities and stockholders' deficit                                             $8,360,452
                                                                                               ==================
                                 See accompanying notes to consolidated
financial statements.

                                                                             F-2


                                       MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                              YEARS ENDED
                                                                                              DECEMBER 31,
                                                                          -----------------------------------------------------
                                                                                    2006                       2005
                                                                          -----------------------------------------------------
Revenues                                                                                $11,721,752                $19,409,238

Cost of revenues                                                                          9,471,763                 15,801,366
                                                                          -------------------------- --------------------------

Gross profit                                                                              2,249,989                  3,607,872

Selling, general and administrative expenses                                              1,968,572                  2,238,904

Noncash Compensation                                                                      2,111,402                     91,225

Depreciation and amortization                                                               355,309                    941,079

Loss on impairment of goodwill                                                              203,124             --

Settlement Expenses                                                                         210,000             --
                                                                          -------------------------- --------------------------

Operating income (loss)                                                                 (2,598,418)                    336,664

Other income (expenses):
   Interest income                                                                           16,471                     18,130
   Interest expense                                                                     (1,718,309)                (1,947,283)
   Noncash interest expense                                                               (147,902)                   (68,285)
                                                                          -------------------------- --------------------------
                                            Total Interest expense, net                 (1,849,740)                (1,997,438)
                                                                          -------------------------- --------------------------

   Other income                                                                             234,068                      1,650
   Other expenses                                                                         (128,376)                    (7,043)
                                                                          -------------------------- --------------------------
                                            Total other income (expenses)                   105,692                    (5,393)
                                                                          -------------------------- --------------------------

Net loss                                                                               $(4,342,466)               $(1,666,167)
                                                                          ========================== ==========================

Net loss per common share-basic                                                             $(0.14)                    $(0.07)
                                                                          ========================== ==========================

Net loss per common share-diluted                                                           $(0.14)                    $(0.07)
                                                                          ========================== ==========================

Weighted Average Common Shares Outstanding During the period
  -Basic                                                                                 30,524,853                 25,179,895
                                                                          ========================== ==========================

  -Diluted                                                                               30,524,853                 25,179,895
                                                                          ========================== ==========================


                                 See accompanying notes to consolidated
financial statements.


                                            MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES
                                       COLSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                   Common Stock         Additional                       Total
                                                                 ($.01 par value)        Paid-In      Accumulated     Stockholders'
                                                             Shares        Amount        Capital        Deficit          Deficit
                                                       ----------------  -----------  -------------  --------------   --------------
Balance, December 31, 2004                               23,967,664        $239,676    $10,445,133   $(14,811,030)    $(4,126,221)

   Issuance of common stock for services                     75,000             750         57,000             --          57,750

   Sale of common stock, net of offering costs              984,314           9,843        469,657                        479,500

   Exercise of stock options                                180,000           1,800             --                          1,800

   Beneficial conversion feature for 162,500 warrants                                      190,337                        190,337

   Issuance of 60,000 warrants to consultants                                               27,414                         27,414

   Net Loss                                                                                            (1,666,167)     (1,666,167)

                                                       ----------------  -----------  -------------  --------------   --------------
 Balance, December 31, 2005                              25,206,978         252,069     11,189,541    (16,477,197)     (5,035,587)
                                                       ----------------  -----------  -------------  --------------   --------------

   Issuance of common stock for services                     15,375             154          5,587                          5,741

   Sale of common stock, net of offering costs            5,100,000          51,000      1,062,390                      1,113,390

   Exercise of stock options                                202,500           2,025          4,000                          6,025

   Note discount 37,500 warrants issued                                                     10,305                         10,305

   Issuance of warrants to consultants/lender                    --              --      1,014,582                      1,014,582


Vesting of employee stock options                                                           27,487                         27,487

   Issuance of options for services                              --              --      2,069,442                      2,069,442

     Net Loss                                                                                          (4,342,466)     (4,342,466)

                                                       ----------------  -----------  -------------  --------------   --------------
Balance, December 31, 2006                               30,524,853        $305,248    $15,383,334   $(20,819,663)     $(5,131,081)
                                                       ================  ===========  =============  ==============   ==============


                                 See accompanying notes to consolidated
financial statements.

                                                                             F-4



                                        MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES
                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                                    Years Ended
                                                                                                    December 31,
                                                                                            -----------------------------
                                                                                                 2006          2005
                                                                                            -----------------------------
Cash flows from operating activities:
 Net loss                                                                                      $(4,342,466)  $(1,666,167)
 Adjustments used to reconcile net loss to net cash (used in)
   provided by operating activities:
        Depreciation and amortization                                                              355,309       941,079
        Amortization of debt discount                                                              138,156        68,313
        Issuance of warrants for services                                                           15,782        27,414
        Issuance of common stock for services                                                        5,741        57,750
        Issuance of stock options for services                                                   2,096,929            --
        Write off of goodwill                                                                      203,123            --
        Settlement with vendor other income                                                       (181,576)           --
 Changes in operating assets and liabilities:
        Increase (decrease) in:
                Accounts payable                                                                  (519,530)      (45,219)
                Accrued interest                                                                    (7,933)       34,071
                Accrued expenses                                                                   516,601        54,187
                Commissions payable                                                                (82,119)      197,144
        (Increase) decrease in:
                Prepaid expenses and other current assets                                          (29,334)       34,074
                Accounts receivable                                                                312,558       465,424
                Proceeds from refundable deposit                                                   126,000        43,200
                Deposits                                                                              (500)     (100,000)
                                                                                            -----------------------------
Net cash (used in) provided by operating activities                                             (1,393,259)      111,270
Cash flows from investing activities:
   Purchases of property and equipment                                                            (105,990)     (171,338)
   Cash paid for acquisition and intangible assets                                                (294,470)     (496,176)
   Cash paid for loan cost on convertible debt                                                    (124,100)      (15,525)
                                                                                            -----------------------------
Net cash used in investing activities                                                             (524,560)     (683,039)
Cash flows from financing activities:
   Net change in lines of credit                                                                (4,450,643)    1,919,869
   Payments on capital lease obligations                                                          (152,960)     (105,515)
   Repayments of loans payable                                                                          --      (500,000)
   Advances to officer                                                                            (251,200)     (164,575)
   Proceeds from notes payable                                                                   7,350,000        25,000
   Payments on notes payable                                                                    (3,342,259)     (140,135)
   Proceeds from issuance of convertible promissory notes                                               --       700,000
   Sale of common stock, net of $161,620 and $22,500 of offering costs, respectively             1,113,391       479,500
   Exercise of stock options and warrants                                                            6,025         1,800
                                                                                            -----------------------------
Net cash provided by financing activities                                                          272,354     2,215,944
NET (DECREASE) INCREASE IN CASH                                                                 (1,645,465)    1,644,175
CASH, beginning of period                                                                        6,264,848     4,620,673
                                                                                            -----------------------------
CASH, end of period                                                                             $4,619,383    $6,264,848
                                                                                            =============================
Supplemental disclosure of cash flow information:
   Cash paid during the period for interest                                                     $1,718,309    $1,947,283
                                                                                            =============================
Supplemental disclosure on non-cash investing and financing activities:

    Acquisition of software                                                                         $   --       $43,000
                                                                                            =============================
    Acquisition of equipment under capital lease                                                  $563,288    $6,246,388
                                                                                            =============================
    Exchange for reduction in note payable due to litigation                                        $   --      $150,000
                                                                                            =============================
    Exchange for reduction in loan payable due to litigation                                        $   --    $1,500,000
                                                                                            =============================
    Reduction of loan payable officer in exchange for related accrual                              $43,750    $4,175,000
                                                                                            =============================
    Record beneficial conversion feature for convertible debt and detachable warrants               $   --      $190,337
                                                                                            =============================
    Settlement with vendor                                                                          $   --      $170,000
                                                                                            =============================
    Record beneficial conversion feature for convertible debt and detachable warrants              $10,305        $   --
                                                                                            =============================
    Issuance of warrants to lender                                                                $998,800        $   --
                                                                                            =============================

                              See accompanying notes to consolidated financial
statements.

                                                                             F-5


                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

Note 1 - Organization

Money Centers of America Inc. (the "Company" or "MCA"), a Delaware corporation, was incorporated in October 1997. The Company is a single source provider of cash access services, ONSwitch(TM) Transaction Management System, and the Omni Network to the gaming industry. The Company has combined advanced technology with personalized customer services to deliver ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus (outsourced marker services), cash access host program, customer data sharing and merchant card processing.

Note 2 - Basis of Presentation and Significant Accounting Policies

(A)      Basis of Presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany balances and transactions have been eliminated. The Company and its subsidiaries have fiscal years ending on December 31.

(B)      Principles of Consolidation

The Company consolidates its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

(C)      Use of Estimates

In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods presented. Actual results may differ from these estimates.

Significant estimates during 2006 and 2005 include depreciable lives on equipment, the valuation of stock options granted for services, the value of warrants issued in connection with debt related financing, valuation of intangible assets not having finite lives and the valuation allowance for deferred tax assets since the Company had continuing operating losses.

(D) Cash and Cash Equivalents and Compensating Balances

For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2006, the balance exceeded the federally insured limit by $4,387,355. In addition, the Company maintains a significant amount of cash at each of the casinos. Management believes that the Company has controls in place to safeguard these on-hand amounts, and that no significant credit risk exists with respect to cash.

Additionally, the Company had $30,000 maintained under a compensating balance agreement. The $30,000 is retained due to potential dishonorment of bad checks that are unforeseen. There is an informal agreement between our bank and our lender that requires this compensating balance agreement.

                         MONEY CENTERS OF AMERICA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006
(E)      Restricted Cash

Restricted cash is the balance of cash that is in the Company's bank accounts and network that is used as collateral for our asset based lender (See Note 5). The Company does not have access to this cash unless there is an amount over and above the required amount of collateral. In order to pay operating expenses, the Company requests that the asset based lender transfer funds into the Company's unrestricted cash accounts. The restricted cash balance at December 31, 2006 was $4,619,383.

(F)      Accounts Receivable

Accounts receivable arise primarily from ATM, credit card advances and check cashing services provided at casino locations. Concentration of credit risk related to ATM and credit card advances are limited to the processors who remit the cash advanced back to the Company along with the Company's allocable share of fees earned. The Company believes these processors are financially stable and no significant credit risk exists with respect to accounts receivable arising from credit card advances. No allowance was considered necessary at December 31, 2006 and 2005.

(G)      Equipment

Equipment is stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Equipment consists primarily of cash access devices and computer equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which ranges from five to seven years.

(H)      Long Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No.144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell the asset. There were no impairment charges taken during the year ended December 31, 2006.

(I)      Goodwill, Intangibles and Related Impairment

Goodwill is assumed to have an indefinite life pursuant to statement of Financial Accounting Standards No. SFAS 142, "Goodwill and Other Intangible Assets" and accordingly is not amortized but subject to periodic impairment tests. Acquired contract rights are considered to have a finite life, pursuant to SFAS 142, to be amortized over the period the asset is expected to contribute to future cash flows. The Company expects the period to be 1 to 4 years. The contract rights will also be subject to periodic impairment tests. In accordance with SFAS No. 142, the Company is required to evaluate the carrying value of its intangible assets (goodwill) subsequent to their acquisition. During 2006, the Company evaluated the carrying value of goodwill and wrote off the remaining balance. An impairment charge of $203,124 was recorded.

(J) Internal Use Software and Website Development Costs

The Company has adopted the provisions of AICPA Statement of Position ("SOP") 98-1, "Accounting for the Costs of Software Developed or Obtained for Internal Use," and Emerging Issues Task Force ("EITF") Consensus #00-2. "Accounting for Web Site Development Costs." The type of costs incurred by the Company in developing its internal use software and Web site include, but are not limited to payroll-related costs (e.g., fringe benefits) for employees who devote time to the internal use computer software or Web site project, consulting fees, the price of computer software purchased from third parties and travel expenses incurred by employees or consultants in their duties directly associated with developing the software. These costs are either expensed or capitalized depending on the type of cost and the stage of development of the software and Web site.

The Company makes ongoing evaluations of the recoverability of its capitalized internal use software and Web site by comparing the amount capitalized for each module or component of software to their estimated net realizable values. If such evaluations indicate that the unamortized costs exceed the net realizable values, the Company writes off the amount by which the unamortized costs exceed the net realizable values. At December 31, 2006 and 2005, no such write-offs were required.

At December 31, 2006, the net book value of capitalized software was $1,171,977. Amortization expense for the years ended December 31, 2006 and 2005 was $7,897 and $7,897, respectively.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

(K)      Deferred Financing Costs

Deferred financing costs are capitalized and amortized over the term of the related debt. At December 31, 2006, the gross amount of deferred financing costs was $1,299,183 and related accumulated amortization was $149,636. At December 31, 2006 the Company reflects in the accompanying consolidated balance sheet net deferred financing costs of $1,149,547. Amortization of deferred financing costs was $38,701 and $47,501 for the years ended December 31, 2006 and 2005, respectively.

(L)      Derivative Liabilities

In order to determine whether the Company has derivative liabilities, the Company reviewed SFAS No.133, SFAS No.150, EITF No.00-19, EITF No.00-19-2 and EITF No.05-02, "The Meaning of Convertible Debt Instrument in Issue No.00-19."

Pursuant to the terms of the Company outstanding convertible debt and the associated detachable freestanding warrants, management determined that no instruments should be classified as derivative liabilities. Additionally, there are no other issued and outstanding instruments which require the application of the aforementioned references.

(M)      Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No.104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenue streams of the Company:

     (1) ATM's and Credit Cards

     Fees earned from ATM and credit card advances are recorded on the date of transaction.

     (2) Check Cashing

     Revenue is recorded from fees on check cashing services on the date the check is cashed. If a customer's check is returned by the bank on which it is drawn, the full amount of the check is charged as bad debt loss. The check is subsequently resubmitted to the bank for payment. If the bank honors it, the amount of the check is recognized as a negative bad debt expense. Based on the quick turnaround of the check being returned by the bank on which it is drawn and the resubmission to the bank for payment, the Company feels this method approximates the allowance method, which is a Generally Accepted Accounting Principle. Based upon past history no allowance was considered necessary at December 31, 2006 and 2005, respectively.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

(N)      Cost of Revenues

The cost of revenues primarily includes commissions paid, non management wages, employee benefits, bad debts, rents paid to contract lessors, transaction processing costs, cash replenishment fees, non-capitalizable operating lease fees for ATM's and repairs and maintenance of ATM's.

(O)      Advertising

In accordance with Accounting Standards Executive Committee Statement of Position 93-7, ("SOP 93-7") costs incurred for producing and communicating advertising of the Company, are charged to operations as incurred. Advertising expense for the years ended December 31, 2006 and 2005 were $45,755 and $44,744, respectively.

(P)      Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards No.109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

(Q)      Fair Value of Financial Instruments

Statement of Financial Accounting Standards No.107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including accounts receivable, accounts payable and accrued expenses, commissions payable, notes payable, convertible notes payable, net of debt discount, line of credit and due to related party approximate fair value due to the relatively short period to maturity for these instruments.

(R)      Earnings per Share

In accordance with Statement of Financial Accounting Standards No.128, "Earnings per Share," basic earnings per share is computed by dividing the net income
(loss) less preferred dividends for the period by the weighted average number of shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred dividends by the weighted average number of shares outstanding including the effect of share equivalents. Common share equivalents consist of shares issuable upon the exercise of certain common stock purchase warrants, stock options, and convertible preferred stock. The Company has excluded these common share equivalents from its computation of earnings per share due to their antidilutive effect as the Company has reflected a net loss at December 31, 2006 and 2005, respectively. Accordingly, the basic and diluted EPS are the same.

At December 31, 2006 and 2005 there were 9,683,836 and 6,671,111 shares of issuable common stock underlying the options, warrants and convertible debt securities, respectively.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

The following table summarizes all common stock equivalents outstanding at December 31, 2006 and 2005, respectively.

                                            2006             2005
                                            ----             ----
Common stock options                      3,565,000        3,602,500
Common stock warrants                     7,960,780        1,457,500
Convertible notes payable                   555,556        1,611,111
Total Common Stock Equivalents           12,081,336        6,671,111

(S)      Stock Based Compensation

Effective January 1, 2006, the Company adopted the provisions of SFAS No.123(R), "Share-Based Payment," under the modified prospective method. SFAS No.123(R) eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed under APB Opinion No.25 "Accounting for Stock Issued to Employees," and requires instead that such transactions be accounted for using a fair-value-based method. Under the modified prospective method, the Company is required to recognize compensation cost for share-based payment to employees based on their grant date fair value from the beginning of the fiscal period in which the recognition provisions are first applied. For periods prior to adoption, the financial statements are unchanged, and the pro forma disclosures previously required by SFAS No.123, as amended by SFAS No.148, will continue to be required under SFAS No.123(R) to the extent those amounts differ from those in the Statement of Operations.

During 2006 and 2005, the Company granted 4,480,780 and 477,500 options, respectively to employees that were accounted for pursuant to SFAS No.123(R) and 123, respectively.

During 2006 and 2005, the Company granted 2,182,500 and 672,500 warrants, respectively to non-employees that were accounted for pursuant to SFAS No.123(R) and 123, respectively.

See detailed discussion of stock based compensation in Note 9.

(T)      Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board issued Statement No.155 ("FAS No 155"), "Accounting for Certain Hybrid Instruments: An Amendment of FASB Statements No.133 and 140." Management does not believe that this statement will have a significant impact as the Company does not use such instruments.

In May 2006, the SEC announced that the compliance date for non-accelerated filers pursuant to Section 404 of the Sarbanes-Oxley Act had been extended. Under the latest extension, a company that is not required to file its annual and quarterly reports on an accelerated basis must begin to comply with the internal control over financial reporting requirements for its first fiscal year ending on or after July 15, 2008, which, for us, is effective for fiscal 2008 beginning January 1, 2008. This is a one-year extension from the previously established July 15, 2007 compliance date established in September 2005. The SEC similarly extended the compliance date for these companies relating to requirements regarding evaluation of internal control over financial reporting and management certification requirements. We are currently evaluating the impact of Section 404 of the Sarbanes-Oxley Act on our results of operations, cash flows or financial condition.

In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No.48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No.109" ("FIN 48"), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is "more likely than not" that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company does not expect FIN 48 will have a material effect on its consolidated financial condition or results of operations.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") 108 which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for the first interim period following the first fiscal year ending after November 15, 2006, which, for us, is effective for fiscal 2007 beginning January 1, 2007. We believe that the adoption of SAB 108 will not have a material impact on the Company's results of operations, cash flows or financial condition.

The Company does not believe that any other recently issued, but not yet effective accounting standards will have a material effect on the Company's consolidated financial position, results of operations or cash flows.


Note 3 - Equipment


The major classes of property and equipment at December 31, 2006 are as follows:

Classification                    Estimated Life
                                  -------------------     -------------------
Equipment                              5 years                    $1,912,052
Furniture                             5-7 years                      101,578
                                                          -------------------
                                                                       2,013,630
Less: accumulated depreciation                                     (950,506)
                                                          -------------------
Equipment, net                                                    $1,063,124
                                                          ===================


Depreciation expense for property and equipment for the years ended December 31, 2006 and 2005 was $249,349 and $227,041 respectively.

Of the totals presented above, capitalized equipment under capital leases had a gross carrying value of $1,064,050 and accumulated depreciation of $287,800 at December 31, 2006.

Note 4 - Acquisition, Intangible Assets and Goodwill

On January 6, 2004, iGames acquired the capital stock of Available Money, Inc. ("Available Money") a provider of ATM cash access services. This expanded our casino ATM business but it also propelled the Company into non-casino related ATM businesses, such as strip malls. The acquisition was accounted for under the purchase method of accounting and the results of operations of Available Money are included in the operations of the Company from January 6, 2004. The purchase price was $6,000,000. The initial goodwill recorded on this purchase was approximately $3,800,000 (see Note 1(I)). The remaining $2,100,000 was assigned to contract rights based on the discounted projected cash flow from the contracts through their expiration dates, using a 15% discount rate. At December 31, 2006, the net book value of contract rights was $242.

During 2004, certain of the Available Money contracts were not renewed and the Company has canceled 1,470,589 shares of stock issued to the former Available Money shareholders, representing a $2,000,002 reduction in the purchase price, the Company has accordingly lowered the goodwill recorded on the purchase by $2,000,002, to approximately $1,831,000. As part of the settlement with the former owners of AM, the purchase price was reduced by $150,000 and the Company reduced goodwill by $150,000 in March of 2005. As a result of the July 2005 settlements of litigation with Equitex, Inc. and Chex Services, Inc. goodwill was reduced by $1,500,000 to approximately $200,000. The $1,500,000 reduction was offset against a corresponding reduction in loans payable. During 2006 the remaining balance of approximately $200,000 was written off.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

Intangible assets and Goodwill at December 31, 2006 are as follows:

     (a)      Intangible assets

                                          Estimated Life
                                      ----------------------    ---------------
   Software                                 15 Years                    $9,928
   Software development costs               5-7 years                1,194,510
   Website development costs                 3 years                    24,000
   Contract rights                         1 - 3 years               2,100,306
   Other                                     3 years                     5,108
                                                                ---------------
                                                                       3,333,852
   Less: accumulated amortization                                  (2,161,633)
                                                                ---------------
   Intangibles, net                                                $ 1,172,219
                                                                ===============


Amortization expense, for intangible assets, for the years ended December 31, 2006 and 2005 was $67,259 and $666,537 respectively.

The following table represents the balance of intangible assets over the next 5 years and thereafter:

Intangible assets        Total            2007            2008             2009            2010            2011         Thereafter
                         -----            ----            ----             ----            ----            ----         ----------
subject to
amortization

Gross capitalized
amount                    3,333,851       3,333,851        3,333,851       3,333,851       3,333,851       3,333,851      3,333,851
Accumulated
amortization            (2,161,633)     (2,283,270)      (2,401,370)     (2,517,892)     (2,634,387)     (2,750,882)     (3,333,851)
                     --------------- --------------- ---------------- --------------- --------------- --------------- --------------

Intangibles, net
of accumulated
amortization              1,172,218       1,050,581          932,481         815,959         699,464         582,969              0
                     =============== =============== ================ =============== =============== =============== ==============
Amortization
expense                      67,259         121,637          118,100         116,522         116,495         116,495        582,969

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


Note 5 - Convertible Notes Payable and Notes Payable

(A)      Convertible Notes Payable

During 2005, the Company borrowed $250,000 from a relative of the Company's President and CEO and issued a convertible promissory note. In connection with the issuance of this convertible promissory note, the Company issued warrants to purchase an aggregate of 125,000 shares of its common stock at an exercise price of $0.01.

The note bears interest at 10% with default interest at 25%. The note is unsecured and was due in September 2006. The debt is convertible at the option of the holder into shares of our common stock at a conversion price equal to 85% of the average of the mean of the closing bid and ask prices for the 10 trading days immediately preceding the conversion by the holder, but not less than a floor amount of $0.45 ("floor"). As a result of the established floor price on these convertible debt instruments, the Company has determined that it has enough authorized and unissued shares to settle all potential conversions related to this debt instrument as well any other outstanding equity instruments that are convertible. This convertible debt instrument is not considered a derivative liability. Rather, pursuant to the literature in APB No.14, EITF No.98-5 and EITF No.00-27, this instrument is considered convertible debt that requires an allocation of proceeds between the convertible debt and related warrants.

At December 31, 2006, the Company was in default with respect to the repayment of this promissory note. Terms of repayment are currently being negotiated.

Management used the following weighted average assumptions on the date of issue when determining the fair value of the freestanding warrants issued in connection with the convertible debt:

Expected dividend yield                                       0%
Expected volatility                                           175.48% - 176.68%
Risk free interest rate                                       4.25%
Expected life of option                                       2 years


At December 31, 2006, the Company had the following outstanding convertible notes payable:


Convertible notes payable - related party                    $250,000

Total convertible notes payable                              $250,000


At December 31, 2006, the Company had the following outstanding accrued interest payable for all convertible and non-convertible debt instruments:


Convertible notes payable - related party - accrued
  interest                                                   $ 33,810
Interest accrued on Notes Payable and Lines of Credit
                                                                          70,965
Interest accrued on non convertible related note (see
  Note 5(B))                                                    4,253
                                                         -----------------
Total accrued interest payable, Convertible notes            $109,028
                                                         =================

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

(B)      Notes Payable

Notes payable at December 31, 2006 consisted of the following:

------------------------------------------------------------------------------------ ---------------------------------
In March 2006 the Company borrowed an aggregate  $50,000  evidenced by two separate
$25,000 promissory notes. The Company recorded a debt discount of $6,682 related to the beneficial conversion feature attributed to the 25,000 warrants issued in connection with these notes. At December 31, 2006, the Company recorded
amortization  of debt  discount for these notes  totaling  $6,682 as a component of                          $ 25,000
interest  expense.  In December  2006,  one of these $25,000 notes had been paid in full.
------------------------------------------------------------------------------------ ---------------------------------
In December 2006 the Company borrowed an aggregate $4,750,000 from a related party, Baena Advisors, LLC ("Baena"), evidenced by a promissory note. Baena is
owned  by  Sean  Wolfington,  the  brother  of  our  Chief  Executive  Officer  and                         4,750,000
Chairman.  Interest  on the note is payable  monthly  and bears  interest at 30-day
LIBOR plus 13% per annum.  Monthly  payments consist of interest only with the full amount of the note due at the end of the two year term.
------------------------------------------------------------------------------------ ---------------------------------

In December 2006 the Company borrowed an aggregate $2,525,000 evidenced by a promissory note. Interest on the note is payable monthly and bears interest at a rate of 12.75% per annum. Monthly payments consist of interest only with the full
amount of the note due at the end of the two year term.                                                     2,412,668
------------------------------------------------------------------------------------ ---------------------------------

On September 10, 2004, the Company borrowed $210,000 from a family member of our chief executive officer to pay an advance on commissions to a casino. The note bears interest at 10% per annum and is payable monthly, beginning October 1,
2004. The principal amount of this note is repayable in monthly payments payable on the 1st day of each month commencing with the second month following the month
in  which  the  Company   commences   operations  at  the  casino.   As  additional                            30,000
consideration  for extending the principal amount of this loan to the Company,  the
Company  issued  warrants to purchase  50,000 of the  Company's  common stock at an exercise price of $0.33 per share.  In March 2006 the Company  recorded  additional interest  expense of $9,300 on this note related to the warrants.  During 2006, the
Company  repaid this  related  party  $40,000 in  connection  with this  promissory note.
------------------------------------------------------------------------------------ ---------------------------------
Notes Payable                                                                                              $7,217,668
------------------------------------------------------------------------------------ ---------------------------------

During 2006, the Company reflected aggregate principal repayments of $2,892,259 for all non-convertible promissory notes.

Note 6 - Capital Leases

In February 2006, the Company entered into a new capital lease for 4 ATM machines at a Casino in California. The capitalized cost of the ATM machines is $63,685. The terms of this lease require an approximately $19,000 down payment 90 days from installation with the remaining balance of approximately $44,685 financed over 59 months, at 15.15% for $949 per month. This note is collateralized by the equipment.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

In February 2006, the Company entered into a new capital lease for 1 additional ATM machine at a Casino in New Mexico. The capitalized cost of the ATM machine is $15,894. The terms of this lease require an approximately $5,000 down payment 90 days from installation with the remaining balance of approximately $10,894 financed over 59 months, at 14.53% for $237 per month. This note is collateralized by the equipment.

In April 2006, the Company entered into a new capital lease for 4 additional ATM machines at a Casino in Wisconsin. The capitalized cost of the ATM machines is $63,574. The terms of this lease require an approximately $19,000 down payment 90 days from installation with the remaining $44,574 financed over 59 months, at 8.61% for $928 per month. This note is collateralized by the equipment.

In April 2006, the Company entered into a new capital lease for 2 ATM machines at a Casino in California. The capitalized cost of the ATM machines is $39,644. The terms of this lease require an approximately $12,000 down payment 90 days from installation with the remaining $27,644 financed over 59 months, at 8.61% for $579 per month. This note is collateralized by the equipment.

In April 2006, the Company entered into a new capital lease for 4 additional ATM machines at a Casino in Colorado. The capitalized cost of the ATM machines is $77,129. The terms of this lease require an approximately $23,000 down payment 90 days from installation with the remaining $54,129 financed over 59 months, at 8.61% for $1,126 per month. This note is collateralized by the equipment.

In April 2006, the Company entered into a new capital lease for 2 ATM machines at retail locations in New York. The capitalized cost of the ATM machines is $32,986. The terms of this lease require an approximately $10,000 down payment 90 days from installation with the remaining $22,986 financed over 59 months, at 8.61% for $482 per month. This note is collateralized by the equipment.

In September 2006, the Company entered into a new capital lease for 5 ATM machines at retail locations in California. The capitalized cost of the ATM machine is $131,679. The terms of this lease require an approximately $39,500 down payment 90 days from installation with the remaining $92,179 financed over 59 months, at 8.25% for $1,906 per month. This note is collateralized by the equipment.

In October 2006, the Company entered into a new capital lease for 4 ATM machines at retail locations in California. The capitalized cost of the ATM machine is $100,063. The terms of this lease require an approximately $28,500 down payment 90 days from installation with the remaining $71,563 financed over 59 months, at 5.06% for $1,374 per month. This note is collateralized by the equipment.

In October 2006, the Company entered into a new capital lease for 1 ATM machine at a retail location in Florida. The capitalized cost of the ATM machine is $19,331. The terms of this lease require an approximately $5,800 down payment 90 days from installation with the remaining $13,531 financed over 59 months, at 8.23% for $280 per month. This note is collateralized by the equipment.

In November 2006, the Company entered into a new capital lease for 1 ATM machine at a retail location in California. The capitalized cost of the ATM machine is $19,301. The terms of this lease require an approximately $5,800 down payment 90 days from installation with the remaining $13,501 financed over 59 months, at 8.33% for $280 per month. This note is collateralized by the equipment.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

Capital lease obligations at December 31, 2006 consisted of the following:

                                                               -------------
Obligation under capital lease, imputed interest rate at          20,482
12.78%; due May 2007; collateralized by equipment
Obligation under capital lease, imputed interest rate at          27,958
8.21%; due December 2009; collateralized by equipment
Obligation under capital lease, imputed interest rate at          27,958
8.21%; due December 2009; collateralized by equipment
Obligation under capital lease, imputed interest rate at          59,208
7.95%; due March 2010; collateralized by equipment
Obligation under capital lease, imputed interest rate at 8.3%;    10,704
due March 2010; collateralized by equipment
Obligation under capital lease, imputed interest rate at          20,943
11.63%; due July 2010; collateralized by equipment
Obligation under capital lease, imputed interest rate at          53,602
9.74%; due July 2010; collateralized by equipment
Obligation under capital lease, imputed interest rate at          10,738
14.53%; due March 2011; collateralized by equipment
Obligation under capital lease, imputed interest rate at          42,537
15.15%; due March 2011; collateralized by equipment
Obligation under capital lease, imputed interest rate at          44,502
8.61%; due April 2011; collateralized by equipment
Obligation under capital lease, imputed interest rate at          27,751
8.61%; due April 2011; collateralized by equipment
Obligation under capital lease, imputed interest rate at          53,990
8.61%; due March 2011; collateralized by equipment
Obligation under capital lease, imputed interest rate at          22,136
8.61%; due March 2011; collateralized by equipment
Obligation under capital lease, imputed interest rate at          131,679
8.25%; due August 2011; collateralized by equipment
Obligation under capital lease, imputed interest rate at          100,063
5.060%; due September 2011; collateralized by equipment
Obligation under capital lease, imputed interest rate at          19,301
8.33%; due October 2011; collateralized by equipment
Obligation under capital lease, imputed interest rate at          19,331
8.23%; due September 2011; collateralized by equipment
Less: current maturities                                         (209,620)
                                                               -------------
Long term obligation, net of current portion                      483,263
                                                               =============

Future minimum lease payments for equipment acquired under capital leases at December 31, 2006 are as follows:

    2007                                            257,330
    2008                                            165,759
    2009                                            164,222
    2010                                            127,814
    2011                                             87,503
                                                ------------
    Total minimum lease payments                    802,628
    Less amount representing interest             (109,745)
                                                ------------
    Present value of net minimum lease              692,883
    Less current portion                          (209,620)
                                                ------------
                                                   $483,263
                                                ============

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


Note 7 - Lines of Credit

Lines of credit at December 31, 2006 consisted of the following:

Line of credit, interest is payable monthly at 9% per annum, the line is unsecured and due on demand. This line has been established with one of our
$922,827 casino customers.
Line of  credit,  non-interest  bearing,  the  line is  unsecured  and due on
demand.  This line has been established with one of our casino customers.             1,399,040
Line of credit,  the line is unsecured and due on demand.  The Company pays a fixed stated amount of interest  totaling $1,000 per month.  The payments are recorded  and charged to  interest  expense.  This line has been  established
with one of our casino  customers.  At  December  31,  2006,  the Company had           723,310
recorded  related accrued  interest payable of $1,000 in connection with this line of credit.
                                                                                ----------------

Lines of Credit                                                                      $3,045,177
                                                                                ================


Note 8 - Due to Officer


During 2006, the Company issued a $45,019 note to its CEO in payment of the CEO's 2005 guaranteed bonus. This loan and other notes to our CEO bear interest at 10%, are unsecured and due on demand. The outstanding principal and related accrued interest balance on these notes at December 31, 2006 was $122,710. Of the total, $3,580 represented accrued interest payable.

Note 9 - Stockholders' Deficit

Year Ended December 31, 2006

(A)      Common Stock Issuances

         (1)  Cash

          In August 2006, the Company issued 4,800,000 shares of common stock to investors at $.25 per share. The Company received proceeds of $1,038,390 from the transaction net of offering costs.

         In November 2006, the Company issued 300,000 shares of common stock to investors at $.25 per share. The Company received proceeds of $75,000 from the transaction.

         (2)  Services

         In February 2006, the Company issued 9,158 shares of common stock to employees for services rendered in lieu of cash bonuses. The Company valued the shares at the fair value on the date of issuance which was $.43 per share based on the quoted closing trading price and recorded non-cash compensation expense of $3,938.

         In September 2006, the Company issued 6,217 shares of common stock to employees for services rendered in lieu of cash bonuses. The Company valued the shares at the fair value on the date of issuance which was $.29 per share based on the quoted closing trading price and recorded non-cash compensation expense of $1,803.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


         (3)  Exercise of Options/Warrants

         In February 2006, an employee and a consultant exercised options and warrants to purchase 75,000 shares of the Company's common stock at $.01 per share. The Company received proceeds of $750 from the transaction and issued 75,000 shares.

         In April 2006, an employee exercised options to purchase 15,000 shares of the Company's common stock at $.01 per share, The Company received proceeds of $150 from the transaction and issued 15,000 shares of common stock.

         In April 2006, an employee exercised options to purchase 25,000 shares of the Company's common stock at $.01 per share, The Company received proceeds of $250 from the transaction and issued 25,000 shares of common stock.

         In July 2006, a lender exercised warrants to purchase 25,000 shares of the Company's common stock at $.01 per share The Company received proceeds of $250 from the transaction and issued 25,000 shares.

         In October 2006, a lender exercised warrants to purchase 50,000 shares of the Company's common stock at $.01 per share The Company received proceeds of $500 from the transaction and issued 50,000 shares.

         In December 2006, an employee exercised warrants to purchase 12,500 shares of the Company's common stock at $.33 per share The Company received proceeds of $4,125 from the transaction and issued 12,500 shares.

(B)      Accrued Penalty Shares

At December 31, 2006, pursuant to the terms of a prior common stock offering with registration rights, the Company has accrued penalties in the amount of 135,000 shares. The Company has valued these shares at $81,048 based on the quoted closing trading price every two weeks when the penalty accrues. The fair value of the penalty has been recorded as a component of accrued expenses. In February 2006, the Company's Form SB-2 was declared effective. Pursuant to the terms of the original agreement once a registration statement had been declared effective, accrual of penalty shares is no longer required. As of February 2006, the penalty shares have ceased accruing.

(C)      Stock Options

The Company follows SFAS No.123R for all share based payment awards. The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option pricing model. The following is a summary of all stock option and warrant activity with employees and non-employees during 2006:

(1)      Option Grants - Employees

         In November 2006, 100,000 options at an exercise price of $0.01 per share were issued to the Company's Chief Financial Officer according to a board resolution. The Company valued these shares at $25,960, the fair market value based on the Black-Scholes model, and accordingly recorded a noncash compensation expense in the same amount.

         In November 2006, 200,000 options at an exercise price of $0.26 per share were issued to the Company's Chief Financial Officer according to a board resolution. The Company valued these shares at $51,520, the fair market value based on the Black-Scholes model, and accordingly recorded a noncash compensation expense in the same amount.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


         In November 2006, 400,000 options at an exercise price of $0.01 per share were issued to the Company's Board of Directors according to a board resolution. The Company valued these shares at $103,840, the fair market value based on the Black-Scholes model, and accordingly recorded a noncash compensation expense in the same amount.

         In December 2006, 3,780,780 options at an exercise price of $0.01 per share issued to the Company's Chief Executive Officer vested according to the executive's employment agreement. The Company valued these shares at $1,888,122, the fair market value based on the Black-Scholes model, and accordingly recorded a noncash compensation expense in the same amount.

(2)      Options/ Warrants Exercised - Employees/Consultants

         In February 2006, a consultant exercised warrants to purchase 5,000 shares of the Company's common stock at $.01 per share. The Company received proceeds of $50 from the transaction and issued 5,000 shares of common stock.

         In February 2006, an employee exercised options to purchase 70,000 shares of the Company's common stock at $.01 per share. The Company received proceeds of $700 from the transaction and issued 70,000 shares of common stock.

         In April 2006, an employee exercised options to purchase 15,000 shares of the Company's common stock at $.01 per share, The Company received proceeds of $150 from the transaction and issued 15,000 shares of common stock.

         In April 2006, an employee exercised options to purchase 25,000 shares of the Company's common stock at $.01 per share, The Company received proceeds of $250 from the transaction and issued 25,000 shares of common stock.

         In December 2006, an employee exercised options to purchase 12,500 shares of the Company's common stock at $.33 per share. The Company received proceeds of $4,125 from the transaction and issued 12,500 shares

(3)      Options Vested - Employees

         In May, 2006, options to purchase 12,500 shares of the Company's common stock at an exercise price of $0.33 per share previously issued to an employee vested according to their stock option agreement. The Company valued these shares at $4,266, the fair market value based on the Black-Scholes model, and accordingly recorded a noncash compensation expense in the same amount.

         In June 2006, options to purchase 50,000 shares of the Company's common stock at an exercise price of $0.42 per share previously issued to the Company's Chief Financial Officer vested according to the executive's employment agreement. The Company valued these shares at $18,955, the fair market value based on the Black-Scholes model, and accordingly recorded a noncash compensation expense in the same amount.

         In December 2006, options to purchase 12,500 shares of the Company's common stock at an exercise price of $0.33 per share previously issued to an employee vested according to their stock option agreement. The Company valued these shares at $4,266, the fair market value based on the Black-Scholes model, and accordingly recorded a noncash compensation expense in the same amount.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


(4)      Option Forfeitures - Employees

         None

(5)      Weighted Average Assumptions for 2006 Option Grants - Employees

------------------------------------ -----------------
Exercise prices on grant dates        $0.01 - $0.26
------------------------------------ -----------------
Expected dividend yields                   0%
------------------------------------ -----------------
Expected Volatility                     157 - 199
------------------------------------ -----------------
Risk free interest rates                   4%
------------------------------------ -----------------
Expected lives of options               10 years
------------------------------------ -----------------

Employee stock option activity for the years ended December 31, 2006 and 2005 are summarized as follows:

                                   Number of Shares         Weighted Average
                                                                  Exercise Price
                                  ------------------     ----------------------
Outstanding at December 31, 2004          3,161,250      $         .15
  Granted                                   477,500                .49
  Exercised                                (30,000)                .01
  Cancelled/Expired                         (6,250)                .40
Outstanding at December 31, 2005          3,602,500      $         .19
  Granted                                 4,480,780                .02
  Exercised                               (122,500)                .01
  Cancelled/Expired                               -                  -
Outstanding at December 31, 2006          7,960,780               $.10

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

The following table summarizes the Company's employee stock options outstanding at December 31, 2006:


                    Options Outstanding
                   -------------------- ------------------- --------------------
                                          Weighted Average    Weighted Average
Range of Exercise                          Remaining Life      Exercise Price
      Price
                            Number
-----------------  -------------------- ------------------- --------------------
       .01                7,045,780          7.01-10.00              .01
-----------------  -------------------- ------------------- --------------------
     .26-.33               315,000           1.00-9.88               .28
       .42                 200,000              7.46                 .42
     .70-.77               212,500           7.34-8.05               .75
    2.00-2.28              187,500           6.50-6.84              2.11
                   --------------------
                          7,960,780
                   ====================


The exercise prices of all options granted by the Company equal the market price at the dates of the grant. Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the valuation method of SFAS No.123R, "Accounting for Stock Based Compensation," the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below for the year ended December 31, 2005.

                                            Twelve Months Ended
                                             December 31, 2005

   Net loss reported                            $(1,666,167)

   Add: total stock based                         (49,675)
   compensation expense
   determined under fair value
   based method, net of
   related tax effect

   Pro forma net loss                           $(1,715,842)
   Basic loss per share
     As Reported                                   $(.07)
     Proforma                                      $(.07)


The above pro forma disclosures may not be representative of the effects on reported net earnings for future years as options vest over several years and the Company may continue to grant options to employees.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


(D)      Warrants

In March 2006 the Company borrowed an aggregate $50,000 evidenced by two separate $25,000 promissory notes. The Company recorded a debt discount of $6,682 related to the beneficial conversion feature attributed to the warrants to purchase 25,000 shares of the Company's common stock issued in connection with these notes.

In March 2006, the warrants to purchase 25,000 shares of the Company's common stock previously issued to a related party lender pursuant to a promissory note became exercisable as the original principal and interest was not paid in full by March 1, 2006.

In May, 2006, the Company issued warrants to purchase 20,000 shares of the Company's stock at an exercise price of $0.33 per share to a consultant for services rendered. According to the issuance warrants to purchase 10,000 shares of the Company's common stock vested June 29, 2006 and the remaining warrants to purchase 10,000 shares of the Company's common stock vested August 28, 2006. The Company valued the 10,000 vested warrants at $3,241 and accordingly recorded a noncash compensation expense in the same amount.

Also in May 2006, the Company issued warrants to purchase 12,500 shares of the Company's stock at $0.01 to a lender.

In August 2006, in connection with the 4.8 million shares sold the Company issued warrants to purchase 100,000 shares of the Company's common stock at a strike price of $.36 to various consultants. The Company valued the shares using the Black-Scholes method at the fair value on the date of issuance which was $.33 per share and recorded offering cost of $33,010.

In December 2006, in connection with the refinancing with our new lender Baena Advisors, LLC, the Company issued warrants to purchase 2,000,000 shares of the Company's common stock at a strike price of $.01 to Baena. The Company valued the shares using the Black-Scholes method at the fair value on the date of issuance which was $.33 per share and recorded deferred financing cost of $998,800.

                                               Number of       Weighted Average
                                                 Shares         Exercise Price
                                             ---------------    ---------------
Outstanding at December 31, 2004                  2,079,438     $         3.13
  Granted                                           172,500                .41
  Exercised                                       (150,000)                .01
  Cancelled                                       (644,438)               4.00
                                             ---------------    ---------------
Outstanding at December 31, 2005                  1,457,500               2.72
  Granted                                         2,182,500                .03
  Exercised                                        (75,000)                .01
  Cancelled                                               -                  -
                                             ---------------    ---------------
Outstanding at December 31, 2006                  3,565,000     $         1.13
                                             ---------------    ---------------


Warrant activity for the year ended December 31, 2006 is summarized as follows:

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006




                       Warrants Outstanding
                        ------------------ ------------------- -----------------
    Range of Exercise                        Weighted Average   Weighted Average
          Price
                            Number            Remaining Life     Exercise Price
  --------------------  ------------------ ------------------- -----------------
  .01                     2,290,000             5.73-7.06              .01
  .30-.36                  270,000              2.70-7.80              .35
  .40-.44                   30,000                 8.76                .42
  .47-.51                   30,000              8.67-8.76              .49
  1.00                      75,000                 1.50               1.00
  2.40                     112,500              1.82-6.25             2.40
  4.00-6.00                757,500               .25-1.50             4.68
                        ------------------
                               3,565,000


All outstanding warrants are exercisable at December 31, 2006, with the exception of 1million of Baena's warrants.

Year Ended December 31, 2005

(A)         Common Stock Issuances

            (1) Cash

            In January 2005, the Company raised $479,500, net of offering costs of $22,500, from the sale of 984,314 shares of common stock at the price of $0.51 per share. Offering costs have been recorded as a reduction of additional paid-in capital.

            (2) Services

            In January 2005, the Company issued 75,000 shares of common stock to its board of directors for services rendered. The Company valued the shares at the fair value on the date of issuance which was $.77 per share based on the quoted closing trading price and recorded non-cash compensation of $57,750.

            (3) Exercise of Options/Warrants

            During the year 2005, the Company's former chief executive officer, an affiliate, and an employee exercised an aggregate of options and warrants to purchase 180,000 shares of the Company's common stock and warrants at $.01 per share. The Company received proceeds of $1,800 from the transaction and issued 180,000 shares.

 (B)     Accrued Penalty Shares

At December 31, 2005, pursuant to the terms of a prior common stock offering with registration rights, the Company has accrued penalties in the amount of 135,000 shares. The Company has valued these shares at $78,798 based on the quoted closing trading price every two weeks when the penalty accrues. The fair value of the penalty has been recorded as a component of accrued expenses. In February 2006, the Company's Form SB-2 was declared effective. Pursuant to the terms of the original agreement once a registration statement had been declared effective, accrual of penalty shares is no longer required. As of February 2006, the penalty shares have ceased accruing.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


(C)      Stock Options

In 2005 the Company followed fair value accounting and the related provisions of APB No.25 for employees and SFAS No.123 for all share based payment awards to its non-employees. Beginning in January of 2006 the Company adopted the provisions of SFAS No.123R. The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option pricing model. The following is a summary of all stock options and warrants activity with employees and non-employees during 2005:

            (1)                   Option Grants - Employees

            During 2005, the Company granted options to purchase 477,500 shares of the Company's common stock to employees. The grants had exercise prices ranging from $0.33 to $0.77 per share. Of the total, options to purchase 225,000 shares of the Company's common stock had specific vesting provisions. Options to purchase 200,000 shares of the Company's common stock vest ratable over a two year period and the remaining options to purchase 25,000 shares of the Company's common stock vest 50% in June 2006 and 50% in December 2006. These options had expiration dates ranging from 3 years to 10 years from the date of issuance.

            (2)                   Options/ Warrants Exercised - Employees

           In February 2005, the Company's former chief executive officer and an affiliate exercised warrants to purchase 150,000 shares of the Company's common stock at $.01 per share. The Company received proceeds of $1,500 from the transaction and issued 150,000 shares of common stock.

           In June 2005, an employee exercised options to purchase 30,000 shares of the Company's common stock at $.01 per share. The Company received proceeds of $300 from the transaction and issued 30,000 shares of common stock.

            (3)                   Option Forfeitures - Employees

            In August 2005, a previous employee's option to purchase 6,250 shares of the Company's common stock at an exercise price of $.40 expired.

            (4)                   Weighted Average Assumptions for 2005 Option
                                  Grants - Employees

                  Exercise prices on grant dates             $0.01 - $0.77
                  ------------------------------------  --------------------
                  Expected dividend yield                               0%
                  ------------------------------------  --------------------
                  Expected Volatility                          150% - 205%
                  ------------------------------------  --------------------
                  Risk free interest rates                           3%-4%
                  ------------------------------------  --------------------
                  Expected lives of options                     2-10 years
                  ------------------------------------  --------------------

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

Note 10 - Commitments and Contingencies

(1)       Operating Leases

         In connection with converting all of the Available Money ATM's, the Company now pays rent to various mall properties where it has ATM machines. These monthly rents average $36,000 per month in the aggregate.

         The Company is party to a 39-month lease agreement pursuant to which it rents office space in Pennsylvania at a monthly rent of $2,635. This lease expires February 2008.

         The Company's total rent expense under operating leases was $474,106 and $556,686 for the years ended December 31, 2006 and 2005, respectively.

         Estimated rent expense under non-cancelable operating leases over the next five years is as follows:

                  ---------- ----------------
                     2007         332,663
                  ---------- ----------------
                     2008         295,588
                  ---------- ----------------
                     2009         289,848
                  ---------- ----------------
                     2010         120,770
                  ---------- ----------------
                     2011            -
                  ---------- ----------------
                    Total        1,038,869
                  ---------- ----------------

(2)       Casino Contracts

          The Company operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay commissions to operate at the respective gaming locations.

          Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:

(A) A dollar amount, as defined by the contract, per transaction volume processed by the Company.

(B) A percentage of the Company's profits at the respective location.

          As of December 31, 2006 the Company has recorded $571,640 of accrued commissions on casino contracts.

          Pursuant to the contracts, the Native American owned casinos have not waived their sovereign immunity.

(3)       Employment Agreements

         (A) CEO

                  (1)  Employment Agreement

                  In January 2004, the Company entered into a five-year employment agreement with its Chairman, President and Chief Executive Officer. In addition to an annual salary of $350,000 per year (subject to annual increases at the discretion of the Board of Directors ) (the "Base Salary"), the employment agreement provides for a $200,000 signing bonus, a guaranteed bonus equal to 50% of his Base Salary in any calendar year (the "Guaranteed Bonus" ) and a discretionary incentive bonus of up to 50% of his Base Salary in any calendar year pursuant to a bonus program to be adopted by the Board of Directors (the "Incentive Bonus"). Pursuant to his employment agreement, the officer is entitled to fringe benefits including participation in retirement plans, life insurance, hospitalization, major medical, paid vacation, a leased automobile and expense reimbursement. Effective March 2006, the Company amended the executive's agreement to reduce his guaranteed bonus for 2005 from 50% of his salary to 12.5% of his salary. At December 31, 2006, the Company had accrued $175,000 for bonus.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


(2)      Commissions Payable

                  The Company pays sales commission to sales persons closing various contracts. The CEO was paid $29,994 in sales commission for 2006.

         (B) CFO/COO

         In March 2007, the Company entered into an amended and restated employment agreement, dated March 1, 2007 which amended and restated the employment agreement, dated June 14, 2005, by and between the Company and its Chief Financial Officer. Mr. Walsh shall serve as the Company's Chief Financial Officer and Chief Operating Officer.

         The term of the Employment Agreement was retroactive to December 31, 2006 and continues until the earlier of CFO's death or termination by either the Company or the CFO. The CFO/COO annual salary shall be no less than $170,000. Upon termination of the Employment Agreement within six (6) months following a change in control of the Company either by the Company without cause or by the CFO/COO, the CFO/COO will receive severance pay equal to one year's salary.

         In addition, the CFO was granted options to purchase 500,000 shares of the Company's common stock with an exercise price of $.38 per share. The Options have a term of ten years and are exercisable as follows:
         (i) options to purchase 250,000 shares of the Company's common stock are exercisable on July 1, 2007; and (ii) options to purchase 250,000 shares of the Company's common stock are exercisable on December 31, 2007, in each case as long as the CFO is employed by the Company. The Options are immediately exercisable following a change in control of the Company. If CFO's employment by the Company is terminated by the Company without good cause or CFO elects early termination with good reason, all unvested Options automatically vest.

 (4)     Litigation

On or about October 14, 2004, Lake Street Gaming, LLC ("Lake Street") filed a Complaint against iGames Entertainment, Inc. and Money Centers of America, Inc. ("MCA") (collectively referred to hereinafter as "iGames") in the United States District Court for the Eastern District of Pennsylvania, alleging that iGames breached an Asset Purchase Agreement ("APA") that the parties executed on or about February 14, 2003. By virtue of the APA, Lake Street sold to iGames all of Lake Street's right, title and interest in a casino game called "Table Slots." Lake Street alleges that it is entitled to additional compensation for the game.

The parties in this matter reached a settlement in principal which is in the drafting stage. The court, having been notified of the settlement, dismissed the action on March 12, 2007. Pursuant to the terms of the settlement agreement, Money Centers of America, Inc. ("MCA") will pay Lake Street Gaming, LLC ("Lake Street") a total of $160,000.00. Under the agreement reached, MCA will make an initial payment of $30,000.00 followed by monthly payments of $4,333.33 for thirty (30) months. The settlement also requires that certain stock be held in escrow and has a contingency for early payment.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


On or about October 26, 2006, Money Centers of America, Inc. ("MCA") served a demand for arbitration on The Campo Band of Kumeyaay Indians d/b/a The Golden Acorn Casino (the "Casino") and on Ralph Goff, the tribe Vice Chairman, individually, and requested that the Casino and Mr. Goff consent to the jurisdiction of the JAMS arbitrator in Philadelphia. MCA filed the demand to recover damages it suffered as a result of having its Financial Services Agreement wrongfully terminated by the Casino and from being evicted from the Casino without sufficient notice. The Casino has refused to consent to the jurisdiction of JAMS (i.e., the chosen arbitration service) in Philadelphia.

On or about March 1, 2007, the Casino served MCA with a demand for arbitration which it purportedly filed with JAMS in San Diego, California. The Casino allegedly seeks in excess of $922,826.73 in damages which it claims resulted from MCA's breach of the same Financial Service Agreement that MCA alleges was wrongfully terminated. MCA has not consented to the jurisdiction of JAMS in San Diego, California.

On March 2, 2007, the trial of Ameristar Casino v. Money Centers of America and Available Money was held in Gilpin County District Court. Ameristar Casino alleged that they permitted Defendants to operate their ATM's on its property and that Defendants never paid the plaintiff the agreed-upon fee structure for those ATM's. Ameristar Casino alleged that Defendants breached their agreement with Plaintiff by refusing to make payments for the ATM's on casino premises in January and February, 2005. In addition, Ameristar Casinos also alleged that Defendants' ATM's on casino premises in January and February 2005 generated revenue which conferred a benefit on Defendants that would be inequitable for Defendants to retain without payment of its value to Plaintiff. The one-day trial concluded on March 2, 2007. The Court ruled in favor of Money Centers on the Plaintiff's breach of contract claim. The Court ruled against money Centers on the Plaintiff's unjust enrichment claim and a judgment was entered in the amount of $56,879 plus statutory interest in favor of the Ameristar Casinos. With interest through March 20, 2007 the value of the debt owed by Money Centers of America as a result of the judgment is $67,019. The advisability of appeal is being considered. The exposure to further loss on appeal is interest on the judgment at 9% compounded annually while the appeal is pending, assuming the verdict is not reversed.

On or about November 8, 2006, Plaintiffs GFM LLC, The Grove Cinemas, LLC and the Commons at Calabasas, LLC (collectively, "Plaintiffs") filed a Complaint against Available Money, Inc. and Money Centers of America (collectively, "MCA"), alleging that MCA breached lease agreements executed on February 15, 2002 and January 7, 2004. Under the agreements, MCA rented from Plaintiffs a portion of certain locations for purposes of an ATM machine. Due to Money Centers' acquisition of Available Money, Inc, the original party to the lease, Plaintiffs allege that the transfer was "unpermitted" and therefore a breach of the lease. This case has just entered the discovery stage and a trial date has not been set.

Note 11 - Customer Concentrations

For the year ended December 31, 2006, approximately 62% of total revenues were derived from operations at three full service casinos. No other customers represented more than ten percent of the Company's total revenues for the year ended December 31, 2006. One of these casinos did not renew its contract in May of 2006, but still represented 16.7 percent of our revenues in 2006.

For the year ended December 31, 2005, approximately 44 % of total revenues were derived from operations at two full service casinos. No other customers represented more than ten percent of the Company's total revenues for the year ended December 31, 2005.

Note 12 - Cash Rental Program and Related Interest Expense

Included in interest expense are monies owed to an unrelated vendor for interest charges. The interest is based on the amount of cash in the Company's Available Money ATM machines and network and is calculated on a daily basis. The balance of this cash funded by the vendor in the Company's ATM machines at December 31, 2006 was approximately $845,000. The interest rate on the $845,000 is prime plus zero. Effectively the company rents this cash. The Company does not reflect this cash as an asset or the loan as a liability on its balance sheet at year end. Interest expense from this cash was $270,068 for 2006.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


Note 13 - Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                      December 31,
                                          --------------------------------------
 Deferred tax assets:                          2006                  2005
                                          ----------------      ----------------
 Net operating loss carryforwards         $   2,779,000         $  2,198,000
                                          ----------------      ----------------
 Accrued expenses                             325,000               251,000
                                          ----------------      ----------------
 Depreciation and amortization                60,000                57,000
                                          ----------------      ----------------
 Stock option compensation                    739,000
                                          ----------------      ----------------
 Less valuation allowance                   (3,903,000)           (2,506,000)
                                          ----------------      ----------------
 Net deferred tax assets                  $       -             $      -
                                          ================      ================


The reconciliation of the income tax computed at the U.S. federal statutory rate to income tax expense for the periods ended December 31, 2006 and 2005:

                                                        December 31,
                                          --------------------------------------
                                               2006                    2005
                                          ----------------      ----------------
Tax benefit at federal statutory          $   1,520,000         $      620,000
rate (34%)
                                          ----------------      ----------------
Non-deductible stock compensation                -                   (85,000)
                                          ----------------      ----------------
Non-deductible expenses                      (123,000)               (75,000)
Net operating losses related to                  0                       0
mergers
Change in valuation allowance               (1,397,000)              (460,000)
                                          ----------------      ----------------
Net income tax benefit                    $       -             $         -
                                           ================      ===============


FASB No.109 requires a valuation allowance to reduce the deferred tax assets reported if, based on weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full valuation allowance at December 31, 2006 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. At December 31, 2006, the Company has available net operating loss carryforwards of approximately $6,465,000, which expire in the year 2021-2025. $2,425,000 of the Net Operating Losses are subject to the limitations under
Section 382 of the Internal Revenue Code relating to changes in ownership in the amount of $231,000 annually as calculated under code Section 382 of the Internal Revenue Code.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2006


Note 14 - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit of $870,437, a stockholders' deficit of $5,130,886 and an accumulated deficit of $20,819,468 at December 31, 2006. The Company also reflected a net loss of $4,342,466 and net cash used in operations of $1,393,453, for the year ended December 31, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management is in the process of implementing its business plan. Additionally, management is actively seeking additional sources of capital, but no assurance can be made that capital will be available on reasonable terms. Management believes the actions it is taking allow the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


Note 15 - Subsequent Events

In January 2007, the Company paid in full a bridge loan in the amount of $25,000 to a non-related party.

In February 2007, 2 board members exercised 200,000 options at $.01 per share. The Company received proceeds of $2,000 from the transaction and issued 200,000 shares.

In February 2007, our Chief Financial officer exercised 12,500 warrants at $.01 per share. The Company received proceeds of $125 from the transaction and issued 12,500 shares.

The Company and the CFO entered into a retroactive new employment agreement described in Note 10 3(b).

In February 2007, the Company granted an aggregate 500,000 stock options to an employee. The grants have an exercise price of $0.83 per share. Of the total, 250,000 options will vest in July 2007, and the remaining 250,000 options will vest in December 2006. These options have expiration dates of February 28, 2017.

In January 2007, the Company issued to a consultant warrants to purchase and aggregate 900,000 shares of our common stock at an exercise price ranging from $0.35 to $0.70 per share. 300,000 of these warrants vested on January 31, 2007. An additional 300,000 warrants will vest on January 31, 2008 with remaining 300,000 warrants vesting on January 31, 2009. These warrants have expiration dates of January 31, 2017.

In February 2007, the Company granted an aggregate 100,000 stock options to an employee. The grants have an exercise price of $0.83 per share. All 100,000 options vested immediately. These options have expiration dates of February 28, 2017.

In March 2007, the Company granted options to purchase and aggregate 400,000 options of the Company's common stock to its Board of Directors. The options have an exercise price of $0.01.


                                  MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARY
                                           CONSOLIDATED BALANCE SHEET
                                                 MARCH 31, 2007
                                                   (UNAUDITED)
                                                     ASSETS
       Current assets:
       Restricted cash                                                                          $3,495,467
       Accounts receivable                                                                          18,471
       Prepaid expenses and other current assets                                                   292,088
                                                                                        -------------------
       Total current assets                                                                      3,806,026

       Property and equipment, net                                                                 999,530
       Other assets
       Intangible assets, net                                                                    1,218,929
       Deferred financing costs                                                                  1,005,095
       Deposits                                                                                     55,398
                                                                                        -------------------
       Total other assets                                                                        2,279,422

                                                                                        -------------------
                                                                                                $7,084,978
                                                                                        ===================
                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
       Current liabilities:
       Accounts payable                                                                           $470,122
       Accrued interest                                                                            151,905
       Accrued expenses                                                                            486,256
       Current portion of capital lease                                                            219,684
       Convertible notes payable, related party                                                    250,000
       Lines of credit                                                                           2,401,688
       Due to officer                                                                              281,032
       Commissions payable                                                                         828,950
                                                                                        -------------------
       Total current liabilities                                                                 5,089,637

       Long-term liabilities:
       Capital lease, net of current portion                                                       473,199
       Note payable, related party                                                               4,750,000
       Notes payable, net of debt discount                                                       2,540,000
                                                                                        -------------------
       Total long-term liabilities                                                               7,763,199
       TOTAL LIABILITIES                                                                        12,852,836

       Stockholders' Deficit:
       Preferred stock; $.001 par value, 20,000,000 shares authorized
       0 shares issued and outstanding                                                                   -
       Common stock; $.01 par value, 150,000,000 shares authorized
       30,769,853 shares issued and outstanding                                                    306,373
       Additional paid-in capital                                                               15,969,329
       Accumulated deficit                                                                    (22,043,560)
                                                                                        -------------------
       Total stockholders' deficit                                                             (5,767,858)
                                                                                        -------------------
       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                              $7,084,978
                                                                                        ===================

                     See accompanying notes to unaudited consolidated financial statements.

                                                            F-30

                                    MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARY
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     (UNAUDITED)

                                                                                THREE MONTHS ENDED
                                                                                     MARCH 31,
                                                                    -------------------------------------------
                                                                             2007                  2006
                                                                    -------------------------------------------
Revenues                                                             $     2,169,683         $   3,839,067

Cost of revenues                                                           1,703,219             3,056,745
                                                                    -------------------------------------------

Gross profit                                                                 466,464               782,322

Selling, general and administrative expenses                                 527,384               607,657

Noncash Compensation                                                         585,995                 6,188

Depreciation and amortization                                                222,532                75,109
                                                                    -------------------------------------------

Operating income (loss)                                                     (869,447)               93,368

Other income (expenses):
   Interest income                                                             4,386                 4,193
   Interest expense                                                         (368,119)             (447,532)
   Noncash interest expense                                                        -               (73,488)
                                                                    -------------------------------------------
                               Total Interest expense, net                  (363,733)             (516,827)
                                                                    -------------------------------------------

   Other income                                                                9,788                19,152
                                                                    -------------------------------------------
                                          Total other income                   9,788                19,152
                                                                    -------------------------------------------

Net loss                                                             $    (1,223,392)        $    (404,307)
                                                                    ===========================================

Net loss per common share basic                                      $       (0.04)          $       (0.02)
                                                                    ===========================================

Net loss per common share diluted                                    $        (0.04)         $       (0.02)
                                                                    ===========================================

Weighted Average Common Shares Outstanding
     During the Period
  -Basic                                                                  30,769,853            25,179,895
                                                                    ===========================================

  -Diluted                                                                30,769,853            25,179,895
                                                                    ===========================================


                       See accompanying notes to unaudited consolidated financial statements.

                                                           F-31

                                 MONEY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    (Unaudited)

                                                                               Three Months Ended
                                                                                    March 31,
                                                                           -------------------------
                                                                               2007          2006
                                                                           ------------  -----------
Cash flows from operating activities:
    Net loss                                                              $ (1,223,392)  $ (404,307)
    Adjustments used to reconcile net loss to net cash
      (used in) provided by operating activities:
       Depreciation and amortization                                           222,532       74,632
       Amortization of debt discount                                                 -       65,228
       Issuance of common stock for services                                       990        3,938
       Issuance of stock options for services                                  585,005            -
    Changes in operating assets and liabilities:
       Increase (decrease) in:
          Accounts payable                                                     (29,541)    (193,068)
          Accrued interest                                                      42,877       32,025
          Accrued expenses                                                     (40,947)      29,818
          Commissions payable                                                  (26,831)      88,165
       (Increase) decrease in:
          Prepaid expenses and other current assets                            (21,490)      14,437
          Accounts receivable                                                   11,713      144,888
                                                                           ------------  -----------
Net cash (used in) operating activities                                       (479,084)    (144,244)
Cash flows from investing activities:
    Purchases of property and equipment                                        (12,445)      (9,706)
    Cash paid for acquisition and intangible assets                            (48,750)     (60,000)
                                                                           ------------  -----------
Net cash used in investing activities                                          (61,195)     (69,706)
Cash flows from financing activities:
    Net change in lines of credit                                             (643,489)  (1,532,533)
    Payments on capital lease obligations                                            -      (35,328)
    Advances to officer                                                        (13,098)     (58,135)
    Proceeds from notes payable                                                 72,329       50,000
    Payments on notes payable                                                        -      (40,374)
    Exercise of stock options and warrants                                         621          750
                                                                           ------------  -----------
Net cash used in financing activities                                         (583,637)  (1,615,620)
NET (DECREASE) IN CASH                                                      (1,123,916)  (1,829,570)
CASH, beginning of period                                                    4,619,383    6,264,848
                                                                           ------------  -----------
CASH, end of period                                                        $ 3,495,467   $4,435,278
                                                                           ============  ===========
Supplemental disclosure of cash flow information:
    Cash paid during the period for interest                               $   368,119   $  447,532
                                                                           ============  ===========
Supplemental disclosure on non-cash investing and financing activities:

    Acquisition of equipment under capital lease                           $         -   $   79,580
                                                                           ============  ===========
    Reduction of loan payable officer in exchange for related accrual      $   175,000   $  743,750
                                                                           ============  ===========
    Record beneficial conversion feature for convertible debt
    Detachable warrants                                                    $         -   $    6,682
                                                                           ============  ===========

                       See accompanying notes to unaudited consolidated financial statements.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007


1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Money Centers of America Inc. (the "Company" or "MCA"), a Delaware corporation, was incorporated in October 1997. The Company is a single source provider of cash access services, OnSwitch TM Transaction Management System, and the Omni Network TM. The Company has combined advanced technology with personalized customer services to deliver ATM, Credit Card Advance, POS Debit, Check Cashing Services, CreditPlus (outsourced marker services), cash access host program, customer data sharing and merchant card processing.

(A)      Basis of Presentation

The unaudited consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The unaudited consolidated financial statements include the accounts of the Company and its subsidiaries. The Company and its subsidiaries have fiscal years ending on December 31.

(B)      Principles of Consolidation

The Company consolidates its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

(C)      Use of Estimates

In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods presented. Actual results may differ from these estimates.

Significant estimates during 2007 and 2006 include depreciable lives on equipment, the valuation of stock options granted for services, the value of warrants issued in connection with debt related financing, valuation of intangible assets not having finite lives and the valuation allowance for deferred tax assets since the Company had continuing operating losses.

(D)      Reclassification

Certain prior periods balances have been reclassified to conform to the current period's financial statement presentation. These reclassifications had no impact on previously reported results of operations or stockholders' deficit.

(E) Cash and Cash Equivalents and Compensating Balances

For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At March 31, 2007, the balance exceeded the federally insured limit by $3,436,586. In addition, the Company maintains a significant amount of cash at each of the casinos. Management believes that the Company has controls in place to safeguard these on-hand amounts, and that no significant credit risk exists with respect to cash.

Additionally, the Company had $30,000 maintained under a compensating balance agreement. The $30,000 is retained due to potential dishonorment of bad checks that are unforeseen. There is an informal agreement between our bank and our lender that requires this compensating balance agreement.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007

(F)      Restricted Cash

Restricted cash is the balance of cash that is in the Company's bank accounts and network that is used as collateral for our asset based lender (See Note 3). The Company does not have access to this cash unless there is an amount over and above the required amount of collateral. In order to pay operating expenses, the Company requests that the asset based lender transfer funds into the Company's unrestricted cash accounts. The restricted cash balance at March 31, 2007 was $3,495,467.

(G)      Accounts Receivable

Accounts receivable arise primarily from ATM, credit card advances and check cashing services provided at casino locations. Concentration of credit risk related to ATM and credit card advances are limited to the processors who remit the cash advanced back to the Company along with the Company's allocable share of fees earned. The Company believes these processors are financially stable and no significant credit risk exists with respect to accounts receivable arising from credit card advances. Accordingly, no allowance was considered necessary at March 31, 2007 and 2006.

(H)      Equipment

Equipment is stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Equipment consists primarily of cash access devices and computer equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which ranges from five to seven years.

(I)      Long Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell the asset. There were no impairment charges taken during the periods ended March 31, 2007 and 2006.

(J)      Intangibles and Related Impairment

Based on the discounted estimated cash flows of the Company over the remaining amortization period, the Company's carrying values of the assets would be reduced to their estimated fair values. Goodwill is assumed to have an indefinite life pursuant to statement of Financial Accounting Standards No. SFAS 142, "Goodwill and Other Intangible Assets" and accordingly is not amortized but subject to periodic impairment tests. Acquired contract rights are considered to have a finite life, pursuant to SFAS 142, to be amortized over the period the asset is expected to contribute to future cash flows. The Company expects the period to be 1 to 4 years. The contract rights will also be subject to periodic impairment tests.

(K) Internal Use Software and Website Development Costs

The Company has adopted the provisions of AICPA Statement of Position ("SOP") 98-1, "Accounting for the Costs of Software Developed or Obtained for Internal Use", and Emerging Issues Task Force ("EITF") Consensus #00-2. "Accounting for Website Development Costs." The type of costs incurred by the Company in developing its internal use software and Website include, but are not limited to payroll-related costs (e.g., fringe benefits) for employees who devote time to the internal use computer software or Website project, consulting fees, the price of computer software purchased from third parties and travel expenses incurred by employees or consultants in their duties directly associated with developing the software. These costs are either expensed or capitalized depending on the type of cost and the stage of development of the software and Website.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007


The Company makes ongoing evaluations of the recoverability of its capitalized internal use software and Web site by comparing the amount capitalized for each module or component of software to their estimated net realizable values. If such evaluations indicate that the unamortized costs exceed the net realizable values, the Company writes off the amount by which the unamortized costs exceed the net realizable values. At March 31, 2007 and 2006, no such write-offs were required.

At March 31, 2007, the net book value of capitalized software was $1,218,929. Amortization expense for the periods ended March 31, 2007 and 2006 was $1,798 and $2,077, respectively.

(L)      Deferred Financing Costs

Deferred financing costs are capitalized and amortized over the term of the related debt. At March 31, 2007, the gross amount of deferred financing costs was $1,299,183 and related accumulated amortization was $294,088. At March 31, 2007 the Company reflects in the accompanying consolidated balance sheet net deferred financing costs of $1,005,095. Amortization of deferred financing costs was $144,452 and $16,364 at March 31, 2007 and 2006, respectively.

(M)      Derivative Liabilities

In order to determine whether the Company has derivative liabilities, the Company reviewed SFAS No. 133, SFAS No. 150, EITF No. 00-19 and EITF No. 05-02, "The Meaning of Convertible Debt Instrument in Issue No. 00-19".

Pursuant to the terms of the Company's outstanding convertible debt and the associated detachable freestanding warrants, management determined that no instruments should be classified as a derivative liability. Additionally, there are no other issued and outstanding instruments which require the application of the aforementioned accounting guidance.

(N)      Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

         (1)      ATM's and Credit Cards

         Fees earned from ATM and credit card advances are recorded on the date of transaction.

         (2)      Check Cashing

Revenue is recorded from fees on check cashing services on the date the check is cashed. If a customer's check is returned by the bank on which it is drawn, the full amount of the check is charged as bad debt loss. The check is subsequently resubmitted to the bank for payment. If the bank honors it, the amount of the check is recognized as a negative bad debt expense. Based on the quick turnaround of the check being returned by the bank on which it is drawn and the resubmission to the bank for payment, the Company feels this method approximates the allowance method, which is a Generally Accepted Accounting Principle. Based upon past history no allowance was considered necessary at March 31, 2007 and 2006, respectively.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007


(O)      Cost of Revenues

The cost of revenues primarily includes commissions paid, non management wages, employee benefits, bad debts, rents paid to contract lessors, transaction processing costs, cash replenishment fees, non-capitalizable operating lease fees for ATM's and repairs and maintenance of ATM's.

(P)      Advertising

In accordance with Accounting Standards Executive Committee Statement of Position 93-7, ("SOP 93-7") costs incurred for producing and communicating advertising of the Company, are charged to operations as incurred. Advertising expense for the periods ended March 31, 2007 and 2006 were $12,903 and $25,224, respectively.

(Q)      Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

(R)      Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including accounts receivable, accounts payable and accrued expenses, commissions payable, notes payable, convertible notes payable, net of debt discount, line of credit and due to related party approximate fair value due to the relatively short period to maturity for these instruments.

(S)      Earnings per Share

In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share," basic earnings per share is computed by dividing the net income (loss) less preferred dividends for the period by the weighted average number of shares outstanding. Diluted earnings per share is computed by dividing net income (loss) less preferred dividends by the weighted average number of shares outstanding including the effect of share equivalents. Common share equivalents consist of shares issuable upon the exercise of certain common stock purchase warrants, stock options, and convertible preferred stock. The Company has excluded these common share equivalents from its computation of earnings per share due to their antidilutive effect as the Company has reflected a net loss at March 31, 2007 and 2006, respectively. Accordingly, the basic and diluted EPS are the same.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007


At March 31, 2007 and 2006 there were 10,476,336 and 6,595,556 shares of issuable common stock underlying the options, warrants and convertible debt securities, respectively.

The following table summarizes all common stock equivalents outstanding at March 31, 2007 and 2006, respectively.

                                            2007                  2006
                                            ----                  ----
  Common stock options                    8,013,280            3,532,500
  Common stock warrants                   1,907,500            1,507,500
  Convertible notes payable                 555,556            1,555,556
                                     -------------------     ----------------

  Total Common Stock Equivalents         10,476,336            6,595,556
                                     ===================     ================


(T)      Stock Based Compensation

Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), "Share-Based Payment," under the modified prospective method. SFAS No. 123(R) eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed under APB Opinion No. 25 "Accounting for Stock Issued to Employees," and requires instead that such transactions be accounted for using a fair-value-based method. Under the modified prospective method, the Company is required to recognize compensation cost for share-based payment to employees based on their grant date fair value from the beginning of the fiscal period in which the recognition provisions are first applied. For periods prior to adoption, the financial statements are unchanged, and the pro forma disclosures previously required by SFAS No. 123, as amended by SFAS No. 148, will continue to be required under SFAS No. 123(R) to the extent those amounts differ from those in the Statement of Operations.

During the first three months of 2007, the Company granted 1,265,000 options to employees that were accounted for pursuant to SFAS No. 123(R) and 123, respectively.

During the first three months of 2007, the Company granted 900,000 warrants to non-employees that were accounted for pursuant to SFAS No. 123(R) and 123, respectively.

                                                                         Three Months Ended
                                                                               March 31

                                                                        2007              2006
                                                                        ----              ----

Net income (loss) - as reported                                  $  (1,222,392)     $   (404,307)
Add:  stock-based  employee  compensation  determined under the             --                --
fair value method

Less:  stock-based employee  compensation  determined under the             --                --
intrinsic value method (APB #25)
Net loss                                                            (1,223,392)         (404,307)

Basic and Diluted loss per share-as reported                     $       (0.04)     $      (0.02)
Basic and Diluted loss per share-pro forma                       $       (0.04)     $      (0.02)

2. UNAUDITED INTERIM INFORMATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying unaudited consolidated financial statements for the interim periods reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the unaudited consolidated financial position, operating results and cash flows for the periods presented. These unaudited consolidated financial statements should be read in conjunction with the financial statements and related footnotes for the year ended December 31, 2006 and notes thereto contained in the annual report on Form 10-KSB as filed with the Securities and Exchange Commission. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results for the full year ending December 31, 2007.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007


3. CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE

(A)      Convertible Notes Payable

During 2005, the Company borrowed $250,000 from a relative of the Company's President and CEO and issued a convertible promissory note. In connection with the issuance of this convertible promissory note, the Company issued warrants to purchase an aggregate of 125,000 shares of its common stock at an exercise price of $0.01.

The note bears interest at 10% with default interest at 25%. The note is unsecured and was due in September 2006. The debt is convertible at the option of the holder into shares of our common stock at a conversion price equal to 85% of the average of the mean of the closing bid and ask prices for the 10 trading days immediately preceding the conversion by the holder, but not less than a floor amount of $0.45 ("floor"). As a result of the established floor price on these convertible debt instruments, the Company has determined that it has enough authorized and unissued shares to settle all potential conversions related to this debt instrument as well any other outstanding equity instruments that are convertible. This convertible debt instrument is not considered a derivative liability. Rather, pursuant to the literature in APB No. 14, EITF No. 98-5 and EITF No. 00-27, this instrument is considered convertible debt that requires an allocation of proceeds between the convertible debt and related warrants.

At March 31, 2007, the Company was in default with respect to the repayment of this promissory note. We have reached an agreement in principle to refinance the remaining $250,000, together with accrued interest, by a $300,000 increase in the Baena Advisors, LLC facility.

Management used the following weighted average assumptions on the date of issue when determining the fair value of the freestanding warrants issued in connection with the convertible debt:

           Expected dividend yield                     0%
           Expected volatility                 119 - 127%
           Risk free interest rate                     5%
           Expected life of option               10 years


At March 31, 2007, the Company had the following outstanding convertible notes payable:

           Convertible notes payable - related party        $250,000
                                                          ----------
           Total convertible notes payable                  $250,000
                                                          ==========

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007



At March 31, 2007, the Company had the following outstanding accrued interest payable for all convertible and non-convertible debt instruments:

 Convertible notes payable - related party - accrued interest $ 40,864 Interest accrued on Notes Payable and Lines of Credit 108,529 Interest accrued on non-convertible related note (see Note 3(B))
                                                                           2,512
                                                                   ------------
 Total accrued interest payable, Convertible notes                  $ 151,905
                                                                   ============


(B)      Notes Payable

Notes payable at March 31, 2007 consisted of the following:

        In December 2006 the Company  borrowed an aggregate  $4,750,000  from a related party,
        Baena  Advisors,  LLC  ("Baena"),  evidenced by a promissory  note.  Baena is owned by
        Sean  Wolfington,  the brother of our Chief Executive  Officer and Chairman.  Interest
        on the note is  payable  monthly  and  bears  interest  at 30-day  LIBOR  plus 13% per annum.  Monthly  payments  consist of  interest  only with the full amount of the note
        due at the end of the two year term.                                                              $4,750,000

        In  December  2006  the  Company  borrowed  an  aggregate  $2,525,000  evidenced  by a promissory  note.  Interest  on the note is payable  monthly  and bears  interest at a rate of 12.75% per annum.  Monthly  payments  consist of  interest  only with the full
        amount of the note due at the end of the two year term.                                            2,525,000

        On September  10, 2004,  the Company  borrowed  $210,000  from a family  member of our chief executive  officer to pay an advance on commissions to a casino.  The note bears interest  at 10% per annum and is payable  monthly,  beginning  October  1, 2004.  The principal  amount of this note is repayable in monthly payments payable on the 1st day of each  month  commencing  with the  second  month  following  the month in which the
        Company commences  operations at the casino.  As additional  15,000  consideration for extending  the  principal  amount  of this loan to the  Company,  the  Company  issued warrants to purchase  50,000 of the  Company's  common  stock at an exercise  price of
        $0.33 per share. In March 2006 the Company  recorded  additional  interest  expense of
        $9,300 on this note related to the  warrants.  During the first  quarter of 2007,  the
        Company repaid this related party $15,000 in connection with this promissory note.                    15,000

        Notes Payable                                                                                     $7,290,000

During the first quarter of 2007, the Company reflected aggregate principal repayments of $15,000 for all non-convertible promissory notes.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007

4. CAPITAL LEASES

Capital lease obligations at March 31, 2007 consisted of the following:

        Obligation  under  capital  lease,   imputed  interest  rate  at  12.78%;  due  May  2007;
        collateralized by equipment                                                                           20,482

        Obligation  under  capital  lease,  imputed  interest  rate at 8.21%;  due December  2009;
        collateralized by equipment                                                                           27,958

        Obligation  under  capital  lease,  imputed  interest  rate at 8.21%;  due December  2009;
        collateralized by equipment                                                                           27,958

        Obligation  under  capital  lease,  imputed  interest  rate  at  7.95%;  due  March  2010;
        collateralized by equipment                                                                           59,208

        Obligation  under  capital  lease,   imputed  interest  rate  at  8.3%;  due  March  2010;
        collateralized by equipment                                                                           10,704

        Obligation  under  capital  lease,  imputed  interest  rate  at  11.63%;  due  July  2010;
        collateralized by equipment                                                                           20,943

        Obligation  under  capital  lease,   imputed  interest  rate  at  9.74%;  due  July  2010;
        collateralized by equipment                                                                           53,602

        Obligation  under  capital  lease,  imputed  interest  rate at  14.53%;  due  March  2011;
        collateralized by equipment                                                                           10,738

        Obligation  under  capital  lease,  imputed  interest  rate at  15.15%;  due  March  2011;
        collateralized by equipment                                                                           42,537

        Obligation  under  capital  lease,  imputed  interest  rate  at  8.61%;  due  April  2011;
        collateralized by equipment                                                                           44,502

        Obligation  under  capital  lease,  imputed  interest  rate  at  8.61%;  due  April  2011;
        collateralized by equipment                                                                           27,751

        Obligation  under  capital  lease,  imputed  interest  rate  at  8.61%;  due  March  2011;
        collateralized by equipment                                                                           53,990

        Obligation  under  capital  lease,  imputed  interest  rate  at  8.61%;  due  March  2011;
        collateralized by equipment                                                                           22,136

        Obligation  under  capital  lease,  imputed  interest  rate at  8.25%;  due  August  2011;
        collateralized by equipment                                                                          131,679

        Obligation  under capital  lease,  imputed  interest rate at 5.060%;  due September  2011;
        collateralized by equipment                                                                          100,063

        Obligation  under  capital  lease,  imputed  interest  rate at 8.33%;  due  October  2011;
        collateralized by equipment                                                                           19,301

        Obligation  under  capital  lease,  imputed  interest rate at 8.23%;  due September  2011;
        collateralized by equipment                                                                           19,331

        Less: current maturities                                                                           (219,684)
                                                                                                    -----------------
        Long term obligation, net of current portion                                                         473,199
                                                                                                    =================

5. DUE TO OFFICER

During the first quarter of 2007, the Company issued a note to its CEO totaling $175,000. The note was issued in lieu of cash payment of the CEO's 2006 guaranteed bonus, which was accrued over the course of the fiscal year. This loan and other notes to our CEO bear interest at 10%, are unsecured and due on demand. The outstanding principal and related accrued interest balance at March 31, 2007 was $283,417. Of the total, $2,385 represented accrued interest payable.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007
6. LINES OF CREDIT

Lines of credit at March 31, 2007 consisted of the following:

        Line of credit, interest is payable monthly at 9% per annum, the line is unsecured
        and due on demand.  This line has been established with one of our casino customers.          $922,827

        Line of credit,  non-interest  bearing,  the line is unsecured and due on demand. This
        line has been established with one of our casino customers.                                  1,052,431

        Line of credit, the line is unsecured and due on demand. The Company pays a fixed stated amount of interest totaling $1,000 per month. The payments are recorded and charged to interest expense. This line has been established with one of our casino customers. At March 31, 2007, the Company had recorded related accrued interest payable of $1,000 in connection with this line of credit. 426,430
                                                                                                ---------------

        Lines of Credit                                                                             $2,401,688
                                                                                                ===============

7. STOCKHOLDERS' DEFICIT

         Three Months Ended March 31, 2007

(A)      Common Stock Issuances

         (1)      Cash

         None

         (2)      Services

         In February 2007, the Company issued 1,833 shares of common stock to employees for services rendered in lieu of cash bonueses otherwise due. The Company valued the shares at the fair price on the date of issuance which was $0.54 per share based on the quoted closing trading price and recorded non-cash compensation expense of $990.

         (3)      Exercise of Options/Warrants

         In February 2007, 2 directors exercised 200,000 options at $0.01 per share. The Company received proceeds of $2,000 from the transaction and issued 200,000 shares of common stock.

         In February 2007, our CFO/COO exercised 12,500 warrants at $0.01 per share. The Company received proceeds of $125 from the transaction and issued 12,500 shares of common stock.

         In March 2007, a former employee exercised 12,500 options at $0.33 per share. The Company received proceeds of $4,125 from the transaction and issued 12,500 shares of common stock.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007

(B)      Accrued Penalty Shares

         At March 31, 2007, pursuant to the terms of a prior common stock offering with registration rights, the Company has accrued penalties in the amount of 142,500 shares. The Company has valued these shares at $81,048 based on the quoted closing trading price every two weeks when the penalty accrues. The fair value of the penalty has been recorded as a component of accrued expenses. The penalty shares have ceased accruing in February 2006.

(C)      Stock Options

         The Company follows SFAS No. 123(R) for all share based payment awards. The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option pricing model. The following is a summary of all stock option and warrant activity with employees and non-employees during 2007:

         (1)      Option Grants - Employees

         In February 2007, 500,000 options at an exercise price of $0.38 per share were issued to the Company's CFO/COO according to his employment agreement. 250,000 options vest July 1, 2007 and 250,000 options vest December 31, 2007.

         In February 2007, 100,000 options at an exercise price of $0.38 per share were issued to an employee and vested immediately. The Company valued these shares using the Black-Scholes valuation model at $52,000 and accordingly booked a non-cash compensation expense in the same amount.

         In March 2007, 400,000 options at an exercise price of $0.01 per share were issued to our non-employee directors. The Company valued these shares using the Black-Scholes valuation model at $246,800 and accordingly booked a non-cash compensation expense in the same amount.

         In March 2007, 265,000 options at an exercise price of $0.38 per share were issued to 5 employees. The Company valued these shares using the Black-Scholes valuation model at $158,205 and accordingly booked a non-cash compensation expense in the same amount.

         (2)      Options/ Warrants Exercised - Employees

         In February 2007, 2 directors exercised 200,000 options at $0.01 per share. The Company received proceeds of $2,000 from the transaction and issued 200,000 shares of common stock.

         In February 2007, our CFO/COO exercised 12,500 warrants at $0.01 per share. The Company received proceeds of $125 from the transaction and issued 12,500 shares of common stock.

         (3)      Option Forfeitures - Employees

         None

         (4)      Weighted Average Assumptions for 2007 Option Grants -
                  Employees

         None

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007

         Employee stock option activity for the three months ended March 31, 2007 are summarized as follows:

                                        Number of            Weighted
                                                                         Average
                                         Shares           Exercise Price

Outstanding at December 31, 2006       7,960,780                $ .10
         Granted                       1,265,000                  .01
         Exercised                     (200,000)                  .01
         Canceled/Expired                     --                   --
                                     ----------------    -----------------
Outstanding at March 31, 2007          9,025,780                $ .10
                                     ================    =================


The following table summarizes the Company's employee stock options outstanding at March 31, 2007:

                                                            Options Outstanding

Range of                                                   Weighted Average Remaining   Weighted Average
Exercise Price                        Number                          Life               Exercise Price
--------------                        ------                          ----               --------------
             .01                    7,245,780                     6.76-9.75                  .01
         .26-.33                      315,000                     0.75-9.64                  .28
         .38-.42                    1,065,000                     7.21-9.92                  .21
         .70-.77                      212,500                     7.09-7.81                  .75
       2.00-2.28                      187,500                     6.17-6.59                 2.11
                             ---------------------                                     -------------------
                                    9,025,780                                                .10
                             =====================                                     ===================

At March 31, 2007, 9,025,780 stock options are exercisable with a weighted average exercise price of $.10 except 500,000 at $0.01.

(D)      Warrants

         (1)      Warrant Grants - Consultants

         In January 2007, the Company issued 300,000 warrants to purchase the Company's stock at an exercise price of $0.35, $0.37 and $0.70 respectively per share to a consultant for services rendered. According to the issuance 300,000 warrants at $0.35 vested January 31, 2007, 300,000 warrants at $0.37 vest January 31, 2008 and the remaining 300,000 warrants at $0.70 will vest January 31, 2009. The Company valued the 300,000 vested shares at $127,800 and accordingly booked a non-cash compensation expense in the same amount.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007

Warrant activity for the period ended March 31, 2007 is summarized as follows:


                                           Number of         Weighted Average
                                             Shares           Exercise Price

     Outstanding at December 31, 2006      3,565,000                 $ 1.3
                                        -----------------    ------------------
              Granted                        900,000                   .12
              Exercised                      (12,000                   .01
              Canceled                      (375,000                  4.00
                                        -----------------    ------------------
     Outstanding at March 31, 2007         4,077,500                 $0.64
                                        =================    ==================

                                                                Warrants Outstanding

     Range of                                            Weighted Average Remaining       Weighted Average Exercise
     Exercise Price                    Number                        Life                           Price

                 .01                   2,277,500                    5.72-9.75                         .01
             .30-.36                     870,000                    2.45-8.05                         .23
                 .40                      15,000                         8.51                         .40
                 .44                      15,000                         8.51                         .44
              .47-51                      30,000                    8.43-8.51                         .49
                 .70                     300,000                         9.85                         .00
                1.00                      75,000                         1.25                        1.00
                2.40                     112,500                    1.58-6.01                        2.40
            4.00-.00                     382,500                     .50-1.25                        5.35
                                 --------------------
                                       4,077,500
                                 ====================


All outstanding warrants are exercisable at March 31, 2007 except 300,000 at $0.37 vesting in January 2008 and 300,000 at $0.70 vesting in January 2009.

8. COMMITMENTS AND CONTINGENCIES

(1)      Operating Leases

In connection with converting all of the Available Money ATM's, the Company now pays rent to various mall properties where it has ATM machines. These monthly rents average $22,500 per month.

The Company is party to a 39-month lease agreement pursuant to which it rents office space in Pennsylvania at a monthly rent of $2,635. This Lease expires February 2008.

The Company's total rent expense under operating leases was $85,125 and $125,594 for the three months ended March 31, 2007 and 2006, respectively.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007
(2)      Casino Contracts

The Company operates at a number of Native American owned gaming establishments under contracts requiring the Company to pay a rental fee to operate at the respective gaming locations.

Typically, the fees are earned by the gaming establishment over the life of the contract based on one of the following scenarios:

          (A) A dollar amount, as defined by the contract, per transaction volume processed by the Company.

          (B) A percentage of the Company's profits at the respective location.

As of March 31, 2007 the Company has recorded $540,474 of accrued commissions on casino contracts.

Pursuant to the contracts, the Native American owned casinos have not waived their sovereign immunity.

(3)       Employment Agreements (A) CEO
                  (1)      Employment Agreement

                  In January 2004, the Company entered into a five-year employment agreement with its Chairman, President and Chief Executive Officer. In addition to an annual salary of $350,000 per year (subject to annual increases at the discretion of the Board of Directors ) (the "Base Salary"), the employment agreement provides for a $200,000 signing bonus, a guaranteed bonus equal to 50% of his Base Salary in any calendar year (the "Guaranteed Bonus" ) and a discretionary incentive bonus of up to 50% of his Base Salary in any calendar year pursuant to a bonus program to be adopted by the Board of Directors (the "Incentive Bonus"). Pursuant to his employment agreement, the officer is entitled to fringe benefits including participation in retirement plans, life insurance, hospitalization, major medical, paid vacation, a leased automobile and expense reimbursement. Effective March 2006, the Company amended the executive's agreement to reduce his guaranteed bonus for 2005 from 50% of his salary to 12.5% of his salary. At December 31, 2006, the Company had accrued $175,000 for the 2006 bonus.

                  (2)      Commissions Payable

                  The Company pays sales commissions to sales persons closing various contracts. The CEO was paid $2,017 in sales commissions for the first three months of 2007.

         (B) CFO/COO

                  In March 2007, the Company entered into an amended and restated employment agreement, dated March 1, 2007 which amended and restated the employment agreement, dated June 14, 2005, by and between the Company and its Chief Financial Officer. Mr. Walsh serves as the Company's Chief Financial Officer and Chief Operating Officer.

                  The term of the Employment Agreement was retroactive to December 31, 2006 and continues until the earlier of CFO's death or termination by either the Company or the CFO. The CFO/COO annual salary is than $170,000. Upon termination of the Employment Agreement within six (6) months following a change in control of the Company either by the Company without cause or by the CFO/COO, the CFO/COO will receive severance pay equal to one year's salary.

                  In addition, the CFO was granted options to purchase 500,000 shares of the Company's common stock with an exercise price of $.38 per share. The Options have a term of ten years and are exercisable as follows: (i) options to purchase 250,000 shares of the Company's common stock are exercisable on July 1, 2007; and (ii) options to purchase 250,000 shares of the Company's common stock are exercisable on December 31, 2007, in each case as long as the CFO is employed by the Company. The Options are immediately exercisable following a change in control of the Company. If CFO's employment by the Company is terminated by the Company without good cause or CFO elects early termination with good reason, all unvested Options automatically vest.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007


(4)      Litigation

On or about October 14, 2004, Lake Street Gaming, LLC ("Lake Street") filed a Complaint against iGames Entertainment, Inc. and Money Centers of America, Inc. ("MCA") (collectively referred to hereinafter as "iGames") in the United States District Court for the Eastern District of Pennsylvania, alleging that iGames breached an Asset Purchase Agreement ("APA") that the parties executed on or about February 14, 2003. By virtue of the APA, Lake Street sold to iGames all of Lake Street's right, title and interest in a casino game called "Table Slots." Lake Street alleges that it is entitled to additional compensation for the game.

The parties in this matter reached a settlement in principal which is in the drafting stage. The court, having been notified of the settlement, dismissed the action on March 12, 2007. Pursuant to the terms of the settlement agreement, Money Centers of America, Inc. ("MCA") will pay Lake Street Gaming, LLC ("Lake Street") a total of $160,000. Under the agreement reached, MCA will make an initial payment of $30,000 followed by monthly payments of $4,333 for thirty
(30) months. The settlement also requires that certain stock be held in escrow and has a contingency for early payment.

On or about October 26, 2006, Money Centers of America, Inc. ("MCA") served a demand for arbitration on The Campo Band of Kumeyaay Indians d/b/a The Golden Acorn Casino (the "Casino") and on Ralph Goff, the tribe Vice Chairman, individually, and requested that the Casino and Mr. Goff consent to the jurisdiction of the JAMS arbitrator in Philadelphia. MCA filed the demand to recover damages it suffered as a result of having its Financial Services Agreement wrongfully terminated by the Casino and from being evicted from the Casino without sufficient notice. The Casino has refused to consent to the jurisdiction of JAMS (i.e., the chosen arbitration service) in Philadelphia.

On or about March 1, 2007, the Casino served MCA with a demand for arbitration which it purportedly filed with JAMS in San Diego, California. The Casino allegedly seeks in excess of $922,826 in damages which it claims resulted from MCA's breach of the same Financial Service Agreement that MCA alleges was wrongfully terminated. MCA has not consented to the jurisdiction of JAMS in San Diego, California.

On March 2, 2007, the trial of Ameristar Casino v. Money Centers of America and Available Money was held in Gilpin County District Court. Ameristar Casino alleged that they permitted Defendants to operate their ATM's on its property and that Defendants never paid the plaintiff the agreed-upon fee structure for those ATM's. Ameristar Casino alleged that Defendants breached their agreement with Plaintiff by refusing to make payments for the ATM's on casino premises in January and February, 2005. In addition, Ameristar Casinos also alleged that Defendants' ATM's on casino premises in January and February, 2005 generated revenue which conferred a benefit on Defendants that would be inequitable for Defendants to retain without payment of its value to Plaintiff. The one-day trial concluded on March 2, 2007. The Court ruled in favor of Money Centers on the Plaintiff's breach of contract claim. The Court ruled against money Centers on the Plaintiff's unjust enrichment claim and a judgment was entered in the amount of $56,879 plus statutory interest in favor of the Ameristar Casinos. With interest through March 20, 2007 the value of the debt owed by Money Centers of America as a result of the judgment is $67,019. The advisability of appeal is being considered. The exposure to further loss on appeal is interest on the judgment at 9% compounded annually while the appeal is pending, assuming the verdict is not reversed.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007


On or about November 8, 2006, Plaintiffs GFM LLC, The Grove Cinemas, LLC and the Commons at Calabasas, LLC (collectively, "Plaintiffs") filed a Complaint against Available Money, Inc. and Money Centers of America (collectively, "MCA"), alleging that MCA breached lease agreements executed on February 15, 2002 and January 7, 2004. Under the agreements, MCA rented from Plaintiffs a portion of certain locations for purposes of an ATM machine. Due to Money Centers' acquisition of Available Money, Inc, the original party to the lease, Plaintiffs allege that the transfer was "unpermitted" and therefore a breach of the lease. This case has just entered the discovery stage and a trial date has not been set.

9. CUSTOMER CONCENTRATIONS

For the three months ended March 31, 2007, approximately 64% of total revenues were derived from operations at two full service casinos. One other customer represented approximately 11% of our total revenues for the three months ended March 31, 2007.

10. CASH RENTAL PROGRAM AND RELATED INTEREST EXPENSE

Included in interest expense are monies owed to an unrelated vendor for interest charges. The interest is based on the amount of cash in the Company's Available Money ATM machines and network and is calculated on a daily basis. The balance of this cash funded by the bank in the Company's ATM machines at March 31, 2007 was approximately $835,000. The interest rate on the $835,000 is prime plus zero. Effectively the Company rents this cash. The Company does not reflect this cash as an asset or the loan as a liability on its balance sheet at March 31, 2007. Interest expense from this cash was $33,512 for the three months ended December 31, 2007.

11. GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit of $1,283,611 a stockholders' deficit of $5,767,858 and an accumulated deficit of $22,043,560 at March 31, 2007. The Company also reflected a net loss of $1,223,392 and net cash used in operations of $479,084, for the three months ended March 31, 2007. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management is in the process of implementing its business plan. Additionally, management is actively seeking additional sources of capital, but no assurance can be made that capital will be available on reasonable terms. Management believes the actions it is taking allow the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

12. SUBSEQUENT EVENTS

None.

                         MONEY CENTERS OF AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2007


Until September ___, 2007, all dealers that effect transaction in these securities, whether or not participants in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.
No dealer, salesman or any other person       MONEY CENTERS OF AMERICA, INC.
has been authorized to give any
information or to make any                    9,434,086 SHARES OF
representations other than those                   COMMON STOCK
contained in this prospectus in
connection with the offer made by this
prospectus and, if given or made, such
information or representations must not
be relied upon as having been
authorized by Money Centers of
America, Inc. This prospectus does not                 _____________
constitute an offer to sell or solicitation
of an offer to buy any securities in any               PROSPECTUS
jurisdiction in which such offer or
solicitation is not authorized, or in                  ______________
which the person making such offer or
solicitation is not qualified to do so, or
to any person to whom it is unlawful to
make such offer or solicitation.  Neither
the delivery of this prospectus nor any
sale made hereunder shall, under any
circumstances, create any implication                  June 21, 2007
that there has been no change in the
affairs of Money Centers of America,
Inc. or that information contained
herein is correct as of any time
subsequent to the date hereof.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers

         The Money Centers certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by Money Centers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

         "Section 145. Indemnification of officers, directors, employees and agents; insurance.

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Paragraph B of Article Seventh of our amended and restated certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."


         Item 25.  Expenses of Issuance and Distribution.

         The following table sets forth the costs and expenses payable by us in connection with the offer and sale of the shares of our common stock being registered by this registration statement. All amounts are estimates except for the SEC registration fee:

                    Item            Amount Payable by the Company

SEC Registration Fee                         207
Printing and Engraving Expenses            1,000
Legal Fees and Expenses                   15,000
Accounting Fees and Expenses               5,000
Blue Sky Fees and Expenses                 1,000
Miscellaneous Expenses                     2,793
                                   -------------------
         Total                            25,000

         Item 26.  Recent Sales of Unregistered Securities.


         Recent Sales of Unregistered Securities and Use of Proceeds


         The following is a summary of transactions during the preceding three years involving sales of our securities that were not registered under the Securities Act of 1933.


         In May 2004, we issued 62,500 shares of restricted common stock to one of our executive employees, pursuant to the terms of the executive's employment contract. The company valued those shares at $.70 per share, the fair market value on the date of the grant.


          $2,000,000 of the Available Money purchase price was paid by tender of an aggregate of 1,470,590 shares of common stock to the previous shareholders of Available Money in April 2004. The terms of the Stock Purchase Agreement allow for certain purchase price adjustments. As a result, all of these shares of common stock were cancelled prior to December 31, 2004.


         On September 10, 2004, the Company borrowed $210,000 from an affiliate of our chief executive officer to pay an advance on commissions to a new casino customer. In connection with this note, the Company issued the lender warrants to purchase 50,000 shares of our common stock at an exercise price of $.33 per share. In the event that the principal amount of this loan plus all accrued interest thereon is paid in full on or before March 1, 2006, then the Company shall have the right to cancel warrants to purchase 25,000 shares.


         In October 2004, the Company granted options to purchase 100,000 shares of its common stock at an exercise price of $.35 per share to its former president in connection with the termination of his employment agreement. These securities were issued pursuant to Section 4(2) of the Securities Act.


         In December 2004, the Company granted options to purchase 150,000 shares of its common stock at an exercise price of $.01 per share to the owners of a software development company as partial consideration for software development services The company valued these options at $81,000 or $.54 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.


         Pursuant to the Merger Agreement between the company and iGames, the holders of each share of iGames' common stock received one share of the company's common stock, and each holder of shares of iGames' Series A Convertible Preferred Stock received 11.5 shares of the company's common stock. Options and warrants to purchase iGames' common stock, other than warrants issued as part of the merger consideration in iGames' acquisition of the company (the "Merger Warrants"), were deemed options and warrants to purchase the same number of shares of the company's common stock with no change in exercise price. The Merger Warrants were canceled in exchange for 1.15 shares of the company's common stock for each share of common stock purchasable thereunder.


         Pursuant to the terms of a common stock offering with registration rights, the company has accrued penalties in the amount of 70,000 shares. The company has valued these shares at $45,323.


         In January 2005, we sold 984,314 shares of our common stock at $0.51 per share to three investors. These shares were sold pursuant to Rule 506 of Regulation D.


         From September to December 2005 we borrowed $725,000 from seven individuals, including our Chief Financial Officer ($25,000) and our Chief Executive Officer's uncle and brother ($250,000 each). These loans bear interest at 10% per annum with terms of nine months. Warrants to purchase an aggregate of 112,500 shares of our common stock at an exercise price of $0.01 per share were issued to our Chief Financial Officer (12,500 shares) and four unaffiliated lenders (100,000 shares).

         From March to May 2006 we borrowed $75,000 from our Chief Executive Officer's father. These loans bear interest at 10% per annum with terms of nine months. Warrants to purchase an aggregate of 37,500 shares of our common stock at an exercise price of $0.01 per share were issued to the lender.


         In August 2006 we sold 4,800,000 shares of our common stock at $0.25 per share to 14 investors. These shares were sold pursuant to Rule 506 of Regulation D.

         In December 2006 we issued warrants to purchase 2,000,000 shares of our common stock at an exercise price of $0.01 per share to a new lender in connection with a $4,750,000 credit facility in a transaction under Section 4(2) of the Securities Act.


         Item 27. Exhibits.

         (a) The following Exhibits are filed as part of this report.

 Exhibit Number    Description

       2 Agreement and Plan of Merger dated as of August 10, 2004 by and between iGames Entertainment, Inc. and Money Centers of America, Inc. (incorporated by reference to Exhibit 2 of Current Report on Form 8-K12g-3 filed on October 19, 2004).

       3.1 Amended and Restated Certificate of Incorporation of Money Centers of America, Inc. (incorporated by reference to Exhibit
               3.1 of the Current  Report on Form 8-K12g-3  filed on October 19,
               2004).

       3.2 Amended and Restated By-laws of Money Center of America, Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K12g-3 filed on October 19, 2004).

       4.1 Form of Baena Warrant (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K filed January 8, 2007)

       5 Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP as to the legality of the shares of common stock being registered (incorporated by reference to Exhibit 5 to Registration Statement on Form SB-2 filed February 2, 2007 (file no. 333-138150)).

       10.1 Amended and Restated 2003 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of Form 10-KSB filed on July 13, 2004)

       10.2 Employment Agreement dated as of January 2, 2004 by and between iGames Entertainment, Inc. and Christopher M. Wolfington (incorporated by reference to Exhibit 10.1 of Form 10-KSB filed on July 13, 2004).

       10.3 Amendment to Employment Agreement dated as of March 20, 2006 by and between Money Centers of America, Inc. and Christopher M. Wolfington (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2006 filed on May 22, 2006).

       10.3 Amended and Restated Employment Agreement dated as of March 1, 2007, but effective December 31, 2006 by and between Money Centers of America, Inc. and Jason P. Walsh.

       10.4 Credit and Security Agreement dated December 28, 2006 between Money Centers of America, Inc. and Baena Advisors, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 8, 2007).

       10.5 $4,750,000 Promissory Note dated December 28, 2006 from Money Centers of America, Inc. to Baena Advisors, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed January 8, 2007).

       10.8 Amendment to Credit and Security Agreement dated December 28, 2006 between Money Centers of America, Inc. and Mercantile Capital, L.P. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed January 8, 2007).

Exhibit Number    Description

       10.9 $2,525,000 Amended and Restated Promissory Note dated December 28, 2006 from Money Centers of America, Inc. to Mercantile Capital, L.P. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed January 8, 2007).

       10.10 Software Development Agreement effective September 1, 2004 by and between Money Centers of America, Inc. and IntuiCode LLC. (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form SB-2 filed on February 14, 2004 (File No. 333-122819)

       21      Subsidiaries of Money Centers of America, Inc.

       23.1    Consent of Sherb & Co. dated May 9, 2007.

       23.2 Consent of Klehr, Harrison, Harvey, Branzburg & Ellers LLP as to the legality of the shares of common stock being registered (included in Exhibit 5).

         Item 28.  Undertakings.


         (a) We shall undertake to:


                  (1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:


                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereof); and


                           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


                  (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.


         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to any provisions contained in our Articles of Incorporation, By-Laws, or otherwise, we have been advised that in the opinion of the Security and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


         (c) We further undertake that:


                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.


                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of King of Prussia, Pennsylvania on June 21, 2007.

                         Money Centers of America, Inc.

                        By: /s/ Christopher M. Wolfington
                           -------------------------------------
                             Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher M. Wolfington as his true and lawful attorney-in-fact, with full power of substation and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

         In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


Date:  June 21, 2007     /s/ Christopher M. Wolfington
                         ---------------------------------------------------
                            Christopher M. Wolfington
                         Chief Executive Officer and Director

Date:  June 21, 2007     /s/ Jason P. Walsh
                         ---------------------------------------------------
                         Jason P. Walsh
                         Chief Financial Officer (principal financial
                         officer and principal accounting officer)


Date:  June 21, 2007     /s/ Jeremy Stein
                         ---------------------------------------------------
                         Jeremy Stein
                         Director


Date:  June 21, 2007
                         ---------------------------------------------------
                         Dennis Gomes
                         Director


Date:  June 21, 2007
                         ---------------------------------------------------
                         John Ziegler, Jr.
                         Director


Date:  June 21, 2007     /s/ Jonathan Robinson
                         ---------------------------------------------------
                         Jonathan Robinson
                         Director

                                   EXHIBIT "A"

                             OPTION AWARD AGREEMENT